Filed pursuant to Rule 424(b)(3)
                                                     Registration No. 333-131748

PROSPECTUS SUPPLEMENT NO. 2
TO PROSPECTUS DATED MARCH 1, 2006


                         MEDICAL MEDIA TELEVISION, INC.



                             UP TO 60,202,003 SHARES

                                  COMMON STOCK


         This prospectus supplement supplements information contained in the prospectus dated March 1, 2006 relating to the offer and sale by the selling shareholders identified in the prospectus of up to 60,202,003 shares of our common stock. This prospectus supplement includes our attached Quarterly Report on Form 10-QSB, which was filed with the U.S. Securities and Exchange Commission on August 21, 2006.

         The information contained in such report is dated as of the date of such report. This prospectus supplement should be read in conjunction with the prospectus dated March 1, 2006, which is to be delivered with this prospectus supplement. This prospectus supplement is qualified by reference to the prospectus except to the extent that the information in this prospectus supplement updates and supersedes the information contained in the prospectus dated March 1, 2006, including any supplements or amendments thereto.

         INVESTING IN THE SHARES INVOLVES RISKS AND UNCERTAINTIES. SEE "RISK FACTORS" BEGINNING ON PAGE 10 OF THE PROSPECTUS DATED MARCH 1, 2006.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

           The date of this prospectus supplement is August 25, 2006.

--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-QSB

(Mark One)

|X| QUARTERLY REPORT UNDER SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended June 30, 2006

|_|   TRANSITION REPORT UNDER SECTION 13 OR 15(d) OF THE EXCHANGE ACT

              For the transition period from________ to ___________

                         Commission File No. 333-105840

                         MEDICAL MEDIA TELEVISION, INC.
        (Exact Name of Small Business Issuer as Specified in Its Charter)

                  Florida                                                                  59-3645932
                  -------                                                                  ----------
(State or Other Jurisdiction of Incorporation or Organization)                  (I.R.S. Employer Identification No.)

                           8406 Benjamin Road, Suite C
                              Tampa, Florida 33634
                              --------------------
                    (Address of Principal Executive Offices)

                                 (813) 888-7330
                                 --------------
                           (Issuer's Telephone Number)

--------------------------------------------------------------------------------
              (Former Name, Former Address and Former Fiscal Year,
                         if Changed Since Last Report)

Check whether the issuer (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.
                                 Yes |X| No |_|

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
                                 Yes |_| No |X|

The number of shares outstanding of the Registrant's common stock as of August 11, 2006 was 21,117,136.

Transitional Small Business Disclosure Format:
                                 Yes |_| No |X|

PART I - FINANCIAL INFORMATION

Item 1.           Financial Statements.

In the opinion of management, the accompanying unaudited consolidated financial statements included in this Form 10-QSB reflect all adjustments (consisting only of normal recurring accruals) necessary for a fair presentation of the results of operations for the periods presented. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year.

Accountants' Review Report                                                                       3

Consolidated Balance Sheets as of June 30, 2006 and December 31, 2005                            4

Consolidated Statements of Operations for the three and six months ended
June 30, 2006 and 2005, and from inception (October 2, 1989) through June 30, 2006               5

Consolidated Statements of Changes in Stockholders' Equity from inception (October 2, 1989)
through June 30, 2006                                                                            6

Consolidated Statements of Cash Flows for the three and six months ended
June 30, 2006 and 2005, and from inception (October 2, 1989) through June 30, 2006               7

Notes to the Consolidated Financial Statements                                                 8-21

                         BAUMANN, RAYMONDO & COMPANY PA
                         405 North Reo Street, Suite 200
                              Tampa, Florida 33609
                                 (813) 288-8826

             Report of Independent Registered Public Accounting Firm

Board of Directors
Medical Media Television, Inc.
Tampa, Florida

We have reviewed the accompanying consolidated balance sheet of Medical Media Television, Inc. as of June 30, 2006, and the related consolidated statements of operations, stockholders' equity and cash flows for the three month periods then ended. These consolidated financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to such consolidated financial statements for them to be in conformity with U.S. generally accepted accounting principles.

As discussed in Note A, the Company has been in the development stage since its inception on October 2, 1989. Realization of a major portion of its assets is dependent on the Company's ability to meet its future financing requirements, and the success of its future operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Baumann, Raymondo & Company PA
BAUMANN, RAYMONDO & COMPANY PA
August 21, 2006

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                           CONSOLIDATED BALANCE SHEET


                                                                                  June 30,            December 31,
                                                                                    2006                 2005
                                                 ASSETS                           Unaudited             Audited
                                                                                 -----------          -----------
Current assets:
      Cash                                                                       $    51,748          $    75,248
      Accounts receivable                                                             15,036                   --
      Prepaid expenses and other current assets                                       83,930               36,010
                                                                                 -----------          -----------
           Total current assets                                                      150,714              111,258
                                                                                 -----------          -----------
Fixed assets:
      Computer equipment                                                              20,728               19,585
      Leasehold improvements                                                           6,196                6,196
                                                                                 -----------          -----------
                                                                                      26,924               25,781
      Less accumulated depreciation                                                  (14,838)             (11,180)
                                                                                 -----------          -----------
                                                                                      12,086               14,601
                                                                                 -----------          -----------
Other assets:
      Goodwill                                                                     1,271,037            1,271,037
      Intangible assets                                                              260,417              300,000
      Security deposits                                                                7,596                7,596
                                                                                 -----------          -----------
           Total other assets                                                      1,539,050            1,578,633
                                                                                 -----------          -----------
           Total assets                                                          $ 1,701,850          $ 1,704,492
                                                                                 ===========          ===========

                                  LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
      Accounts payable                                                           $   563,810          $   530,175
      Accrued expenses and other current liabilities                                 671,489              512,899
      Deferred revenue                                                                32,448               22,485
      Notes payable to stockholders                                                2,906,467            1,496,437
                                                                                 -----------          -----------
           Total current liabilities                                               4,174,214            2,561,996
                                                                                 -----------          -----------
Long-term liabilities
      Note payable to stockholder                                                         --              250,000
      Deferred revenue                                                                 8,698               17,985
                                                                                 -----------          -----------
           Total long-term liabilities                                                 8,698              267,985
                                                                                 -----------          -----------
           Total liabilities                                                       4,182,912            2,829,981
                                                                                 -----------          -----------
      Stockholders' deficit:
         Preferred stock - no par value; 25,000,000 shares authorized;
           1,682,044 Series A Zero Coupon, shares issued and outstanding,
           2,612,329 Series B Zero Coupon, shares issued and outstanding,
           and 8,627 Series C Zero Coupon, shares issued and outstanding           4,303,000            4,303,000
         Common stock - par value $.0005; 100,000,000 shares authorized;
           21,117,136 and 20,725,104 shares issued and outstanding at
           June 30, 2006 and December 31, 2005 respectively                           10,558               10,363
         Additional paid-in capital                                                1,220,830            1,098,438
         Accumulated deficit during development stage                             (8,015,450)          (6,537,290)
                                                                                 -----------          -----------
            Total stockholders' deficit                                           (2,481,062)          (1,125,489)
                                                                                 -----------          -----------
            Total liabilities and stockholders' deficit                          $ 1,701,850          $ 1,704,492
                                                                                 ===========          ===========


               The accompanying footnotes are an integral part of
                    these consolidated financial statements.

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
            FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2006 AND 2005
                FROM INCEPTION (OCTOBER 2, 1989) to JUNE 30, 2006



                                                          June 30, 2006                   June 30, 2005
                                                  -----------------------------    ----------------------------        From
                                                  For the Three     For the Six    For the Three    For the Six    Inception to
                                                   Months Then      Months Then     Months Then     Months Then      June 30,
                                                      Ended            Ended           Ended           Ended           2006
                                                   ------------    ------------    ------------    ------------    ------------
Revenues, net                                      $    129,053    $    184,173    $     30,062    $     49,311    $    384,705

Cost of revenues                                         33,735          49,659          11,552          20,880          93,390
                                                   ------------    ------------    ------------    ------------    ------------
Gross profit                                             95,318         134,514          18,510          28,431         291,315
                                                   ------------    ------------    ------------    ------------    ------------
Operating expenses:
  DVD production costs                                   74,004         136,034          40,604          77,123         660,100
  General and administration                            230,001         610,376         241,897         414,467       3,879,036
  Sales and marketing                                   256,165         618,734          70,617         191,027       2,450,420
  Depreciation and amortization                          21,587          43,241           1,559           2,786         198,979
                                                   ------------    ------------    ------------    ------------    ------------
    Total operating expense                             581,757       1,408,385         354,677         685,403       7,188,535
                                                   ------------    ------------    ------------    ------------    ------------

Operating loss                                         (486,439)     (1,273,871)       (336,167)       (656,972)     (6,897,220)
                                                   ------------    ------------    ------------    ------------    ------------
Other income and (expense)
  Interest expense                                     (118,615)       (204,952)       (157,937)       (305,073)     (1,127,022)
  Interest income                                            70             174              --             951           2,039
  Other income                                               --             489              75             149           2,928
  Gain on sale of subsidiary                                 --              --              --              --           2,421
                                                   ------------    ------------    ------------    ------------    ------------
    Total other income (expense)                       (118,545)       (204,289)       (157,862)       (303,973)     (1,119,634)
                                                   ------------    ------------    ------------    ------------    ------------
Loss before extraordinary items                        (604,984)     (1,478,160)       (494,029)       (960,945)     (8,016,854)

  Gain on extinguishment of debt                             --              --              --              --           1,404
                                                   ------------    ------------    ------------    ------------    ------------
Loss before taxes                                      (604,984)     (1,478,160)       (494,029)       (960,945)     (8,015,450)

  Provision for income taxes                                 --              --              --              --              --
                                                   ------------    ------------    ------------    ------------    ------------
Net loss                                           $   (604,984)   $ (1,478,160)   $   (494,029)   $   (960,945)   $ (8,015,450)
                                                   ============    ============    ============    ============    ============
Net loss per share, basic and diluted              $      (0.03)   $      (0.07)   $      (0.38)   $      (0.73)   $      (6.12)
                                                   ============    ============    ============    ============    ============
Weighted average shares, basic and diluted           21,117,136      21,046,017       1,309,362       1,309,266       1,308,971
                                                   ============    ============    ============    ============    ============


               The accompanying footnotes are an integral part of
                    these consolidated financial statements.

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
        FOR PERIOD FROM INCEPTION (OCTOBER 2, 1989) THROUGH JUNE 30, 2006


                                                                                                        Additional
                                                  Preferred Stock                Common Stock             Paid-in
                                               Shares         Amount         Shares        Amount         Capital
                                            -----------    -----------    -----------    -----------    -----------
Issuance of $0.01 par value common
 shares to an individual for a note                  --    $        --          1,000    $       100    $     1,900
Payment of subscription receivable                   --             --             --             --             --
Stock split 2,000:1 and change par                   --             --             --             --             --
 value from $0.01 to $0.0005                         --             --      1,999,000            900           (900)
                                            -----------    -----------    -----------    -----------    -----------

Balance, December 31, 1996                           --             --      2,000,000          1,000          1,000

Repurchase of shares                                 --             --             --             --             --
Issuance of common stock                             --             --      2,476,000          1,238          3,762
                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 1997                           --             --      4,476,000          2,238          4,762
Net loss                                             --             --             --             --             --
                                            -----------    -----------    -----------    -----------    -----------

Balance, December 31, 1998                           --             --      4,476,000          2,238          4,762
                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 1999                           --             --      4,476,000          2,238          4,762
Shares issued in connection
 with merger with Y2K Recording, Inc.                --             --      1,025,000            513             --
Net income                                           --             --             --             --             --
                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2000                           --             --      5,501,000          2,751          4,762

Shares issued in connection
 with merger with Savage Mojo, Inc.                  --             --      8,000,000          4,000             --
Shares issued for services                           --             --         10,000              5            995
Contributed capital                                  --             --             --             --          5,672
Net loss                                             --             --             --             --             --
                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2001                           --             --     13,511,000          6,756         11,429

Series A shares sold in private placement        47,750         95,500             --             --             --
Retire treasury stock                                --             --     (1,725,000)          (863)        (4,137)
Shares issued as premium for notes                   --             --      2,939,553          1,470             --
Shares issued for Cohen employment
 agreement                                           --             --        748,447            374         74,471
Cancellation of outstanding stock
 returned by M. Klimes                               --             --     (4,000,000)        (2,000)            --
Shares issued for services                           --             --        312,000            156         31,044
Payment of subscription receivable                   --             --             --             --             --
Write off of subscription receivable
Net loss                                             --             --             --             --             --

                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2002                       47,750         95,500     11,786,000          5,893        112,807

Shares issued for services                           --             --         50,000             25          4,975
Series A shares sold in private placement        53,500        107,000             --             --             --
Series B shares sold in private placement         1,000          2,000             --             --             --
Net loss                                             --             --             --             --             --
                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2003                      102,250        204,500     11,836,000          5,918        117,782

Conversion of Series A to common               (101,250)      (202,500)       525,959            263        202,237
Cancellation and refund of Series B              (1,000)        (2,000)
Shares issued for services                           --             --        372,583            186        101,828
Shares issued for debt                               --             --        357,143            179        249,821
Net loss                                             --             --             --             --             --
                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2004                           --             --     13,091,685          6,546        671,668

Effects of 30: 1 reverse stock split                 --             --    (12,654,986)        (6,327)         6,327
Issuance of dividend shares                          --             --        872,779            436           (436)
Conversion of debt to preferred               4,303,000      4,303,000
Acquisition of African American
  Medical Network, Inc.                                                    19,415,626          9,708        420,879
Net loss                                             --             --             --             --             --
                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2005                    4,303,000      4,303,000     20,725,104         10,363      1,098,438

Shares issued for services                                                    246,195            122         98,355
Warrants exercised                                                            145,837             73         24,037
Net loss                                             --             --             --             --             --
                                            -----------    -----------    -----------    -----------    -----------
Balance, June 30, 2006                        4,303,000    $ 4,303,000     21,117,136    $    10,558    $ 1,220,830
                                            ===========    ===========    ===========    ===========    ===========

                                                          Accumulated
                                                         Deficit during        Treasury Stock
                                            Subscription   Development    --------------------------
                                             Receivable       Stage         Shares         Amount          Total
                                            -----------    -----------    -----------    -----------    -----------
Issuance of $0.01 par value common
 shares to an individual for a note         $    (2,000)   $        --    $        --    $        --    $        --
Payment of subscription receivable                1,885             --             --             --          1,885
Stock split 2,000:1 and change par                   --             --             --             --             --
 value from $0.01 to $0.0005                         --             --             --             --             --
                                            -----------    -----------    -----------    -----------    -----------

Balance, December 31, 1996                         (115)            --             --             --          1,885

Repurchase of shares                                 --             --     (1,725,000)        (5,000)        (5,000)
Issuance of common stock                         (5,000)            --              .             --             --
                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 1997                       (5,115)            --     (1,725,000)        (5,000)        (3,115)
Net loss                                             --         (2,867)            --             --         (2,867)
                                            -----------    -----------    -----------    -----------    -----------

Balance, December 31, 1998                       (5,115)        (2,867)    (1,725,000)        (5,000)        (5,982)
                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 1999                       (5,115)        (2,867)    (1,725,000)        (5,000)        (5,982)
Shares issued in connection
 with merger with Y2K Recording, Inc.                --             --             --             --            513
Net income                                           --            434             --             --            434
                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2000                       (5,115)        (2,433)    (1,725,000)        (5,000)        (5,035)

Shares issued in connection
 with merger with Savage Mojo, Inc.                  --             --             --             --          4,000
Shares issued for services                           --             --             --             --          1,000
Contributed capital                                  --             --             --             --          5,672
Net loss                                             --        (57,151)            --             --        (57,151)
                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2001                       (5,115)       (59,584)    (1,725,000)        (5,000)       (51,514)

Series A shares sold in private placement            --             --             --             --         95,500
Retire treasury stock                                --             --      1,725,000          5,000             --
Shares issued as premium for notes                   --             --             --             --          1,470
Shares issued for Cohen employment
 agreement                                           --             --             --             --         74,845
Cancellation of outstanding stock
 returned by M. Klimes                               --             --             --             --         (2,000)
Shares issued for services                           --             --             --             --         31,200
Payment of subscription receivable                5,000             --             --             --          5,000
Write off of subscription receivable                115                                                         115
Net loss                                             --       (498,888)            --             --       (498,888)
                                            -----------    -----------    -----------    -----------    -----------

Balance, December 31, 2002                           --       (558,472)            --             --       (344,272)

Shares issued for services                           --             --             --             --          5,000
Series A shares sold in private placement            --             --             --             --        107,000
Series B shares sold in private placement            --             --             --             --          2,000
Net loss                                             --     (1,825,313)            --             --     (1,825,313)
                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2003                           --     (2,383,785)            --             --     (2,055,585)

Conversion of Series A to common                     --             --             --             --             --
Cancellation and refund of Series B                                                                          (2,000)
Shares issued for services                           --             --             --             --        102,014
Shares issued for debt                               --             --             --             --        250,000
Net loss                                             --     (2,188,203)            --             --     (2,188,203)
                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2004                           --     (4,571,988)            --             --     (3,893,774)

Effects of 30: 1 reverse stock split                 --             --             --             --             --
Issuance of dividend shares                          --             --             --             --             --
Conversion of debt to preferred                                                                           4,303,000
Acquisition of African American
  Medical Network, Inc.                                                                                     430,587
Net loss                                             --     (1,965,302)            --             --     (1,965,302)
                                            -----------    -----------    -----------    -----------    -----------
Balance, December 31, 2005                           --     (6,537,290)            --             --     (1,125,489)

Shares issued for services                                                                                   98,477
Warrants exercised                                                                                           24,110
Net loss                                             --     (1,478,160)            --             --     (1,478,160)
                                            -----------    -----------    -----------    -----------    -----------
Balance, June 30, 2006                       $       --    $(8,015,450)   $        --    $        --    $(2,481,062)
                                            ===========    ===========    ===========    ===========    ===========


               The accompanying footnotes are an integral part of
                    these consolidated financial statements.

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                 UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2006 AND 2005
                FROM INCEPTION (OCTOBER 2, 1989) TO JUNE 30, 2006


                                                                                                                 From
                                                                              Six Months Ended               Inception to
                                                                        ------------------------------         June 30,
                                                                        June 30, 2006    June 30, 2005           2006
                                                                        -------------    -------------       ------------
CASH FLOWS FROM OPERATING ACTIVITES
  Net loss                                                               $(1,478,160)      $  (960,945)      $(8,015,450)
     Adjustments to reconcile net loss to net cash flows from
        operating activities:
          Depreciation and amortization expense                               43,241             2,786            62,053
          Cash from acquisition of African American Medical
             Network, Inc.                                                        --                --             2,104
          Gain on sale of subsidiary                                              --                --            (2,421)
          Gain on extinguishment of debt                                          --                --            (1,404)
          Common stock issued for services                                    98,478                --           306,537
          Bad debt expense                                                        --           (10,000)               --
          Changes in assets and liabilities:
             Accounts receivable                                             (15,036)           19,470           (15,036)
             Other current receivables                                          (100)         (174,659)
             Prepaid expenses                                                (47,819)           22,922           (83,815)
             Other receivables                                                    --                              65,521
             Security deposits                                                    --                --            (7,596)
             Accounts payable                                                 33,635           202,022           155,185
             Accrued expenses and other current liabilities                  184,265           401,323         1,284,344
                                                                         -----------       -----------       -----------
Net cash flows (used) in operating activities                             (1,181,496)         (497,081)       (6,249,978)
                                                                         -----------       -----------       -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of equipment                                                       (1,143)           (5,226)          (25,170)
                                                                         -----------       -----------       -----------
Net cash flows (used) in investing activities                                 (1,143)           (5,226)          (25,170)
                                                                         -----------       -----------       -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Common stock issued for cash                                                    --                --            14,185
  Common stock issued for exercise of warrants                                24,110                --            24,110
  Preferred stock issued for cash                                                 --                --           202,500
  Proceeds from notes payable-net                                          1,135,029           500,000         6,086,201
                                                                         -----------       -----------       -----------
Net cash flows provided by financing activities                            1,159,139           500,000         6,326,996
                                                                         -----------       -----------       -----------
Increase (decrease) in cash                                                  (23,500)           (2,307)           51,848
Cash, beginning of period                                                     75,248            18,793                --
                                                                         -----------       -----------       -----------
Cash, end of period                                                      $    51,748       $    16,486       $    51,848
                                                                         ===========       ===========       ===========

               SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for interest                                                   $   135,008       $       719       $   144,287
                                                                         ===========       ===========       ===========
Acquisition of African American Medical Network, Inc.                    $        --       $        --       $ 1,571,037
                                                                         ===========       ===========       ===========
Common Stock issued for debt                                             $        --       $        --       $   250,000
                                                                         ===========       ===========       ===========
Preferred Stock issued for debt                                          $        --       $        --       $ 4,303,000
                                                                         ===========       ===========       ===========


               The accompanying footnotes are an integral part of
                    these consolidated financial statements.

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Medical Media Television, Inc. ("Medical Media" or the "Company"; references to "we," "our" or "us" also mean the Company) is a Florida corporation organized on October 2, 1989. We are a development stage company focused on developing, establishing and marketing educational programming for distribution on a monthly basis to participating subscribers to our veterinary network, our medical network directed to the African American population, and our pediatric network. Our educational programming is obtained through an annual subscription and is funded, in part, by commercial advertisers who benefit from an effective and convenient advertising medium to target their goods and services to the consumer patients. Our goal is to be recognized as a leading provider of advertiser-supported medical education programming for patients and clients within the place-based media environment of medical specialty offices nationwide.

We provide advertiser-supported patient/parent/client medical education programming within the place-based media environment of medical specialty offices nationwide. We have three wholly-owned operating subsidiaries: (1) PetCARE Television Network, Inc. ("PetCARE TV"), (2) African American Medical Network, Inc. ("African American Medical Network"); and (3) KidCARE Medical Television Network, Inc. ("KidCARE TV"). As discussed in more detail below, each of our subsidiaries targets a different consumer base.

Medical Media produces monthly DVD magazines that are distributed to the participating subscribers of PetCARE TV and African American Medical Network. We plan to provide monthly updated programming for KidCARE TV either through monthly DVD magazines or through direct video streaming at each subscribing location. The programming is funded, in part, by commercial advertisers that are reviewed and approved by the advisory boards serving each subsidiary. Our programming is obtained through an annual subscription with updated programming provided directly to the subscribers.

PetCARE TV

PetCARE TV's goal is to provide animal health and welfare education to a large number of consumers of pet products and services while serving as a unique advertising medium for companies that market those goods and services. Our educational programming is currently aired in veterinary practices across the U.S., Canada, Puerto Rico, and Australia where it is viewed by an estimated 4 million pet owners each month. Each month PetCARE TV provides an updated DVD magazine focused on optimal healthcare for animal companions. PetCARE TV also sells an instructional DVD to veterinarians for them to give to their clients, entitled "Welcome Home Your New Friend".

African American Medical Network

African American Medical Network's goal is to provide educational programming to doctor's offices nationwide serving African American patients, and to provide an advertising medium for commercial advertisers to target their goods and services to these consumer patients. Our educational programming is currently aired in hundreds of physician offices across the U.S. and is targeted to the patients of the more than 15,000 doctors who serve the majority of the 35 million U.S. African Americans.

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

KidCARE TV

KidCARE TV will target parent consumers in pediatric waiting rooms nationwide. KidCARE TV is not yet operational, but plans to establish a collaborative interaction with the viewing audience through its short informational segments developed to create awareness about preventative health measurers along with specific childhood illnesses and issues. These segments are designed to stimulate the viewer to seek further guidance from their pediatrician.
Interspersed   throughout   the   segments,   promotional   pieces  will  appear
demonstrating related health care items. KidCARE TV's primary target for subscribership will be members of the American Academy of Pediatrics.

Basis of Accounting

Medical Media maintains its financial records and financial statements on the accrual basis of accounting. The accrual basis of accounting provides for a better matching of revenues and expenses.

Interim Information

The accompanying unaudited consolidated financial statements of Medical Media have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Rule 10-01 of Regulation S-X. All adjustments, which, in the opinion of management, are necessary for a fair presentation of the financial condition and results of operations, have been included. Operating results for the three month and six month periods ended June 30, 2006 are not necessarily indicative of the results that may be expected for the year ending December 31, 2006.

Cash and Cash Equivalents

For purposes of the Consolidated Statements of Cash Flows, Medical Media considers amounts held by financial institutions and short-term investments with an original maturity of 90 days or less to be cash and cash equivalents.

Fiscal Year

Medical Media elected December 31 as its fiscal year.

Revenue Recognition

The Company generates revenue from three primary sources, namely advertisers on its DVD magazines (the "Advertisers"), subscribers to its network (the "Subscribers"), and the sale of our instructional DVD, Welcome Home Your New Friend. With regard to Advertisers, the Company recognizes revenue over the periods in which the advertisers' commercials appear on its DVD magazine. With regard to Subscribers, revenue is recognized proportionately over the length of the subscription agreement entered into by the Subscribers. With regard to Welcome Home Your New Friend, revenue is recognized in the period the DVDs are shipped.

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Medical Media records its federal and state tax liability in accordance with Financial Accounting Standards Board Statement No. 109 "Accounting for Income Taxes". The deferred taxes payable are recorded for temporary differences between the recognition of income and expenses for tax and financial reporting purposes, using current tax rates. Deferred assets and liabilities represent the future tax consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

Since its inception, Medical Media has an accumulated loss of $8,015,450 for income tax purposes, which can be used to offset future taxable income through 2023. The potential tax benefit of this loss is as follows:

                  Future tax benefit                 $2,404,635
                  Valuation allowance                (2,404,635)
                                                     ----------
                  Future tax benefit                 $       --
                                                     ==========

As of June 30, 2006, no deferred taxes were recorded in the accompanying financial statements.

Advertising Costs

Medical Media expenses the production costs of advertising the first time the advertising takes place.

Fixed Assets

Medical Media's fixed assets consist of computer equipment being depreciated over 3 years and leasehold improvements being depreciated over the remaining life of the current lease.

Going Concern

We currently are a development stage company under the provisions of SFAS No. 7, and have negative cash flows from operations and no established source of revenue. We do not anticipate significant revenues from advertising sales or subscription sales until the fourth quarter of 2006. The foregoing matters raise substantial doubt about the ability of our Company to continue as a going concern; however, as a result of a financing recently completed in August 2006 in which the Company received total cash proceeds of $790,000 and anticipated revenues, management now believes that there will be sufficient cash to continue the business for at least the next twelve months.

Use of Estimates

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities. We evaluate our estimates, including those related to contingencies, on an

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

ongoing basis. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

NOTE B - COMMON AND PREFERRED STOCK

Start of trading on the OTC Bulletin Board

On February 2, 2004, Medical Media's Common Stock began trading on the OTC-Bulletin Board under the symbol PTNW. In April 2005, our symbol changed to "MMTV". There is a limited public trading market for our Common Stock and a regular, more active trading market may not develop, or if developed, may not be sustained.

Common Stock

On April 5, 2005, the Company combined its issued and outstanding shares of Common Stock on a 1:30 basis effective as of May 4, 2005.

On January 10, 2006, the Company issued 10,000 shares of its restricted Common Stock to each member of the PetCARE TV Veterinary Advisory Board in their advisory capacities, for an aggregate of 130,000 shares.

On January 10, 2006, the Company issued 10,000 shares of its restricted Common Stock to each member of the African American Medical Network Medical Advisory Board in their advisory capacities, for an aggregate of 60,000 shares.

On January 18, 2006, the Company issued 56,195 shares of its restricted Common Stock to Jeffery Werber, DVM, a director and Chairman of the PetCARE TV Veterinary Advisory Board, in satisfaction of invoices totaling $22,478.

On March 6, 2006, the Company issued 41,670 shares of its restricted Common Stock to Vicis Capital Master Fund upon the exercise of its Series C Common Stock Purchase Warrants through the payment of $6,917.22 to the Company. These shares were registered under a registration statement on Form SB-2 that was declared effective by the Securities & Exchange Commission on March 1, 2006.

On March 6, 2006, the Company issued 104,167 shares of its restricted Common Stock to Vicis Capital Master Fund upon the exercise of its Series F Common Stock Purchase Warrants through the payment of $17,192.71 to the Company. These shares were registered pursuant to a registration statement on Form SB-2 that was declared effective by the Securities & Exchange Commission on March 1, 2006.

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE B - COMMON AND PREFERRED STOCK (Continued)

Preferred stock

Series A Zero Coupon Preferred Stock

The Company's Series A Zero Coupon Preferred Stock is non-voting capital stock with a stated value of $1.00 per share and is convertible into the Company's Common Stock at the option of the holder any time after the date of issuance at the initial rate of $2.40 per share. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of Series A Zero Coupon Preferred Stock are entitled to be paid out of the assets available for distribution an amount equal to One Million Three Hundred Seventy Five Thousand and No/100 Dollars ($1,375,000). There are currently 1,682,044 shares of Series A Zero Coupon Preferred Stock issued and outstanding. The common shares underlying the Series A Zero Coupon Preferred Stock were included in a registration statement on Form SB-2 filed with the SEC which was declared effective on March 1, 2006.

Series B Zero Coupon Preferred Stock

The Company's Series B Zero Coupon Preferred Stock is non-voting capital stock with a stated value of $1.00 per share and is convertible into the Company's Common Stock at the option of the holder any time after the date of issuance at the initial rate of $3.00 per share. Of the 2,612,329 shares of Series B Zero Coupon Preferred Stock issued and outstanding, Vicis Capital owns 2,551,918 shares at an adjusted conversion price of $0.166 per share and Mark Maltzer owns 60,411 shares at a conversion rate of $2.40 per share. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of Series B Zero Coupon Preferred Stock are entitled to be paid out of the assets available for distribution after taking into account the Series A Zero Coupon Preferred Stock liquidation preference, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series B Zero Coupon Preferred Stock, an amount equal to Two Million Three Hundred Thousand and No/100 Dollars ($2,300,000). The common shares underlying the Series B Zero Coupon Preferred Stock were included in a registration statement on Form SB-2 filed with the SEC that was declared effective on March 1, 2006.

Series C Zero Coupon Preferred Stock

The Company's Series C Zero Coupon Preferred Stock is non-voting capital stock and has a stated value of $1.00 per share and is convertible into the Company's Common Stock at the option of the holder any time after the date of issuance into that number of shares of our Common Stock determined by dividing the number of shares of Preferred Stock by the conversion price (initially equal to a ten percent (10%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion. In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of shares of Series C Zero Coupon Preferred Stock are entitled to be paid out of the assets available for distribution after taking into account the liquidation preference of the Series A Zero Coupon Preferred Stock and Series B Zero Coupon Preferred Stock, but before any payment shall be made to the holders of Common Stock or any other class or series of stock ranking on liquidation junior to the Series C Zero Coupon Preferred Stock, an amount equal to Four Hundred Thousand and No/Dollars ($400,000). There are currently 8,627 shares of Series C Zero Coupon Preferred Stock issued and outstanding. The pool of common shares underlying the Series C Zero Coupon Preferred Stock were included in a registration statement on Form SB-2 filed with the SEC that was declared on effective on March 1, 2006.

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE B - COMMON AND PREFERRED STOCK (Continued)

Treasury stock

Treasury stock is shown at cost.

Stock Options

We have an equity incentive plan available to key employees and consultants of the Company. Under the plan, we may grant options for up to 66,667 shares of Common Stock. In October 2003, the Company granted 5,300 options under this equity incentive plan. On March 23, 2006, the Company's Board of Directors approved the granting of the remaining 61,317 options. With the issuance of these options in April 2006, the 2002 Equity Incentive Plan was closed.

Effective July 25, 2006, by written action completed on August 7, 2006, a majority of the Company's shareholders approved the 2006 Medical Media Television, Inc. Equity Incentive Plan with an effective date of May 1, 2006. Under the plan, we may grant options for up to 2,500,000 shares of Common Stock. The Company has authorized the issuance of 654,636 shares under non-qualified options under this plan.

NOTE C - RELATED PARTY TRANSACTIONS

On May 16, 2002, we issued a non-interest bearing promissory note to James Calaway, a former director, in the original principal amount of $100,000 (the "Calaway Note"). At June 30, 2006, the principal balance due on the Calaway Note was $60,999.

In June 2002, we issued the following non-interest bearing promissory notes (the "Hugo/Turner Notes"), all of which remained outstanding at June 30, 2006:

      Daniel V. Hugo, a former officer and director, in the amount of $25,000; Robert and Janna Hugo, in the amount of $6,000; and Robert and Jamie Turner, in the amount of $5,000.

At June 30, 2006, the principal balances due on the Hugo/Turner Notes were $16,668, $4,000, and $3,332 respectively.

NOTE D - CONVERTIBLE PROMISSORY NOTES

On May 6, 2005, the Company issued to Vicis Capital Master Fund ("Vicis") a Series B Convertible Debenture (the "Debenture") in the principal amount of $250,000, and related Series D, Series E and Series F Common Stock Purchase Warrants. The Debenture has a term of 24 months and accrues interest an annual rate of fifteen percent (15%). The Company has the option to pay interest in cash or in shares of its registered common stock at a ten percent (10%) discount to the market price, as calculated pursuant to the express terms of the Debenture. At maturity, Vicis may convert the Debenture into shares of the Company's Common Stock at a price of $2.40 per share. On October 19, 2005, the conversion price was reduced to $0.166 pursuant to the extension terms of the Series AA Convertible Debenture described in further detail below.

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE D - CONVERTIBLE PROMISSORY NOTES (Continued)

On November 16, 2005, the Company issued Series AA Convertible Debenture, Series AA Common Stock Purchase Warrants, and Series BB Common Stock Purchase Warrants to Vicis. Pursuant to the terms of the Series AA Convertible Debenture, Vicis loaned the Company an aggregate of $412,000 at an annual rate of interest of sixteen percent (16%). The Series AA Convertible Debenture was cancelled on August 11, 2006 and the principal amount due thereunder, plus all accrued and unpaid interest through August 11, 2006, became part of a Secured Convertible Promissory Note dated August 11, 2006 in the amount of $1,302,000. The terms of the Secured Convertible Promissory Note are described in detail below.

On November 16, 2005, the Company issued a Promissory Note for $100,000 to Laurence Wallace (the "Wallace Promissory Note"). The Wallace Promissory Note accrues interest at an annual rate of eight percent (8%). On the maturity date of the Wallace Promissory Note, Wallace has the option to execute a debt conversion agreement under which the principal amount of the Wallace Promissory Note will be converted into 100,000 units of the Company's securities, each unit consisting of (i) two shares of Medical Media's Common Stock (for an aggregate of 200,000 shares), and (ii) one Common Stock Purchase Warrant to purchase an additional share of Medical Media's Common Stock (for an aggregate of 100,000 warrants) with an exercise price of $1.00 per share. The Wallace Promissory Note was due on April 17, 2006. The Company is in the process of negotiating an extension of the Maturity Date, however, the Company may be unsuccessful in negotiating such an extension.

On November 16, 2005, the Company issued a Promissory Note for $200,000 to Carmen Bernstein (the "Bernstein Promissory Note"). The Bernstein Promissory Note accrues interest at an annual rate of ten percent (10%). On the maturity date of the Bernstein Promissory Note, Bernstein has the option to execute a debt conversion agreement under which the principal amount of the Bernstein
Promissory Note will be converted into 200,000 units of the Company's securities, each unit consisting of (i) one share of the Medical Media's common stock (for an aggregate of 200,000 shares), and (ii) one warrant to purchase an additional share of Medical Media's common stock (for an aggregate of 200,000 warrants) with an exercise price of $2.00 per share. The Bernstein Promissory Note was due on December 14, 2005, and, as of the date of this filing, has not been repaid although it has been extended indefinitely by mutual verbal agreement.

On  November  30,  2005,  the  Company  issued to William  H.  Quiros a 12-month
Convertible Promissory Note ("November Quiros Note") for $1,000,000 with interest accruing at the rate of twenty percent (20%) per annum, compounded semi-annually. Interest was to be paid at the end of each calendar quarter in either shares of Series C Zero Coupon Preferred Stock of the Company valued at $1.00 per share, or cash, at the option of Quiros. The Series C Zero Coupon Preferred Stock would convert into shares of the Company's Common Stock on the maturity date of the November Quiros Note at a ten percent (10%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion. On December 31, 2005 the Company issued 8,627 shares of its Series C Zero Coupon Preferred Stock as payment for $8,627 interest accrued through December 31, 2005. The 8,627 shares are convertible into 9,586 shares of the Company's Common Stock. At maturity, Quiros had the option to convert the November Quiros Note into Common Stock of the Company at a fixed conversion price of $.40 per share. The Company also issued Quiros five-year Common Stock Purchase Warrants ("Quiros Warrants") to purchase an aggregate of 2,500,000 shares of common stock at a Fixed Exercise price of $0.75 per share. On July 28, 2006, the Company and Quiros agreed to amend

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE D - CONVERTIBLE PROMISSORY NOTES (Continued)

the terms of the November Quiros Note as follows: (i) the Maturity Date was extended to November 30, 2008; (ii) the note would not be convertible until the Maturity Date; (iii) the Company would have the option to repay the note at any time prior to the Maturity Date; (iv) the conversion price on the note was changed to an amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, but in no event less than $0.166 per share; (v) quarterly interest payments on the note would be applied toward the balance remaining unpaid under the March Quiros Note (as described below) until such time as the entire $450,000 under the March Quiros Note has been received by the Company, at which time all future interest will accrue, but will not become due and payable until the maturity date; and (vi) certain price ratchets were deleted. The November Quiros Warrants were also amended to delete certain price ratchets. The November Quiros Note and the accompanying Common Stock Purchase Warrants are not convertible or exercisable such that Quiros' overall Common Stock ownership position in the Company exceeds 4.99%; provided, however, that upon Quiros providing the Company with sixty-one (61) days notice (the "Waiver Notice") that he would like to waive this restriction with regard to any or all shares of Common Stock issuable upon exercise of the conversion feature of the November Quiros Note, this restriction will be of no force or effect with regard to all or a portion of the November Quiros Note referenced in the Waiver Notice, and provided further that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of the November Quiros Note.

On January 27, 2006, the Company and CapitalSmart, LLC, a California limited liability corporation, ("CSmart") entered into a Note Purchase Agreement pursuant to which CSmart agreed to loan the Company an aggregate of $1,000,000 through installments of $250,000 on February 15, 2006 and $750,000 on March 31, 2006. As of July 28, 2006, Csmart had loaned the Company $624,580.50. The Note Purchase Agreement provided that the Company issue Csmart a convertible promissory note in the original aggregate face amount of $1,000,000 (the "CapitalSmart Note") and five-year Common Stock Purchase Warrants to purchase 2,500,000 shares of the Company's Common Stock (the "CSmart Warrants") at a Fixed Exercise Price of $0.75 per share. The Company has issued CSmart 625,000 Warrants. Pursuant to the terms of the Note Purchase Agreement, the Company issued the CSmart Note on February 15, 2006. The CSmart Note was to mature twelve months from the date of issuance (the "Maturity Date") and accrued interest at a rate of 20% (compounded semi-annually). Interest was payable at the end of each quarter in either (i) shares of the Company's Series C Zero Coupon Preferred Stock valued a $1.00 per share, or (ii) cash, at the option of CSmart. The first interest payment due on March 31, 2006 of $6,438 was paid on April 1, 2006. On the Maturity Date, CSmart had the option to convert the CSmart
Note into shares of the Company's Common Stock at a fixed conversion price of $0.40 per share. On July 28, 2006, CSmart and the Company agreed to cancel the Csmart Note and the outstanding 625,000 CSmart Warrants, and to issue in lieu thereof, separate replacement convertible promissory notes and warrants to the principals of CSmart or to entities controlled by the principals of CSmart. In accordance therewith, four convertible promissory notes in an aggregate amount equal to $1 million were issued to: Softrev Partners, Inc. for $250,000, Gilbert
B. Ross for $200,000, William H. Quiros for $450,000, and Steven Port for $100,000. The notes, described in detail herein, were issued on July 28, 2006 with an effective date as to when each principal contributed funds to the Company to be applied toward the CSmart note balance.

On February 15, 2006, the Company issued a Convertible Promissory Note to Steven
J. Port for $100,000 (the "February Port Note") and five-year Common Stock Purchase Warrants to purchase 250,000 shares of the Company's Common Stock at a Fixed Conversion Price of $0.75 per share (the "February Port

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE D - CONVERTIBLE PROMISSORY NOTES (Continued)

Warrants"). The February Port Note was issued as a partial replacement for the CSmart Note for $1,000,000 described above. The February Port Note will mature twelve months from the date of issuance (the "Maturity Date") and accrues interest at the rate of 20% compounded semi-annually. At the option of Port, interest will be paid at the end of each quarter in either (i) shares of the Company's Series C Zero Coupon Preferred Stock valued a $1.00 per share, or (ii) cash. The Port Note is not be convertible until the Maturity Date. With the consent of both the Company and Port, the February Port Note may be extended for an additional 12 months with the terms of the interest payments remaining the same. On the Maturity Date, Port has the option to convert the February Port
Note into shares of the Company's Common Stock at a price equal to forty cents ($0.40), or an amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, with the exception that the Conversion Price shall not be lower than $0.166.

On February 16, 2006, the Company issued a Convertible Promissory Note to Gilbert B. Ross for $200,000 (the "Ross Note") and five-year Common Stock Purchase Warrants to purchase 500,000 shares of the Company's Common Stock at a Fixed Conversion Price of $0.75 per share (the "Ross Warrants"). The Ross Note was issued as a partial replacement for the CSmart Note for $1,000,000 described above. The Ross Note will mature three years from the date of issuance (the "Maturity Date") and accrues interest at the rate of twenty percent (20%) per annum. Interest accrues but is not due and payable until the Maturity Date. The Ross Note is not convertible until the Maturity Date. With the consent of both the Company and Ross, the Ross Note may be extended for an additional 12-month term, with the terms of the interest payments remaining the same. On the Maturity Date, Ross has the option to convert the Ross Note into shares of the Company's Common Stock at a price equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty
(20) days immediately preceding the conversion, but in no event shall the Conversion Price be less than $0.166 per share.

On March 31, 2006, the Company issued a Convertible  Promissory  Note to William
H. Quiros for $450,000 (the "March Quiros Note") and agreed to issue five-year Common Stock Purchase Warrants to purchase 1,125,000 shares of the Company's Common Stock at a Fixed Conversion Price of $0.75 per share (the "March Quiros Warrants"). The March Quiros Note was issued as a partial replacement for the CSmart Note for $1,000,000 described above. The March Quiros Note will mature three years from the date of issuance (the "Maturity Date") and accrues interest at a rate of twenty percent (20%) per annum. Interest accrues but is not due and payable until the Maturity Date. The March Quiros Note is not convertible until the Maturity Date. With the consent of both the Company and Quiros, the March Quiros Note may be extended for an additional 12-month term, with the terms of the interest payments remaining the same. On the Maturity Date, Quiros has the option to convert the March Quiros Note into shares of the Company's Common Stock at a price equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, but in no event shall the Conversion Price be less than $0.166 per share.

On March 31, 2006, the Company issued a Convertible Promissory Note to Elaine G. Edinburg for $10,000 (the "Edinburg Note") and five-year Common Stock Purchase Warrants to purchase 25,000 shares of the Company's Common Stock at a Fixed Conversion Price of $0.75 per share (the "Edinburg Warrants"). The Edinburg Note matures twelve months from the date of issuance (the "Maturity Date") and accrues interest at a rate of twenty percent (20%) compounded semi-annually. At the option of Edinburg, interest will be paid at the end of each quarter in either (i) shares of the Company's Series C

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE D - CONVERTIBLE PROMISSORY NOTES (Continued)

Zero Coupon Preferred Stock valued a $1.00 per share, or (ii) cash. On the Maturity Date, Edinburg had the option to convert the Edinburg Note into shares of the Company's Common Stock at a Fixed Conversion Price of $0.40 per share. With the consent of both the Company and Edinburg, the Edinburg Note may be extended for an additional twelve (12) months with the terms of the interest payments remaining the same. On June 20, 2006, Edinburg and the Company agreed to amend the Edinburg Note and Edinburg Warrants as follows: (i) the conversion price was changed to the Investor's option of an amount equal to forty cents ($0.40) or an amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, with the exception that the Conversion Price shall not be lower than $0.166; and (ii) price ratchets were deleted.

On April 1, 2006, the Company issued a Convertible Promissory Note to Steven J. Port for $125,000 made in installments (the "April Port Note") and five-year Common Stock Purchase Warrants to purchase 312,500 shares of the Company's Common Stock at a Fixed Conversion Price of $0.75 per share (the "April Port Warrants"). The original maturity date of the April Port Note was April 30, 2006 and interest accrues at the rate of twenty percent (20%) per annum. Interest accrues, but is not due and payable until the Maturity Date. The April Port Note automatically extends to the end of each succeeding month until such time as the Port provides a 15-day written notice to the Company that the April Port Note may no longer be automatically extended. The terms of interest will remain the same throughout the automatic extension periods. On the Maturity Date, Port has the option to convert the April Port Note into shares of the Company's Common Stock at a price equal to an amount equal to forty cents ($0.40), or an amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, with the exception that the Conversion Price shall not be lower than $0.166.

On April 16, 2006, the Company issued a Convertible Promissory Note to Softrev Partners, Inc. for $250,000 (the "Softrev Note") and five-year Common Stock Purchase Warrants to purchase 625,000 shares of the Company's Common Stock at a Fixed Conversion Price of $0.75 per share (the "Softrev Warrants"). The Softrev Note was issued as a partial replacement for the CSmart Note for $1,000,000 described above. The Softrev Note matures three years from the date of issuance (the "Maturity Date") and accrues interest at a rate of twenty percent (20%) per annum. Interest accrues but is not due and payable until the Maturity Date. The Softrev Note shall not be convertible until the Maturity Date. With the consent of both the Company and Softrev, the Softrev Note may be extended for an additional 12-month term, with the terms of the interest payments remaining the same. On the Maturity Date, Softrev has the option to convert the Softrev Note into shares of the Company's Common Stock at a price equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, but in no event shall the Conversion Price be less than $0.166 per share.

On June 1, 2006, the Company issued a Secured Promissory Note to Vicis for $50,000 ("Vicis June 1 Secured Note"). The Vicis June 1 Secured Note was to mature on December 31, 2006 and accrued interest at a rate of eighteen percent (18%) per annum. The Vicis June 1 Secured Note was secured by all accounts receivable due from Butler Animal Health Supply after June 1, 2006, or any other money due the Company from any and all other sources. The Vicis June 1 Secured Note could be prepaid in whole or in part at any time, with a prepayment penalty of $5,492.25. On August 11, 2006, Vicis surrendered the Vicis June 1 Secured Note as partial consideration for the Company's issuance of a Secured Convertible Promissory Note in the principal amount of $1,302,000.

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE D - CONVERTIBLE PROMISSORY NOTES (Continued)

On June 30, 2006, the Company issued a Secured Promissory Note to Vicis for $50,000 ("Vicis June 30 Secured Note"). The Vicis June 30 Secured Note was to mature on January 31, 2007 and accrued interest at a rate of eighteen percent (18%) per annum. The Vicis June 30 Secured Note was secured by all accounts receivable due from Butler Animal Health Supply after June 30, 2006, or any other money due the Company from any and all other sources. The Vicis June 30 Secured Note could be prepaid in whole or in part at any time, with a prepayment penalty of $5,492.25. On August 11, 2006, Vicis surrendered the Vicis June 30 Secured Note as partial consideration for the Company's issuance of a Secured Convertible Promissory Note in the principal amount of $1,302,000.

On August 11, 2006, the Company issued a 10% Secured Convertible Promissory Note in the principal amount of $1,302,000 (the "Note") to Vicis pursuant to the terms of that certain Note Purchase Agreement (the "Purchase Agreement") of even date therewith. As consideration for the Note, Vicis (a) delivered $790,000 in cash (the "Cash Payment"); (b) surrendered two secured promissory notes issued by the Company to Vicis on June 1, 2006, and June 30, 2006, respectively, each in the principal amount of $50,000 (collectively, the "June Notes"); and (c) surrendered a Series AA Convertible Debenture No. 05-0719 issued by the Company to Vicis on July 19, 2005, in the principal amount of $412,000 (the "Debenture"). At any time while the Note remains outstanding, Vicis may convert the outstanding principal balance and any accrued but unpaid interest on the
Note into shares of the Company's common stock, par value $.0005 per share, at a conversion price of $.166 per share (the "Conversion Shares"). The principal balance of the Note is due, in one lump sum payment, on August 10, 2007 (the "Maturity Date"), unless earlier converted. Interest on such principal (or any balance thereof outstanding from time to time) accrues at an annual rate of interest of ten percent (10%). As so accrued, interest shall be due and payable to Vicis on the Maturity Date. If the Company commits any Event of Default (as defined in the Purchase Agreement), then the unpaid principal amount of, and accrued interest on, the Note may be accelerated by Vicis and become due and payable, whereupon the interest rate shall be increased to a rate of twenty percent (20%) per annum, subject to the limitations of applicable law. As security for the Company's obligations under the Purchase Agreement and the Note, the Company pledged all of the capital stock of the Company's subsidiaries, PetCARE TV, African American Medical Network, and KidCARE TV (collectively the "Subsidiaries"), pursuant to the terms of a Stock Pledge and Escrow Agreement, dated August 11, 2006. Repayment of the Note is guaranteed by the Subsidiaries and is also secured by a blanket lien encumbering the assets of the Company and the Subsidiaries. As an inducement for Vicis to purchase the Note, Philip M. Cohen, President and Chief Executive Officer of the Company, agreed to amend his employment agreement to include a three (3) year non-compete clause.

NOTE E - COMMITMENTS AND CONTINGENCIES

On June 5, 2002, the Company entered into an Employment Agreement ("Original Agreement") with Philip Cohen. On March 23, 2006, the Original Agreement was replaced it its entirety with an Amended Employment Agreement ("Agreement") with respect to the provision of services as our Chief Executive Officer and President. On August 11, 2006, as an inducement for Vicis Capital Master Fund to loan the Company $1,302,000, Mr. Cohen agreed to execute a Second Amended Employment Agreement that added certain non-compete provisions for a three-year period following termination of the agreement.

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE E - COMMITMENTS AND CONTINGENCIES (Continued)

In August 2003, the Company entered into a sixty-two (62) month lease agreement commencing on October 1, 2003 with Liberty Property Limited Partnership for approximately 3,800 square feet of office/warehouse space located at 8406 Benjamin Road, Suite C, Tampa, Florida 33634. Under this agreement, minimum lease expense for the 12 months ended December 31, 2006 and 2007 and the eleven months ended November 30, 2008 will be approximately, $40,300, $41,100 and $38,500 respectively.

At December 31, 2005, the Company had a consulting agreement in place with Mr. James Calaway, a member of its Board of Directors. The agreement states that Mr. Calaway provide financial consulting services, at the direction of the Board of Directors, for the amount of $667 per month.

On June 1, 2005, PetCARE TV entered into an employment agreement with Bernard J. Kouma with respect to the provision of services as its President, which agreement terminates on May 31, 2010, with a base salary of $72,000 per year. The agreement also contains a two-year non-compete clause.

On November 16, 2005, African American Medical Network entered into an employment agreement with Robert Cambridge with respect to the provision of services as its President, which agreement terminates on November 15, 2010, with a base salary of $72,000 per year. The agreement also contains a two-year non-compete clause.

On November 16, 2005, the Company entered into an employment agreement with Donald R. Mastropietro with respect to the provision of services as our Sr. Vice President Finance, Chief Financial Officer, Treasurer, and Assistant Secretary, which agreement terminates on November 15, 2010, with a base salary of $128,400 per year. The agreement also contains a two-year non-compete clause.

On November 16, 2005, the Company entered into an employment agreement with Charles V. Richardson with respect to the provision of services as our Sr. Vice President Marketing and Chief Marketing Officer, which agreement terminates on March 31, 2009, with a base salary of $150,000 per year. The agreement also contains a two-year non-compete clause.

On November 16, 2005, the Company entered into an employment agreement with Teresa J. Bray with respect to the provision of services as our Vice President Administration/Compliance and Secretary, which agreement terminates on November 15, 2010, with a base salary of $118,400 per year. The agreement also contains a two-year non-compete clause.

On March 1, 2006, KidCARE TV entered into an employment agreement with Elaine K. Mann with respect to the provision of services as its President, which agreement terminates on February 28, 2009, with a base salary of $72,000 per year. The agreement also contains a two-year non-compete clause.

NOTE F - CONTRACTS

On January 1, 2006, the Company entered into a one-year Consulting Agreement with Saddle Ranch Productions, Inc. ("Saddle Ranch"), a Florida corporation, wherein Saddle Ranch will provide consulting services; specifically relating to:
(i) all areas of video production, editing, and mastering; (ii) all areas of marketing, specifically related to geographic expansion of the networks and subscriber base; and (iii) all areas of advertising sales, including but not limited to the employment of regional sales directors for the

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE F - CONTRACTS (Continued)

express purpose of soliciting and obtaining advertising contracts and/or insertion order for the Company's networks with concentration on providing product adjacencies and/or exclusivity for multi-network purchases. The Company will pay Saddle Ranch an aggregate of $19,000 per month for the consulting services. On July 25, 2006, the Consulting Agreement between the Company and Saddle Ranch Productions, Inc. was amended to set out the monthly amount due for services rendered under the contract as well as the addition of a commission for advertising to be sold.

On January 3, 2006, PetCARE TV entered into a three-year Distribution Agreement with Butler Animal Health Supply ("Butler AHS") granting Butler AHS the exclusive distribution rights to sell PetCARE TV's veterinary client education products (including annual subscriptions to the monthly DVD magazine and Welcome Home Your New Friend DVDs) to veterinarian hospitals within the U.S. Butler is the nation's largest distributor of companion animal health supplies to veterinarians. Headquartered in Dublin, Ohio, Butler operates across the U.S. with 15 distribution centers and 8 tele-centers. Butler serves over 29,000 veterinary clinics in all 50 states and distributes over 15,000 products for more than 300 vendors.

On March 13, 2006, PetCARE TV entered into a two-year Affinity Program Agreement with American Animal Hospital Association ("AAHA") granting AAHA the exclusive distribution rights to sell PetCARE TV's veterinary client education products (including annual subscriptions to the monthly DVD magazine and Welcome Home Your New Friend DVDs) to all AAHA member hospitals within the U.S. There are approximately 3,000 AAHA-accredited hospitals and AAHA will be promoting PetCARE TV's client education programming as a value-added benefit to its membership.

NOTE G - SUBSEQUENT EVENTS

On July 25, 2006, the Consulting Agreement between the Company and Saddle Ranch Productions, Inc. dated January 1, 2006, was amended to set out the monthly amount due for services rendered under the contract as well as the addition of a commission for advertising to be sold.

Effective July 25, 2006, by written action completed on August 7, 2006, the Company's shareholders owning an aggregate of 52.6% of the total shares outstanding of the Company, voted to approve the Medical Media Television, Inc. 2006 Equity Incentive Plan with an effective date of May 1, 2006.

On August 11, 2006, the Company issued a 10% Secured Convertible Promissory Note in the principal amount of $1,302,000 (the "Note") pursuant to the terms of a Note Purchase Agreement by and between the Company and Vicis Capital Master Fund ("Vicis"). The purchase price paid for the Note was (a) $790,000 cash; (b) the surrender of two secured promissory notes each in the principal amount of $50,000; and (c) the surrender of Series AA Convertible Debenture No. 05-0719 in the principal amount of $412,000. Repayment of the Note is guaranteed by the Company's subsidiaries, PetCARE TV, African American Medical Network, and KidCARE TV, and is also secured by a blanket lien encumbering the assets of the Company and its subsidiaries. In addition, as security for the Note, the Company pledged all of the capital stock of its subsidiaries pursuant to a Stock Pledge and Escrow Agreement dated August 11, 2006. The Note contains a number of negative covenants restricting the Company, as discussed in more detail in the Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on August 17, 2006.

                         MEDICAL MEDIA TELEVISION, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 2006

NOTE G - SUBSEQUENT EVENTS

On August 11, 2006, as an inducement to Vicis to loan the Company $1,302,000, Philip M. Cohen, the Company's President, executed a Second Amended Employment Agreement in which non-compete provisions were added for a three-year period following the termination of the employment agreement.

Effective August 11, 2006, Randall Maxey resigned as a member of the Company's Board of Directors. The resignation was not the result of a disagreement with the Company on any matter relating to the Company's operations, policies, or practices. The Board of Directors has not yet appointed a new director to fill the vacancy created by his resignation.

Item 2.          Management's Discussion and Analysis or Plan of Operation.

The following discussion and analysis provides information which management of Medical Media Television, Inc. ("Medical Media" or the "Company") believes to be relevant to an assessment and understanding of the Company's results of operations and financial condition. This discussion should be read together with the Company's financial statements and the notes to the financial statements, which are included in this report. This information should also be read in conjunction with the information contained in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, including the audited financial statements and notes included therein. Because of the nature of the Company as a development stage company, the reported results will not necessarily reflect future results of operations or financial condition.

Cautionary Statement Regarding Forward-Looking Statements

This Quarterly Report on Form 10-QSB contains "forward-looking statements", as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements relate to future events or our future financial performance. Some discussions in this report may contain forward-looking statements that involve risk and uncertainty. A number of important factors could cause our actual results to differ materially from those expressed in any forward-looking statements made by us in this report. Forward-looking statements are often identified by words like "believe," "expect," "estimate," "anticipate," "intend," "project" and similar words or expressions which, by their nature, refer to future events.

In some cases, you can also identify forward-looking statements by terminology such as "may," "will," "should," "plans," "predicts," "potential," or "continue," or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this report. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Overview

Medical Media is a Florida corporation organized on October 2, 1989. We are a development stage company focused on developing, establishing and marketing educational programming for distribution on a monthly basis to participating subscribers to our veterinary network, our medical network directed to the
African American population, and our pediatric network. Our educational programming is obtained through an annual subscription and is funded, in part, by commercial advertisers who benefit from an effective and convenient advertising medium to target their goods and services to the consumer patients. Our goal is to be recognized as a leading provider of advertiser-supported medical education programming for patients and clients within the place-based media environment of medical specialty offices nationwide.

We provide advertiser-supported patient/parent/client medical education programming within the place-based media environment of medical specialty offices nationwide. We have three wholly-owned operating subsidiaries: (1) PetCARE Television Network, Inc. ("PetCARE TV"), (2) African American Medical Network, Inc. ("African American Medical Network"); and (3) KidCARE Medical Television Network, Inc. ("KidCARE TV"). As discussed in more detail below, each of our subsidiaries targets a different consumer base.

Medical Media produces monthly DVD magazines that are distributed to the participating subscribers of PetCARE TV and African American Medical Network. We plan to provide monthly updated programming for KidCARE TV through either monthly DVD magazines or through direct video streaming at each subscribing location. The programming is funded, in part, by commercial advertisers that are reviewed and approved by the advisory boards serving each subsidiary. Our programming is obtained through an annual subscription with updated programming provided directly to the subscribers.

PetCARE TV

PetCARE TV's goal is to provide animal health and welfare education to a large number of consumers of pet products and services while serving as a unique advertising medium for companies that market those goods and services. Our educational programming is currently aired in veterinary practices across the U.S., Canada, Puerto Rico, and Australia where it is viewed by an estimated 4 million pet owners each month. Each month PetCARE TV provides an updated DVD magazine focused on optimal healthcare for animal companions. PetCARE TV also sells an instructional DVD to veterinarians for them to give to their clients, entitled "Welcome Home Your New Friend".

African American Medical Network

African American Medical Network's goal is to provide educational programming to doctor's offices nationwide serving African American patients, and to provide an advertising medium for commercial advertisers to target their goods and services to these consumer patients. Our educational programming is currently aired in hundreds of physician offices across the U.S. and is targeted to the patients of the more than 15,000 doctors who serve the majority of the 35 million U.S. African Americans.

KidCARE TV

KidCARE TV will target parent consumers in pediatric waiting rooms nationwide. KidCARE TV is not yet operational, but plans to establish a collaborative interaction with the viewing audience through its short informational segments developed to create awareness about preventative health measurers along with specific childhood illnesses and issues. These segments are designed to stimulate the viewer to seek further guidance from their pediatrician.
Interspersed   throughout   the   segments,   promotional   pieces  will  appear
demonstrating related health care items. KidCARE TV's primary target for subscribership will be members of the American Academy of Pediatrics.

Additional information about our Company and each of the aforementioned subsidiaries is available at the following websites, which we developed in cooperation with third-party consultants: www.medicalmediatelevision.com, www.petcaretv.com, www.africanamericanmedicalnetwork.com, and www.kidcaretv.com. These websites serve primarily as an informational tool for prospective subscribers and advertisers, who can log on to find out more about our business and the goods and services that we provide. Prospective subscribers are allowed to view samples of our current programming, review frequently asked questions, review our subscription process, and print out a subscription agreement.

We have expended approximately $6,250,000 through June 30, 2006 in developing our business plan. For the period from the implementation of our current business plan (June 2002) through June 30, 2006, we have generated revenue of $274,953 from advertising and $60,362 from sales of our educational DVD, "Welcome Home Your New Friend," distributed by our PetCARE TV subsidiary. During the same period, we also generated revenue from subscription sales to veterinarian offices of $88,487 of which $41,146 is recorded as deferred revenue.

Development Stage Company; Prior Going Concern Issue

We currently are a development stage company under the provisions of SFAS No. 7, and have negative cash flows from operations and no established source of revenue. We do not anticipate significant revenues from advertising sales or subscription sales until the fourth quarter of 2006. The foregoing matters raise substantial doubt about the ability of our Company to continue as a going concern; however, as a result of a financing recently completed in August 2006 in which the Company received total cash proceeds of $790,000 and anticipated revenues, management now believes that the Company's cash on hand and funds generated from operations will be sufficient to fund its ongoing operations for the next twelve months. Management believes the current cash on hand or its anticipated revenues may not be sufficient to retire the full amount of the obligations described in the section entitled "Liquidity and Capital Resources," that mature during the next twelve months. As such, the Company may seek external sources to satisfy these obligations. Failure to obtain such funding would have a material adverse effect on the Company's results of operations and financial condition.

Our plan of operation for the twelve-month period following the date of this Quarterly Report on Form 10-QSB is to continue to develop and market our educational programming. We currently do not have any plans to purchase or sell any significant equipment, nor do we currently anticipate any significant changes in the number of employees. We do not own any real property.

Recent Events

On August 11, 2006, the Company issued a 10% Secured Convertible Promissory Note in the principal amount of $1,302,000 (the "Note") pursuant to the terms of a Note Purchase Agreement by and between the Company and Vicis Capital Master Fund ("Vicis"). The purchase price paid for the Note was (a) $790,000 cash; (b) the surrender of two secured promissory notes each in the principal amount of $50,000; and (c) the surrender of Series AA Convertible Debenture No. 05-0719 in the principal amount of $412,000. Repayment of the Note is guaranteed by the Company's subsidiaries, PetCARE TV, African American Medical Network, and KidCARE TV, and is also secured by a blanket lien encumbering the assets of the Company and its subsidiaries. In addition, as security for the Note, the Company pledged all of the capital stock of its subsidiaries pursuant to a Stock Pledge and Escrow Agreement dated August 11, 2006. The Note contains a number of negative covenants restricting the Company, as discussed in more detail in the Current Report on Form 8-K filed with the Securities and Exchange Commission ("SEC") on August 17, 2006.

On August 11, 2006, as an inducement to Vicis to loan the Company $1,302,000, Philip M. Cohen, the Company's President, executed a Second Amended Employment Agreement in which non-compete provisions were added for a three-year period following the termination of the employment agreement.

Effective August 11, 2006, Randall Maxey resigned as a member of the Company's Board of Directors. The resignation was not the result of a disagreement with the Company on any matter relating to the Company's operations, policies, or practices. The Board of Directors has not yet appointed a new director to fill the vacancy created by his resignation.

On July 25, 2006, the Consulting Agreement between the Company and Saddle Ranch Productions, Inc. dated January 1, 2006, was amended to set out the monthly amount due for services rendered under the contract as well as the addition of a commission for advertising to be sold.

Effective July 25, 2006, by written action completed on August 7, 2006, the Company's shareholders owning an aggregate of 52.6% of the total shares outstanding of the Company, voted to approve the Medical Media Television, Inc. 2006 Equity Incentive Plan with an effective date of May 1, 2006.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Critical Accounting Policies and Estimates

Our financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make significant estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosure of contingent assets and liabilities. We evaluate our estimates, including those related to contingencies, on an ongoing basis. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

The Company generates revenue from three primary sources, namely advertisers on its DVD magazines (the "Advertisers"), subscribers to its networks (the "Subscribers"), and the sale of our instructional DVD, Welcome Home Your New Friend. With regard to Advertisers, the Company recognizes revenue over the periods in which the advertisers' commercials appear on its DVD magazine. With regard to Subscribers, revenue is recognized proportionately over the length of the subscription agreement entered into by the Subscribers. With regard to Welcome Home Your New Friend, revenue is recognized in the period the DVDs are shipped.

Results of Operations

The following discussion and analysis sets forth the major factors that affect the Company's results of operations and financial condition reflected in the unaudited financial statements for the three-month period ended June 30, 2006 and the six-month period ended June 30, 2006. This discussion and analysis should be read in conjunction with the information contained in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005, including the audited financial statements and footnotes included therein.

Results of Operations - Inception (October 2, 1989) to June 30, 2006

From inception to June 30, 2006, we had losses totaling $8,015,450. For this period, our general and administrative costs totaled $3,879,036 or 54% of total operating expenses. DVD production costs totaled $660,100 or 9% of total operating expenses, and sales and marketing costs totaled $2,450,420 or 34% of total operating expenses. The remainder of operating expense is represented by depreciation and amortization that totaled $198,979 or 3% of total operating expenses.

Results of Operations - Comparison of Six Months Ending June 30, 2006 and 2005

For the six-month period ending June 30, 2006, we had losses totaling $1,478,160, compared to losses of $960,945 for the same period in 2005. This is an increase of $517,215. During the six-month period ending June 30, 2006, our general and administration costs totaled $610,376 compared to $414,467 for the same period in 2005, which is primarily a result of: (i) costs related to our registration statement on Form SB-2 filed during the first quarter, (ii) placement fees related to the Quiros November Note and the CapitalSmart funding during the first quarter, and (iii) administrative expenses related to the operation of African American Medical Network that we acquired in November 2005. Our DVD production costs totaled $136,034 for the period ending June 30, 2006, compared to $77,123 for the same period in 2005. This increase is a result of additional production efforts related to African American Medical Network. Our sales and marketing costs totaled $618,734 for the six months ending June 30, 2006, compared to $191,027 for the same period in 2005. This increase is a result of increased sales and marketing efforts related to PetCARE TV and the addition of African American Medical Network. Depreciation and amortization costs totaled $43,243 for the six months ended June 30, 2006, which includes amortization of certain intangible assets acquired in the acquisition of African American Medical Network.

Results of Operations - Comparison of Three Months Ending June 30, 2006 and 2005

For the three-month period ending June 30, 2006, we had losses totaling $604,984, compared to losses of $494,029 for the same period in 2005. This is an increase of $110,955. During the three-month period ending June 30, 2006, our general and administration costs totaled $230,001 compared to $241,897 for the same period in 2005, which is primarily a result of: (i) costs related to our registration statement on Form SB-2 filed during the first quarter, (ii) placement fees related to the Quiros November Note and the CapitalSmart funding during the first quarter, and (iii) administrative expenses related to the operation of African American Medical Network that we acquired in November 2005. Our DVD production costs totaled $74,004 for the period ending June 30, 2006, compared to $40,604 for the same period in 2005. This increase is a result of additional production efforts related to African American Medical Network. Our sales and marketing costs totaled $256,165 for the three months ending June 30, 2006, compared to $70,617 for the same period in 2005. This increase is a result of increased sales and marketing efforts related to PetCARE TV and the addition of African American Medical Network. Depreciation and amortization costs totaled $21,587 for the three months ended June 30, 2006, which includes amortization of certain intangible assets acquired in the acquisition of African American Medical Network.

Liquidity and Capital Resources

We have approximately $754,000 of cash on hand as of August 11, 2006. As a result of a financing recently completed in August 2006 in which the Company received total cash proceeds of $790,000 and anticipated revenues, management now believes that the Company's cash on hand and funds generated from operations will be sufficient to fund its ongoing operations for the next twelve months. Management believes the current cash on hand or its anticipated revenues may not be sufficient to retire the full amount of the obligations described in the section entitled "Liquidity and Capital Resources," that mature during the next twelve months. As such, the Company may seek external sources to satisfy these obligations. Failure to obtain such funding would have a material adverse effect on the Company's results of operations and financial condition.

On May 16, 2002, we issued a non-interest bearing promissory note to James Calaway, a shareholder and former director, in the original principal amount of $100,000 (the "Calaway Note"). At June 30, 2006, the principal balance due on the Calaway Note was $61,000.

In June 2002, we issued the following shareholders non-interest bearing promissory notes (the "Hugo/Turner Notes"), all of which remained due and payable at June 30, 2006:

      o     Daniel V. Hugo, a former officer/director, in the amount of $16,668;
      o     Robert and Janna Hugo, in the amount of $4,000; and
      o     Robert and Jamie Turner, in the amount of $3,332.

On May 6, 2005, the Company issued to Vicis Capital Master Fund ("Vicis") a Series B Convertible Debenture (the "Debenture") in the principal amount of $250,000, and related Series D, Series E and Series F Common Stock Purchase Warrants. The Debenture has a term of 24 months and accrues interest an annual rate of fifteen percent (15%). The Company has the option to pay interest in cash or in shares of its registered common stock at a ten percent (10%) discount to the market price, as calculated pursuant to the express terms of the Debenture. At maturity, Vicis may convert the Debenture into shares of the Company's Common Stock at a price of $2.40 per share. On October 19, 2005, the conversion price was reduced to $0.166 pursuant to the extension terms of the Series AA Convertible Debenture described in further detail below.

On November 16, 2005, the Company issued Series AA Convertible Debenture, Series AA Common Stock Purchase Warrants, and Series BB Common Stock Purchase Warrants to Vicis. Pursuant to the terms of the Series AA Convertible Debenture, Vicis loaned the Company an aggregate of $412,000 at an annual rate of interest of sixteen percent (16%). The Series AA Convertible Debenture was cancelled on August 11, 2006 and the principal amount due thereunder, plus all accrued and unpaid interest through August 11, 2006, became part of a Secured Convertible Promissory Note dated August 11, 2006 in the amount of $1,302,000. The terms of the Secured Convertible Promissory Note are described in detail below.

On November 16, 2005, the Company issued a Promissory Note for $100,000 to Laurence Wallace (the "Wallace Promissory Note"). The Wallace Promissory Note accrues interest at an annual rate of eight percent (8%). On the maturity date of the Wallace Promissory Note, Wallace has the option to execute a debt conversion agreement under which the principal amount of the Wallace Promissory Note will be converted into 100,000 units of the Company's securities, each unit consisting of (i) two shares of Medical Media's Common Stock (for an aggregate of 200,000 shares), and (ii) one Common Stock Purchase Warrant to purchase an additional share of Medical Media's Common Stock (for an aggregate of 100,000 warrants) with an exercise price of $1.00 per share. The Wallace Promissory Note was due on April 17, 2006. The Company is in the process of negotiating an extension of the Maturity Date, however, the Company may be unsuccessful in negotiating such an extension.

On November 16, 2005, the Company issued a Promissory Note for $200,000 to Carmen Bernstein (the "Bernstein Promissory Note"). The Bernstein Promissory Note accrues interest at an annual rate of ten percent (10%). On the maturity date of the Bernstein Promissory Note, Bernstein has the option to execute a debt conversion agreement under which the principal amount of the Bernstein
Promissory Note will be converted into 200,000 units of the Company's securities, each unit consisting of (i) one share of the Medical Media's common stock (for an aggregate of 200,000 shares), and (ii) one warrant to purchase an additional share of Medical Media's common stock (for an aggregate of 200,000 warrants) with an exercise price of $2.00 per share. The Bernstein Promissory Note was due on December 14, 2005, and, as of the date of this filing, has not been repaid although it has been extended indefinitely by mutual verbal agreement.

On  November  30,  2005,  the  Company  issued to William  H.  Quiros a 12-month
Convertible Promissory Note ("November Quiros Note") for $1,000,000 with interest accruing at the rate of twenty percent (20%) per annum, compounded semi-annually. Interest was to be paid at the end of each calendar quarter in either shares of Series C Zero Coupon Preferred Stock of the Company valued at $1.00 per share, or cash, at the option of Quiros. The Series C Zero Coupon Preferred Stock would convert into shares of the Company's Common Stock on the maturity date of the November Quiros Note at a ten percent (10%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion. On December 31, 2005 the Company issued 8,627 shares of its Series C Zero Coupon Preferred Stock as payment for $8,627 interest accrued through December 31, 2005. The 8,627 shares are convertible into 9,586 shares of the Company's Common Stock. At maturity, Quiros had the option to convert the November Quiros Note into Common Stock of the Company at a fixed conversion price of $.40 per share. The Company also issued Quiros five-year Common Stock Purchase Warrants ("Quiros Warrants") to purchase an aggregate of 2,500,000 shares of common stock at a Fixed Exercise price of $0.75 per share. On July 28, 2006, the Company and Quiros agreed to amend the terms of the November Quiros Note as follows: (i) the Maturity Date was extended to November 30, 2008; (ii) the note would not be convertible until the Maturity Date; (iii) the Company would have the option to repay the note at any time prior to the Maturity Date; (iv) the conversion price on the note was changed to an amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, but in no event less than $0.166 per share; (v) quarterly interest payments on the note would be applied toward the balance remaining unpaid under the March Quiros Note (as described below) until such time as the entire $450,000 under the March Quiros Note has been received by the Company, at which time all future interest will accrue, but will not become due and payable until the maturity date; and (vi) certain price ratchets were deleted. The November Quiros Warrants were also amended to delete certain price ratchets. The November Quiros Note and the accompanying Common Stock Purchase Warrants are not convertible or exercisable such that Quiros' overall Common Stock ownership position in the Company exceeds 4.99%; provided, however, that upon Quiros providing the Company with sixty-one (61) days notice (the "Waiver Notice") that he would like to waive this restriction with regard to any or all shares of Common Stock issuable upon exercise of the conversion feature of the November Quiros Note, this restriction will be of no force or effect with regard to all or a portion of the November Quiros Note referenced in the Waiver Notice, and provided further that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of the November Quiros Note.

On January 27, 2006, the Company and CapitalSmart, LLC, a California limited liability corporation, ("CSmart") entered into a Note Purchase Agreement pursuant to which CSmart agreed to loan the Company an aggregate of $1,000,000 through installments of $250,000 on February 15, 2006 and $750,000 on March 31, 2006. As of July 28, 2006, Csmart had loaned the Company $624,580.50. The Note Purchase Agreement provided that the Company issue Csmart a convertible promissory note in the original aggregate face amount of $1,000,000 (the "CapitalSmart Note") and five-year Common Stock Purchase Warrants to purchase 2,500,000 shares of the Company's Common Stock (the "CSmart Warrants") at a Fixed Exercise Price of $0.75 per share. The Company has issued CSmart 625,000 Warrants. Pursuant to the terms of the Note Purchase Agreement, the Company issued the CSmart Note on February 15, 2006. The CSmart Note was to mature twelve months from the date of issuance (the "Maturity Date") and accrued interest at a rate of 20% (compounded semi-annually). Interest was payable at the end of each quarter in either (i) shares of the Company's Series C Zero Coupon Preferred Stock valued a $1.00 per share, or (ii) cash, at the option of CSmart. The first interest payment due on March 31, 2006 of $6,438 was paid on April 1, 2006. On the Maturity Date, CSmart had the option to convert the CSmart
Note into shares of the Company's Common Stock at a fixed conversion price of $0.40 per share. On July 28, 2006, CSmart and the Company agreed to cancel the Csmart Note and the outstanding 625,000 CSmart Warrants, and to issue in lieu thereof, separate replacement convertible promissory notes and warrants to the principals of CSmart or to entities controlled by the principals of CSmart. In accordance therewith, four convertible promissory notes in an aggregate amount equal to $1 million were issued to: Softrev Partners, Inc. for $250,000, Gilbert
B. Ross for $200,000, William H. Quiros for $450,000, and Steven Port for $100,000. The notes, described in detail herein, were issued on July 28, 2006 with an effective date as to when each principal contributed funds to the Company to be applied toward the CSmart note balance.

On February 15, 2006, the Company issued a Convertible Promissory Note to Steven
J. Port for $100,000 (the "February Port Note") and five-year Common Stock Purchase Warrants to purchase 250,000 shares of the Company's Common Stock at a Fixed Conversion Price of $0.75 per share (the "February Port Warrants"). The February Port Note was issued as a partial replacement for the CSmart Note for $1,000,000 described above. The February Port Note will mature twelve months from the date of issuance (the "Maturity Date") and accrues interest at the rate of 20% compounded semi-annually. At the option of Port, interest will be paid at the end of each quarter in either (i) shares of the Company's Series C Zero Coupon Preferred Stock valued a $1.00 per share, or (ii) cash. The Port Note is not be convertible until the Maturity Date. With the consent of both the Company and Port, the February Port Note may be extended for an additional 12 months with the terms of the interest payments remaining the same. On the Maturity Date, Port has the option to convert the February Port Note into shares of the Company's Common Stock at a price equal to forty cents ($0.40), or an amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, with the exception that the Conversion Price shall not be lower than $0.166.

On February 16, 2006, the Company issued a Convertible Promissory Note to Gilbert B. Ross for $200,000 (the "Ross Note") and five-year Common Stock Purchase Warrants to purchase 500,000 shares of the Company's Common Stock at a Fixed Conversion Price of $0.75 per share (the "Ross Warrants"). The Ross Note was issued as a partial replacement for the CSmart Note for $1,000,000 described above. The Ross Note will mature three years from the date of issuance (the "Maturity Date") and accrues interest at the rate of twenty percent (20%) per annum. Interest accrues but is not due and payable until the Maturity Date. The Ross Note is not convertible until the Maturity Date. With the consent of both the Company and Ross, the Ross Note may be extended for an additional 12-month term, with the terms of the interest payments remaining the same. On the Maturity Date, Ross has the option to convert the Ross Note into shares of the Company's Common Stock at a price equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty
(20) days immediately preceding the conversion, but in no event shall the Conversion Price be less than $0.166 per share.

On March 31, 2006, the Company issued a Convertible  Promissory  Note to William
H. Quiros for $450,000 (the "March Quiros Note") and agreed to issue five-year Common Stock Purchase Warrants to purchase 1,125,000 shares of the Company's Common Stock at a Fixed Conversion Price of $0.75 per share (the "March Quiros Warrants"). The March Quiros Note was issued as a partial replacement for the CSmart Note for $1,000,000 described above. The March Quiros Note will mature three years from the date of issuance (the "Maturity Date") and accrues interest at a rate of twenty percent (20%) per annum. Interest accrues but is not due and payable until the Maturity Date. The March Quiros Note not convertible until the Maturity Date. With the consent of both the Company and Quiros, the March Quiros Note may be extended for an additional 12-month term, with the terms of the interest payments remaining the same. On the Maturity Date, Quiros has the option to convert the March Quiros Note into shares of the Company's Common Stock at a price equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, but in no event shall the Conversion Price be less than $0.166 per share.

On March 31, 2006, the Company issued a Convertible Promissory Note to Elaine G. Edinburg for $10,000 (the "Edinburg Note") and five-year Common Stock Purchase Warrants to purchase 25,000 shares of the Company's Common Stock at a Fixed Conversion Price of $0.75 per share (the "Edinburg Warrants"). The Edinburg Note matures twelve months from the date of issuance (the "Maturity Date") and accrues interest at a rate of twenty percent (20%) compounded semi-annually. At the option of Edinburg, interest will be paid at the end of each quarter in either (i) shares of the Company's Series C Zero Coupon Preferred Stock valued a $1.00 per share, or (ii) cash. On the Maturity Date, Edinburg had the option to convert the Edinburg Note into shares of the Company's Common Stock at a Fixed

Conversion Price of $0.40 per share. With the consent of both the Company and Edinburg, the Edinburg Note may be extended for an additional twelve (12) months with the terms of the interest payments remaining the same. On June 20, 2006, Edinburg and the Company agreed to amend the Edinburg Note and Edinburg Warrants as follows: (i) the conversion price was changed to the Investor's option of an amount equal to forty cents ($0.40) or an amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, with the exception that the Conversion Price shall not be lower than $0.166; and (ii) price ratchets were deleted.

On April 1, 2006, the Company issued a Convertible Promissory Note to Steven J. Port for $125,000 made in installments (the "April Port Note") and five-year Common Stock Purchase Warrants to purchase 312,500 shares of the Company's Common Stock at a Fixed Conversion Price of $0.75 per share (the "April Port Warrants"). The original maturity date of the April Port Note was April 30, 2006 and interest accrues at the rate of twenty percent (20%) per annum. Interest accrues, but is not due and payable until the Maturity Date. The April Port Note automatically extends to the end of each succeeding month until such time as the Port provides a 15-day written notice to the Company that the April Port Note may no longer be automatically extended. The terms of interest will remain the same throughout the automatic extension periods. On the Maturity Date, Port has the option to convert the April Port Note into shares of the Company's Common Stock at a price equal to an amount equal to forty cents ($0.40), or an amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, with the exception that the Conversion Price shall not be lower than $0.166.

On April 16, 2006, the Company issued a Convertible Promissory Note to Softrev Partners, Inc. for $250,000 (the "Softrev Note") and five-year Common Stock Purchase Warrants to purchase 625,000 shares of the Company's Common Stock at a Fixed Conversion Price of $0.75 per share (the "Softrev Warrants"). The Softrev Note was issued as a partial replacement for the CSmart Note for $1,000,000 described above. The Softrev Note matures three years from the date of issuance (the "Maturity Date") and accrues interest at a rate of twenty percent (20%) per annum. Interest accrues but is not due and payable until the Maturity Date. The Softrev Note shall not be convertible until the Maturity Date. With the consent of both the Company and Softrev, the Softrev Note may be extended for an additional 12-month term, with the terms of the interest payments remaining the same. On the Maturity Date, Softrev has the option to convert the Softrev Note into shares of the Company's Common Stock at a price equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, but in no event shall the Conversion Price be less than $0.166 per share.

On June 1, 2006, the Company issued a Secured Promissory Note to Vicis for $50,000 ("Vicis June 1 Secured Note"). The Vicis June 1 Secured Note was to mature on December 31, 2006 and accrued interest at a rate of eighteen percent (18%) per annum. The Vicis June 1 Secured Note was secured by all accounts receivable due from Butler Animal Health Supply after June 1, 2006, or any other money due the Company from any and all other sources. The Vicis June 1 Secured Note could be prepaid in whole or in part at any time, with a prepayment penalty of $5,492.25. On August 11, 2006, Vicis surrendered the Vicis June 1 Secured Note as partial consideration for the Company's issuance of a Secured Convertible Promissory Note in the principal amount of $1,302,000.

On June 30, 2006, the Company issued a Secured Promissory Note to Vicis for $50,000 ("Vicis June 30 Secured Note"). The Vicis June 30 Secured Note was to mature on January 31, 2007 and accrued interest at a rate of eighteen percent (18%) per annum. The Vicis June 30 Secured Note was secured by all accounts receivable due from Butler Animal Health Supply after June 30, 2006, or any other money due the Company from any and all other sources. The Vicis June 30 Secured Note could be prepaid in whole or in part at any time, with a prepayment penalty of $5,492.25. On August 11, 2006, Vicis surrendered the Vicis June 30 Secured Note as partial consideration for the Company's issuance of a Secured Convertible Promissory Note in the principal amount of $1,302,000.

On August 11, 2006, the Company issued a 10% Secured Convertible Promissory Note in the principal amount of $1,302,000 (the "Note") to Vicis pursuant to the terms of that certain Note Purchase Agreement (the "Purchase Agreement") of even date therewith. As consideration for the Note, Vicis (a) delivered $790,000 in cash (the "Cash Payment"); (b) surrendered two secured promissory notes issued by the Company to Vicis on June 1, 2006, and June 30, 2006, respectively, each in the principal amount of $50,000 (collectively, the "June Notes"); and (c) surrendered a Series AA Convertible Debenture No. 05-0719 issued by the Company to Vicis on July 19, 2005, in the principal amount of $412,000 (the "Debenture"). At any time while the Note remains outstanding, Vicis may convert the outstanding principal balance and any accrued but unpaid interest on the
Note into shares of the Company's common stock, par value $.0005 per share, at a conversion price of $.166 per share (the "Conversion Shares"). The principal balance of the Note is due, in one lump sum payment, on August 10, 2007 (the "Maturity Date"), unless earlier converted. Interest on such principal (or any balance thereof outstanding from time to time) accrues at an annual rate of interest of ten percent (10%). As so accrued, interest shall be due and payable to Vicis on the Maturity Date. If the Company commits any Event of Default (as defined in the Purchase Agreement), then the unpaid principal amount of, and accrued interest on, the Note may be accelerated by Vicis and become due and payable, whereupon the interest rate shall be increased to a rate of twenty percent (20%) per annum, subject to the limitations of applicable law. As security for the Company's obligations under the Purchase Agreement and the Note, the Company pledged all of the capital stock of the Company's subsidiaries, PetCARE TV, African American Medical Network, and KidCARE TV (collectively the "Subsidiaries"), pursuant to the terms of a Stock Pledge and Escrow Agreement, dated August 11, 2006. Repayment of the Note is guaranteed by the Subsidiaries and is also secured by a blanket lien encumbering the assets of the Company and the Subsidiaries. In addition to the foregoing, the Purchase Agreement contains negative covenants restricting the Company's activities while the Note remains outstanding, as discussed in more detail in the Current Report on Form 8-K filed with the SEC on August 17, 2006. As an inducement for Vicis to purchase the Note, Philip M. Cohen, President and Chief Executive Officer of the Company, agreed to amend his employment agreement to include a three (3) year non-compete clause.

From inception through June 30, 2006, we incurred interest expense of $1,127,022. This amount includes accrued interest totaling approximately $104,735 related to the Capital Smart Note, the Series B Convertible Debenture, the Vicis $412,000 Note, and the Bernstein and Wallace Promissory Notes. It also includes (i) a $250,000 non-cash payment of interest related to the Victus
February Note (in May 2004, we issued 11,905 shares of our Common Stock at $21.00 per share and 23,810 Common Stock Purchase Warrants in lieu of $250,000 in interest due), (ii) a $307,044 payment of interest related to the Edge Notes (which was paid through the issuance of 307,044 shares of Series A Zero Coupon Preferred Stock), (iii) a $312,329 payment of interest related to the Vicis Debentures and Maltzer Note (which was paid through the issuance of 312,239 shares of Series B Zero Coupon Preferred Stock), and (iv) a $8,627 payment of interest related to the Quiros November Note (which was paid through the issuance of 8,627 shares of Series C Zero Coupon Preferred Stock), and (v) an additional $144,287 in interest paid.

If we do not generate revenues or secure debt or equity financing, we will be unable to pay one or more of the obligations referenced above.

Item 3.           Controls and Procedures.

Evaluation of Disclosure Controls and Procedures

As of the end of the period covered by this report, the Company carried out an evaluation, under the supervision and with the participation of the Company's Principal Executive Officer and Principal Financial Officer of the effectiveness of the design and operation of the Company's disclosure controls and procedures. The Company's disclosure controls and procedures are designed to ensure that information required to be disclosed by us in the reports we file or submit under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC's rules and forms. The Company's Principal Executive Officer and Principal Financial Officer have concluded that the Company's disclosure controls and procedures are, in fact, effective at this reasonable assurance level as of the period covered.

Changes in Internal Controls over Financial Reporting

In connection with the evaluation of the Company's internal controls during the Company's quarter ended June 30, 2006, the Company's Principal Executive Officer and Principal Financial Officer have determined that there are no changes to the Company's internal controls over financial reporting that have materially affected, or are reasonably likely to materially effect, the Company's internal controls over financial reporting.

PART II - OTHER INFORMATION

Item 1.           Legal Proceedings.

None.

Item 2.           Unregistered Sales of Equity Securities and Use of Proceeds.

Unregistered Sales of Equity Securities

On March 31, 2006, the Company issued a Convertible Promissory Note to Elaine G. Edinburg for $10,000 (the "Edinburg Note") and five-year Common Stock Purchase Warrants to purchase 25,000 shares of the Company's Common Stock at a Fixed Conversion Price of $0.75 per share (the "Edinburg Warrants"). The Edinburg Note matures twelve months from the date of issuance (the "Maturity Date") and accrues interest at a rate of twenty percent (20%) compounded semi-annually. At the option of Edinburg, interest will be paid at the end of each quarter in either (i) shares of the Company's Series C Zero Coupon Preferred Stock valued a $1.00 per share, or (ii) cash. On the Maturity Date, Edinburg had the option to convert the Edinburg Note into shares of the Company's Common Stock at a Fixed Conversion Price of $0.40 per share. With the consent of both the Company and Edinburg, the Edinburg Note may be extended for an additional twelve (12) months with the terms of the interest payments remaining the same. On June 20, 2006, Edinburg and the Company agreed to amend the Edinburg Note and Edinburg Warrants as follows: (i) the conversion price was changed to the Investor's option of an amount equal to forty cents ($0.40) or an amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, with the exception that the Conversion Price shall not be lower than $0.166; and (ii) price ratchets were deleted. The issuance of the Edinburg Note was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to
Section 4(2) of the Act for transactions not involving a public offering and based on the fact that the Edinburg Note was issued to institutional or accredited investors only. The shares of Common Stock underlying the securities have standard piggy-back registration rights.

On April 1, 2006, the Company issued a Convertible Promissory Note to Steven J. Port in the principal amount of $125,000 (the "April Port Note") and related common stock purchase warrants to purchase, in the aggregate, 312,500 shares of the Company's common stock at an exercise price of $0.75 per share (the "April Port Warrants"). The April Port Warrants have a term of five years. The original maturity date of the April Port Note was April 30, 2006 and interest accrues at a rate of twenty percent (20%) per annum. Interest accrues, but is not due and payable until the Maturity Date. The April Port Note automatically extends to the end of each succeeding month until such time as the Port provides a 15-day written notice to the Company that the April Port Note may no longer be automatically extended. The terms of interest will remain the same throughout the automatic extension periods. On the Maturity Date, Port has the option of converting the unpaid principal and accrued interest into shares of the Company's common stock at a conversion price equal to $0.40 or an amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion; provided, however, that such conversion price shall not be less than $0.166 per share. The issuance of the April Port Note and April Port Warrants was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that the securities were issued to institutional or accredited investors only. The shares of Common Stock underlying the securities have standard piggy-back registration rights.

On June 1, 2006, the Company issued a Secured Promissory Note to Vicis in the principal amount of $50,000 (the "First June Note"). The issuance of the First June Note was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that the First June Note was issued to institutional or accredited investors only.

On June 30, 2006, the Company issued a Secured Promissory Note to Vicis in the principal amount of $50,000 (the "Second June Note"). The issuance of the Second June Note was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that the Second June Note was issued to institutional or accredited investors only.

On August 11, 2006, the Company issued a 10% Secured Convertible Promissory Note in the principal amount of $1,302,000 (the "Note") to Vicis pursuant to the terms of that certain Note Purchase Agreement (the "Purchase Agreement") of even date therewith. As consideration for the Note, Vicis (a) delivered $790,000 in cash (the "Cash Payment"); (b) surrendered two secured promissory notes issued by the Company to Vicis on June 1, 2006, and June 30, 2006, respectively, each in the principal amount of $50,000 (collectively, the "June Notes"); and (c) surrendered a Series AA Convertible Debenture No. 05-0719 issued by the Company to Vicis on July 19, 2005, in the principal amount of $412,000 (the "Debenture"). At any time while the Note remains outstanding, Vicis may convert the outstanding principal balance and any accrued but unpaid interest on the
Note into shares of the Company's common stock, par value $.0005 per share, at a conversion price of $.166 per share (the "Conversion Shares"). The principal balance of the Note is due, in one lump sum payment, on August 10, 2007 (the "Maturity Date"), unless earlier converted. Interest on such principal (or any balance thereof outstanding from time to time) accrues at an annual rate of interest of ten percent (10%). The issuance of the Second June Note was exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) of the Act for transactions not involving a public offering and based on the fact that the Second June Note was issued to institutional or accredited investors only.

Issuer Purchases of Equity Securities

         The Company did not repurchase any equity securities during the fiscal quarter ended June 30, 2006.

Item 3.           Defaults upon Senior Securities.

On November 16, 2005, the Company issued a Promissory Note for $100,000 to Laurence Wallace (the "Wallace Promissory Note"). The Wallace Promissory Note accrues interest at an annual rate of eight percent (8%). The entire principal balance plus any accrued but unpaid interest was due on April 17, 2006. The Wallace Promissory Note is currently in default and we are in the process of negotiating an extension of the Maturity Date, however we may be unsuccessful in negotiating such an extension.

On November 16, 2005, the Company issued a Promissory Note for $200,000 to Carmen Bernstein (the "Bernstein Promissory Note"). The Bernstein Promissory Note accrues interest at an annual rate of ten percent (10%). The entire principal balance plus any accrued but unpaid interest was due on December 14, 2005. As of the date of this filing, the amounts due thereunder have not been repaid, although it has been extended indefinitely by mutual verbal agreement.

Item 4.           Submission of Matters to a Vote of Security Holders.

Effective July 25, 2006, by written action completed on August 7, 2006, the Company's shareholders owning an aggregate of 52.6% of the total shares outstanding of the Company, voted to approve the Medical Media Television, Inc. 2006 Equity Incentive Plan with an effective date of May 1, 2006.

Item 5.           Other Information.

None.

                  (Remainder of page left intentionally blank.)

Item 6.           Exhibits.

---------- ----------------------- --------------------------------------------------------------------------------------------
Exh. No.      Date of Document                                       Description of Document
---------- ----------------------- --------------------------------------------------------------------------------------------
3.0        January 2, 1997         Amended and Restated Articles of Incorporation of Transition Lifestyle Consultants, Inc. (1)
---------- ----------------------- --------------------------------------------------------------------------------------------
3.1        June 12, 2002           Articles of Amendment to the Articles of Incorporation (name change to PetCARE Television
                                   Network, Inc.) (1)
---------- ----------------------- --------------------------------------------------------------------------------------------
3.2        August 2, 2002          Articles of Amendment to the Articles of Incorporation (Series A Convertible Preferred
                                   Stock). (1)
---------- ----------------------- --------------------------------------------------------------------------------------------
3.3        November 12, 2003       Articles of Amendment to the Articles of Incorporation (Series B Convertible Preferred
                                   Stock). (2)
---------- ----------------------- --------------------------------------------------------------------------------------------
3.4        March 30, 2004          Articles of Amendment to the Articles of Incorporation (amend Series A Convertible
                                   Preferred Stock). (2)
---------- ----------------------- --------------------------------------------------------------------------------------------
3.5        June 10, 2004           Articles of Amendment to the Articles of Incorporation (amend Series B Convertible
                                   Preferred Stock). (3)
---------- ----------------------- --------------------------------------------------------------------------------------------
3.6        March 25, 2005          Articles of Amendment to the Articles of Incorporation (increase in authorized stock). (4)
---------- ----------------------- --------------------------------------------------------------------------------------------
3.7        April 21, 2005          Articles of Amendment to the Articles of Incorporation (name change to Medical Media
                                   Television, Inc.). (4)
---------- ----------------------- --------------------------------------------------------------------------------------------
3.8        July 14, 2005           Articles of Amendment to the Articles of Incorporation (Series A Zero Coupon Preferred;
                                   Series B Zero Coupon Preferred). (5)
---------- ----------------------- --------------------------------------------------------------------------------------------
3.9        November 16, 2005       Articles of Merger. (6)
---------- ----------------------- --------------------------------------------------------------------------------------------
3.10       December 22, 2005       Articles of Amendment to the Articles of Incorporation (Series C Zero Coupon Preferred
                                   Stock). (7)
---------- ----------------------- --------------------------------------------------------------------------------------------
3.13       N/A                     Bylaws of PetCARE Television Network, Inc. (1)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.0       November 30, 2005       Amended Note Purchase Agreement from the Company to William H. Quiros for a $1,000,000 loan  (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.1       February 14, 2006       Note Purchase Agreement between the Company and Steven J. Port for a $100,000 loan (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.2       February 15, 2006       Convertible Promissory Note from the Company to Steven J. Port for $100,000 (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.3       February 15, 2006       Common Stock Purchase Warrant from the Company to Steve J. Port (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.4       February 16, 2006       Note Purchase Agreement between the Company and Gilbert B. Ross for a $200,000 loan (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.5       February 16, 2006       Convertible Promissory Note from the Company to Gilbert B. Ross for $200,000 (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.6       February 16, 2006       Common Stock Purchase Warrant from the Company to Gilbert B. Ross (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.7       March 30, 2006          Note Purchase Agreement between the Company and William H. Quiros for a $450,000 loan (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.8       March 31, 2006          Convertible Promissory Note from the Company to William H. Quiros for $450,000 (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.9       March 31, 2006          Amended Note Purchase Agreement between the Company and Elaine G. Edinburg for a $10,000 loan (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.10      April 1, 2006           Note Purchase Agreement between the Company and Steven J. Port for a $125,000 loan (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.11      April 1, 2006           Convertible Promissory Note from the Company to Steven J. Port for $125,000 (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.12      April 1, 2006           Common Stock Purchase Warrant from the Company to Steve J. Port (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.13      April 15, 2006          Note Purchase Agreement between the Company and Softrev Partners, Inc. for a $250,000 loan (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.14      April 16, 2006          Convertible Promissory Note from the Company to Softrev Partners, Inc. for $250,000 (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.15      April 16, 2006          Common Stock Purchase Warrant from the Company to Softrev Partners, Inc. (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.16      May 1, 2006             2006 Medical Media Television, Inc. Equity Incentive Plan (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.17      June 1, 2006            Secured Promissory Note from the Company to Vicis Capital Master Fund for $50,000 (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.18      June 30, 2006           Secured Promissory Note from the Company to Vicis Capital Master Fund for $50,000 (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.19      July 25, 2006           Amended Consulting Agreement between the Company and Saddle Ranch Productions, Inc. (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
10.20      July 26, 2006           Common Stock Purchase Warrant from the Company to William H. Quiros (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
23.1       August 21, 2006         Consent of Independent Public Accounting Firm (*)
---------- ----------------------- --------------------------------------------------------------------------------------------

---------- ----------------------- --------------------------------------------------------------------------------------------
31.1       August 21, 2006         Certification of Chief Executive Officer of Periodic Report pursuant to Rule 13a-14a and
                                   Rule 14d-14(a). (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
31.2       August 21, 2006         Certification of Principal Financial Officer of Periodic Report pursuant to Rule 13a-14a and Rule 15d-14(a). (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
32.1       August 21, 2006         Certification of Chief Executive Officer pursuant to 18 U.S.C. Section 1350. (*)
---------- ----------------------- --------------------------------------------------------------------------------------------
32.2       August 21, 2006         Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350. (*)
---------- ----------------------- --------------------------------------------------------------------------------------------

-------------------

(1) Previously filed with Registration Statement on Form SB-2 filed on November 5, 2003.

(2) Previously filed with Form 10-KSB for year ended December 31, 2003 filed on March 26, 2004.

(3) Previously filed with Form 10-QSB for period ended June 30, 2004 filed on August 18, 2004.

(4) Previously filed with Form 10-QSB for period ended March 31, 2005 filed on May 16, 2005.

(5) Previously filed with Form 10-QSB for period ended June 30, 2005 filed on September 9, 2005.

(6) Previously filed with Form 10-QSB for period ended September 30, 2005 filed on November 21, 2005.

(7)   Previously filed with Form SB-2 filed on February 10, 2006.

(*)   Filed herewith.

                  (Remainder of page left intentionally blank.)

                                   SIGNATURES

         In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:   August 21, 2006         MEDICAL MEDIA TELEVISION, INC.

                                  By:      /s/ Philip M. Cohen
                                     -------------------------------------------
                                       Philip M. Cohen, President and Chief
                                       Executive Officer

                                  By:      /s/ Donald R. Mastropietro
                                     -------------------------------------------
                                       Donald R. Mastropietro,  Vice President
                                       Finance and Chief Financial Officer

Exh. 10.0 - Amended Note Purchase Agreement-Quiros-$1,000,000 loan

                         AMENDED NOTE PURCHASE AGREEMENT

      This AMENDED NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of July 26, 2006, hereby amends in its entirety that certain Note Purchase Agreement dated November 30, 2005, entered into by and among Medical Media Television, Inc., a Florida corporation (the "Company"), and William H. Quiros (the "Purchaser"), for the issuance and sale to the Purchaser of the Note (as defined below) of the Company, in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase the Note;

      WHEREAS, such issuance and sale will be made in reliance upon the provisions of Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to the purchase of the Note to be made hereunder.

      NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Purchaser hereby agree as follows:

      1.    Purchase and Sale of Note.

            (a) Terms of Note: Upon the following terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a convertible promissory note in the aggregate principal amount of $1,000,000 (the "Purchase Price"), in substantially the form attached hereto as Exhibit A (the "Note"), pursuant to the following loan schedule:

                      November 30, 2005           $175,000
                      December 4, 2005            $250,000
                      December 15, 2005           $250,000
                      January 15, 2006            $325,000

      The outstanding principal amount of the Note, plus any accrued but unpaid interest thereon, shall be due and payable in cash on the Maturity Date (as defined in the Note); provided, however, the Purchaser shall have the sole option to convert on the Maturity Date the outstanding principal amount of the Note plus any accrued but unpaid interest into such number of shares of Common Stock of the Company, par value $.0005 per share (the "Common Stock"), at a Conversion Price equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, but in no event shall the Conversion Price be less than $0.166. The Note shall not be convertible until the Maturity Date and shall not be convertible such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99% (the "Ownership Cap Restriction"); provided, however, that upon the holder of the Note providing the Company with sixty-one (61) days notice (the "Waiver Notice") that the holder would like to waive the Ownership Cap Restriction with regard to any or all shares of Common Stock issuable upon exercise of the conversion feature of the Note, this Ownership Cap Restriction will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice, and provided further that this Ownership Cap Restriction shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of the Note.

      The Note shall bear interest at a rate of twenty percent (20%) per annum. Until such time as all installments representing an aggregate of $450,000 has been paid to the Company by William H. Quiros under a Convertible Promissory
Note issued March 16, 2006 (the "March Quiros Note"), interest hereunder shall be paid on a quarterly basis with the said interest payment(s) being applied toward the balance remaining unpaid under the March Quiros Note ("Applied Interest"). At such time as the entire $450,000 has been received by the Company under the March Quiros Note [via cash payments and/or Applied Interest], then all future interest shall accrue, but will not become due and payable until the Maturity Date.

      With the consent of both the Company and the Investor, the Note may be extended for an additional twelve (12) months, with the terms of the interest payments remaining the same as above. The Company has the option to pay the principal amount of this Note plus accrued but unpaid interest in a cash payment at any time prior to the Maturity Date.

            (b) Issuance of Warrants: The Investor will be issued 2,500,000 warrants to purchase Common Stock of the Company (the "Warrants"). Warrants shall be issued on a pro rata basis per the above loan schedule, as follows:

                  November 30, 2005           437,500 warrants
                  December 4, 2005            625,000 warrants
                  December 15, 2005           625,000 warrants
                  January 15, 2005            812,500 warrants

      The Warrants shall have a term of five (5) years and shall have an exercise price equal to $0.75 per share (the "Exercise Price"). The Warrants shall not be exercisable such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99%.

            (c) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase the Note. The closing under this Agreement (the "Closing") shall take place at the offices of Medical Media Television, Inc., 8406 Benjamin Road, Suite C, Tampa, Florida 33634 upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the "Closing Date").

            (d) The Investor is aware that the Company filed a Registration Statement on Form SB-2 which was approved by the Securities & Exchange Commission on March 1, 2006 and that a total of 2,500,000 shares of Common Stock were reserved and registered for the conversion of this Note. Any shares of Common Stock issued to the Investor upon the conversion of this Note in excess of the 2,500,000 shares registered under the effective Form SB-2 shall have standard piggyback registration rights.

      2. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

            (a) If the Purchaser is an entity, the Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

            (b) This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

            (c) The Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Securities and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Securities. The Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

            (d) The Purchaser understands that the Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

            (e) The Purchaser is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

            (f) The Purchaser is and will be acquiring the Securities for its own account, and not with a view to any resale or distribution of the Note in whole or in part, in violation of the Securities Act or any applicable securities laws.

            (g) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Securities purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

            3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Purchaser, and covenants for the benefit of the Purchaser, as follows:

            (a) The Company has been duly incorporated, validly exists, and is in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any effect on the business, results of operations, prospects, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement or the Note in any material respect.

            (b) The Note has been duly  authorized  by all  necessary  corporate action and, when paid for or issued in accordance with the terms hereof, the Note shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Note, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

            (c) The Note and this Agreement (the "Transaction Documents") have been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver the Transaction Documents and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

            (d) The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or
(iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

            (e) The sale and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of the Purchaser's representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

            (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement.

            (g) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of the Transaction Documents or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

            (h) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Note hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Note, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of the Note under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the Note.

            (i) To the Company's knowledge, neither this Agreement, nor the Schedules hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

            (j) The authorized capital stock of the Company and the shares thereof issued and outstanding as of November 15, 2005 are set forth on Schedule 3(j) attached hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement or on Schedule 3(j) attached hereto, as of the date hereof, no shares of the Common Stock are entitled to preemptive rights and there are no registration rights or outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. As of the date hereof, except for as set forth on Schedule 3(j), the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and its executive officers have no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, or no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

            (k) So long as the Note remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to effect the conversion of the Note.

            (l) The Company  has  complied  and will comply with all  applicable federal and state securities laws in connection with the offer, issuance and sale of the Note and the Conversion Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

            (m) The Company agrees that so long as the Note is outstanding or the Purchaser owns at least 2,000,000 shares of Common Stock on a fully diluted basis, the Purchaser shall have the right to nominate or appoint an individual to serve as an observer of the Company's board of directors.

      4. Conditions Precedent to the Obligation of the Company to Sell the Note. The obligation hereunder of the Company to issue and sell the Note to the Purchaser is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) The Purchaser shall have executed and delivered this Agreement.

            (b) The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

            (c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

            (d) At the Closing Date, the Purchaser shall have delivered to the Company immediately available funds as payment in full of the Purchase Price for the Note.

      5. Conditions Precedent to the Obligation of the Purchaser to Purchase the Note. The obligation hereunder of the Purchaser to acquire and pay for the Note is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

            (a) The Company shall have executed and delivered the Note, this Agreement and any other Transaction Document.

            (b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            (c) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

            (d) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

            (e) As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement, the Note, or the transactions contemplated thereby or any action taken or to be take pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

            (f) No Material Adverse Effect shall have occurred at or before the Closing Date.

            (g) The Company shall have delivered on the Closing Date to the Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions of the board of directors of the Company authorizing the transactions contemplated by this Agreement, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing this Agreement and the Note.

            (h)  The   Purchaser   shall  have   received  a  legal  opinion  in
substantially the form annexed hereto as Exhibit B as of the Closing Date.

      6. Legend. Each Note and certificate representing the Conversion Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR PETCARE TELEVISION NETWORK, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

The Company agrees to reissue the Note and certificates representing the Conversion Shares, without the legend set forth above if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of its counsel, the registration of the Note or Conversion Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Securities and Exchange Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of its counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within five (5) days. In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 6 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

      7. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided, however, that the Company shall pay (i) $10,000 of non-accountable fees and expenses in connection with the due diligence, preparation, negotiation, execution and delivery of this Agreement, the Note and the transactions contemplated thereunder and (ii) the costs of any amendments, modifications or waivers of this Agreement, the Note or any other Transaction Document.

      8. Indemnification.

            (a) The Company hereby agrees to indemnify and hold harmless the Purchaser and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses (collectively "Claims") incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation or warranty or agreement made by the Company in this Agreement.

            (b) The Purchaser hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Purchaser, (ii) any omission or alleged omission of a material fact with respect to the Purchaser or
(iii) any breach of any representation, warranty or agreement made by the Purchaser in this Agreement.

      9. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of Hillsborough located in the City of Tampa in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

      10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section
10), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

            (a)   if to the Company:

                  Medical Media Television, Inc.
                  8406 Benjamin Road, Suite C
                  Tampa, Florida 33634
                  Attention: Philip M. Cohen, President/Chief Executive Officer Tel. No.: (813) 888-7330
                  Fax No.:  (813) 888-7375
                  with a copy to:

                  Bush Ross Gardner Warren & Rudy, P.A.
                  220 S. Franklin St.
                  Tampa, FL  33601
                  Attn:  John N. Giordano
                  Tel. No.:  (813) 224-9255
                  Fax No.:  (813) 223-9620

            (b)   if to the Purchaser:

                  William H. Quiros
                  1112 League Line Road
                  Conroe, TX  77303
                  Tel. No.:  (818) 284-0496
                  Fax No.:  (708) 575-7985


All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

      11. Assignment. Neither party may assign, sell, or transfer to any third person the rights of such party hereunder; provided, however, that Purchaser may assign his rights hereunder to an entity wholly owned and controlled by Purchaser.

      12. Entire Agreement. This Agreement, the Note and any other Transaction Document constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

      13. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  [end of page]

      IN WITNESS WHEREOF, and in accordance with the amendment provisions contained herein, the Company and Payee have executed and delivered this Amended Note Purchase Agreement as of July 26, 2006 with an effective date as of the date first written above.


                            MEDICAL MEDIA TELEVISION, INC.


                            By: /s/ Philip M. Cohen
                                ------------------------------------------------
                                 Name: Philip M. Cohen
                                 Title:   President and Chief Executive Officer


                            PURCHASER:


                            By: /s/ William H. Quiros
                               -------------------------------------------------
                                 Name:  William H. Quiros

                                    EXHIBIT A
                                    ---------
                                  FORM OF NOTE

                                    EXHIBIT B
                                    ---------
                                 FORM OF OPINION

      1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

      2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors is required. The Transaction Documents have been duly executed and delivered, and the Note has been duly executed, issued and delivered by the Company and each Transaction Document constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Conversion Shares are not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

      3. The Note has been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued. The Conversion Shares have been duly authorized for issuance, and when delivered upon conversion or against payment in full as provided in the Note, will be validly issued, fully paid and nonassessable.

      4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Securities do not (a) violate any provision of the Certificate of Incorporation or Bylaws, (b) to our knowledge, after due inquiry, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is known to us, (c) to our knowledge, after due inquiry, create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment known to us to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations)
applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

      5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Note or the Conversion Shares.

      6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Purchase Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

      7. Conditioned on the accuracy of the Purchaser's representations and warranties contained in the Purchase Agreement, the offer, issuance and sale of the Note and the offer, issuance and sale of the Conversion Shares pursuant to the Purchase Agreement and the Note, as applicable, are exempt from the registration requirements of the Securities Act of 1933, as amended.

                                   SCHEDULE 3j


Medical Media Television, Inc. Capital Stock:

Common Stock:              Authorized Shares:                 100,000,000 shares
                           Outstanding Shares:                20,725,104 shares
                           Par Value:                         $.0005


Preferred Stock:           Total Authorized Shares:           25,000,000 shares
                           Total Outstanding Shares:          4,294,373 shares
                           Par Value:                         Zero

Series A Zero Coupon Preferred Stock:      Authorized Shares:   1,682,044 shares
                                           Outstanding Shares:  1,682,044 shares


Series B Zero Coupon Preferred Stock:      Authorized Shares:   2,612,329 shares
                                           Outstanding Shares:  2,612,329 shares


      OUTSTANDING OPTIONS, WARRANTS, AND OTHER RIGHTS TO ACQUIRE SHARES OF
                         MEDICAL MEDIA TELEVISION, INC.

Outstanding stock options to purchase 5,303 shares of common stock of MMTV.

Outstanding warrants to purchase 8,079,235 shares of common stock of MMTV.

Outstanding preferred shares which will convert into 16,093,989 shares of common stock of MMTV.

Outstanding convertible debentures which will convert into 4,287,952 shares of common stock of MMTV. These convertible debentures may be repaid in cash at the option of the Company.

Exh. 10.1 - Port Note Purchase Agreement dated February 14, 2006

                             NOTE PURCHASE AGREEMENT

      This NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of February 14, 2006, is entered into by and among Medical Media Television, Inc., a Florida corporation (the "Company"), and Steven J. Port, a resident of California (the "Purchaser"), for the issuance and sale to the Purchaser of the Note (as defined below) of the Company, in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

      WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase the Note;

      WHEREAS, such issuance and sale will be made in reliance upon the provisions of Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to the purchase of the Note to be made hereunder.

      NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Purchaser hereby agree as follows:

      1.    Purchase and Sale of Note.

            (a) Terms of Note: Upon the following terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a convertible promissory note in the aggregate principal amount of $100,000 (the "Purchase Price"), pursuant to the following loan schedule:

                      February 15, 2006           $50,000
                      March 16, 2006              $50,000

      The outstanding principal amount of the Note, plus any accrued but unpaid interest thereon, shall be due and payable in cash on the Maturity Date (as defined in the Note); provided, however, the Purchaser shall have the sole option to convert on the Maturity Date the outstanding principal amount of the Note plus any accrued but unpaid interest into such number of shares of Common Stock of the Company, par value $.0005 per share (the "Common Stock"), at a conversion price selected by the Purchaser of either: (i) $0.40, or (ii) a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, with the exception that the Conversion Price shall not be lower than $0.166. The Note shall not be convertible until the Maturity Date and shall not be convertible such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99% (the "Ownership Cap Restriction"); provided, however, that upon the holder of the Note providing the Company with sixty-one
(61) days notice (the "Waiver Notice") that the holder would like to waive the Ownership Cap Restriction with regard to any or all shares of Common Stock issuable upon exercise of the conversion feature of the Note, this Ownership Cap Restriction will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice, and provided further that this Ownership Cap Restriction shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of the Note.

      The Note shall bear interest at a rate of twenty percent (20%) per annum, compounded semi-annually. Interest shall be paid at the end of each quarter in either (i) shares of Series C Zero Coupon Preferred Stock of the Company valued at $1.00 per share, or (ii) cash, at Investor's option, with the first interest payment being on March 31, 2006. The Series C Zero Coupon Preferred Stock shall be convertible into shares of the Company's Common Stock on the Maturity date at a ten percent (10%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion. The Series C Zero Coupon Preferred Stock is subordinate to Series A Zero Coupon Preferred Stock and Series B Zero Coupon Preferred Stock. Investor shall make his election as to receipt of interest in cash or in Series C Zero Coupon Preferred Stock by written notice to the Company at least five (5) business days before the interest payment due date (the "Interest Notice Date"). If no such notice is given by Investor by such Interest Notice Date, the Company shall pay the interest in cash.

      With the consent of both the Company and the Investor, the Note may be extended for an additional twelve (12) months, with the terms of the interest payments remaining the same as above.

            (b) Issuance of Warrants: The Investor will be issued 250,000 warrants to purchase Common Stock of the Company (the "Warrants"). The Warrants shall have a term of five (5) years and shall have an exercise price equal to $0.75 per share (the "Exercise Price"). The Warrants shall not be exercisable such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99%.

            (c) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase the Note. The closing under this Agreement (the "Closing") shall take place at the offices of Medical Media Television, Inc., 8406 Benjamin Road, Suite C, Tampa, Florida 33634 upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the "Closing Date").

            (d) The Company has authorized and reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of authorized but unissued shares of Common Stock to effect the conversion of the Note. Any shares of Common Stock issuable by the Company upon conversion of the Note are herein referred to as the "Conversion Shares". The Note and the Conversion Shares are sometimes collectively referred to herein as the "Securities".

            (e) At Company's earliest opportunity, and in any event not more than 120 days from the date hereof, all of the Conversion Shares underlying the Note and the Warrants shall be registered pursuant to a registration statement filed with the SEC, and such registration statement will be kept effective for a period of 3 years, subject to customary carve-outs.

      2. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

            (a) If the Purchaser is an entity, the Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

            (b) This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

            (c) The Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Securities and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Securities. The Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

            (d) The Purchaser understands that the Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

            (e) The Purchaser is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

            (f) The Purchaser is and will be acquiring the Securities for its own account, and not with a view to any resale or distribution of the Note in whole or in part, in violation of the Securities Act or any applicable securities laws.

            (g) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Securities purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

      3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Purchaser, and covenants for the benefit of the Purchaser, as follows:

            (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any effect on the business, results of operations, prospects, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement or the Note in any material respect.

            (b) The Note has been duly  authorized  by all  necessary  corporate action and, when paid for or issued in accordance with the terms hereof, the Note shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Note, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

            (c) The Note and this Agreement (the "Transaction Documents") have been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver the Transaction Documents and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

            (d) The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or
(iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

            (e) The sale and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of the Purchaser's representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

            (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement.

            (g) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of the Transaction Documents or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

            (h) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Note hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Note, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of the Note under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the Note.

            (i) To the Company's knowledge, neither this Agreement, nor the Schedules hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

            (j) The authorized capital stock of the Company and the shares thereof issued and outstanding as of January 20, 2006 are set forth on Schedule 3(j) attached hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement or on Schedule 3(j) attached hereto, as of the date hereof, no shares of the Common Stock are entitled to preemptive rights and there are no registration rights or outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. As of the date hereof, except for as set forth on Schedule 3(j), the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and its executive officers have no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, or no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

            (k) So long as the Note remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to effect the conversion of the Note.

            (l) The Company  has  complied  and will comply with all  applicable federal and state securities laws in connection with the offer, issuance and sale of the Note and the Conversion Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

      4. Conditions Precedent to the Obligation of the Company to Sell the Note. The obligation hereunder of the Company to issue and sell the Note to the Purchaser is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) The Purchaser shall have executed and delivered this Agreement.

            (b) The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

            (c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

            (d) At the Closing Date, the Purchaser shall have delivered to the Company immediately available funds as payment in full of the Purchase Price for the Note.

      5. Conditions Precedent to the Obligation of the Purchaser to Purchase the Note. The obligation hereunder of the Purchaser to acquire and pay for the Note is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

            (a) The Company shall have executed and delivered the Note, this Agreement and any other Transaction Document.

            (b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            (c) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

            (d) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

            (e) As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement, the Note, or the transactions contemplated thereby or any action taken or to be take pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

            (f) No Material Adverse Effect shall have occurred at or before the Closing Date.

      6. Legend. Each Note and certificate representing the Conversion Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

      "THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

The Company agrees to reissue the Note and certificates representing the Conversion Shares, without the legend set forth above if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of its counsel, the registration of the Note or Conversion Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Securities and Exchange Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of its counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within five (5) days. In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 6 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

      7. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

      8. Indemnification.

            (a) The Company hereby agrees to indemnify and hold harmless the Purchaser and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses (collectively "Claims") incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation or warranty or agreement made by the Company in this Agreement.

            (b) The Purchaser hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Purchaser, (ii) any omission or alleged omission of a material fact with respect to the Purchaser or
(iii) any breach of any representation, warranty or agreement made by the Purchaser in this Agreement.

      9. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of Hillsborough located in the City of Tampa in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

      10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section
10), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

            (a)   if to the Company:

                  Medical Media Television, Inc.
                  Attn:  Philip M. Cohen, President/CEO
                  8406 Benjamin Road, Suite C
                  Tampa, Florida 33634
                  Tel. No.: (813) 888-7330
                  Fax No.:  (813) 888-7375

                  with a copy to:

                  Bush Ross Gardner Warren & Rudy, P.A.
                  220 S. Franklin St.
                  Tampa, FL  33601
                  Attn:  John N. Giordano
                  Tel. No.:  (813) 224-9255
                  Fax No.:  (813) 223-9620

            (b)   if to the Purchaser:

                  Steven J. Port
                  4911 Edgerton Avenue
                  Encino, CA  91436
                  Tel. No.:  (818) 742-0566
                  Fax No.:  (818) 990-3838

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

      11. Assignment. Neither party may assign, sell, or transfer to any third person the rights of such party hereunder; provided, however, that Purchaser may assign his rights hereunder to an entity wholly owned and controlled by Purchaser.

      12. Entire Agreement. This Agreement, the Note and any other Transaction Document constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

      13. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  [end of page]

      IN WITNESS WHEREOF, this Agreement was duly executed on the date first written above.


                            MEDICAL MEDIA TELEVISION, INC.


                            By: /s/ Philip M. Cohen
                                ------------------------------------------------
                                 Philip M. Cohen
                                 President and Chief Executive Officer

                            PURCHASER:


                            /s/ Steven J. Port
                            ----------------------------------------------------
                            Steven J. Port, an individual

                                   SCHEDULE 3j


Medical Media Television, Inc. Capital Stock:

Common Stock:              Authorized Shares:                100,000,000 shares
                           Outstanding Shares:               20,971,299  shares
                           Par Value:                        $.0005


Preferred Stock:           Total Authorized Shares:          25,000,000 shares
                           Total Outstanding Shares:         4,303,959 shares
                           Par Value:                        Zero

Series A Zero Coupon Preferred Stock:     Authorized Shares:    1,682,044 shares
                                          Outstanding Shares:   1,682,044 shares


Series B Zero Coupon Preferred Stock:     Authorized Shares:    2,612,329 shares
                                          Outstanding Shares:   2,612,329 shares

Series C Zero Coupon Preferred Stock:     Authorized Shares:      400,000 shares
                                          Outstanding Shares:       9,586 shares


      OUTSTANDING OPTIONS, WARRANTS, AND OTHER RIGHTS TO ACQUIRE SHARES OF
                         MEDICAL MEDIA TELEVISION, INC.

Outstanding stock options to purchase 5,303 shares of common stock of MMTV.

Outstanding warrants to purchase 10,879,235 shares of common stock of MMTV.

Outstanding Series A and Series B preferred shares which will convert into 16,093,989 shares of common stock of MMTV.

Outstanding Series C preferred shares (8,627) which will convert into common shares at a discount to market at time of conversion.

Outstanding convertible debentures which will convert into 6,987,952 shares of common stock of MMTV. These convertible debentures may be repaid in cash at the option of the Company.

The above calculations do not include any shares of Series C preferred stock that may be issued for interest payments on existing convertible debt instruments that will be converted into common shares at a discount to market at time of conversion. It also does not include any common shares that may be issued for interest payments on existing convertible debt instruments.

Exh 10.2-Port Note dated February 15, 2006 for $100,000

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                         MEDICAL MEDIA TELEVISION, INC.

                           CONVERTIBLE PROMISSORY NOTE


U.S. $100,000                                                  February 15, 2006
No.: PN-02-15SP


            FOR VALUE RECEIVED, the undersigned, Medical Media Television, Inc., a Florida corporation (the "Company"), hereby promises to pay to the order of Steven J. Port or any future permitted holder of this promissory note (the "Payee"), at the principal office of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, the principal sum of One Hundred Thousand Dollars (U.S. $100,000), or such other amount as may be outstanding hereunder, together with any accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this promissory note (the "Note"). This Note is the Note referred to in the Note Purchase Agreement dated as of February 14, 2006 between the Company and the purchaser named therein (the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

            1.   Loan   Schedule;    Principal   Payment;    Interest   Payment;
Subordination.

                  (a) The Payee shall loan the Company an aggregate of $100,000 under the following loan schedule:

                      February 15, 2006           $50,000
                      March 16, 2006              $50,000

                  (b) The Company shall repay in full the entire principal balance then outstanding under this Note plus any accrued but unpaid interest on the first to occur (the "Maturity Date") of: (i) February 14, 2007, as it may be extended pursuant to the terms hereof, or (ii) the acceleration of the obligations as contemplated by this Note.

                  (c) The Note shall bear interest at a rate of 20% per annum, compounded semi-annually. Interest shall be paid at the end of each calendar quarter in either: (i) shares of Series C Zero Coupon Preferred Stock of the Company valued at $1.00 per share, or (ii) cash, at Investor's option, with the first interest payment being on March 31, 2006. The Series C Zero Coupon Preferred Stock shall be convertible into shares of the Company's Common Stock on the Maturity Date at a ten percent (10%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion. The Series C Zero Coupon Preferred Stock shall be subordinate to Series A Zero Coupon Preferred Stock and Series B Zero Coupon Preferred Stock. The Payee shall make his election as to receipt of interest in cash or in Series C Zero Coupon Preferred Stock by written notice to the Company at least five (5) business days before the interest payment due date (the "Interest Notice Date"). If no notice is given by Payee by such Interest Notice Date, the Company shall pay the interest in cash.

                  (d) The Note shall not be convertible until the Maturity Date. With the consent of both the Company and the Investor, the Note may be extended for an additional 12-month term, with the terms of the interest payments remaining the same as outlined in 1(b) above. The Note shall not be onvertible such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99%.

            2. Conversion Option; Issuance of Certificates.

                  (a) At the Maturity Date, the outstanding principal amount of this Note plus any accrued but unpaid interest shall be due and payable in cash; provided, however, the Payee shall have the sole option to convert on the Maturity Date the outstanding principal amount of this Note plus any accrued but unpaid interest into such number of shares of common stock of the Company, par value $.0005 per share (the "Common Stock"), equal to the principal amount of this Note plus any accrued but unpaid interest being converted divided by the Conversion Price selected by the Holder. For purposes of this Note, "Conversion Price" shall mean either (i) an amount equal to forty cents ($0.40), or (ii) an amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, with the exception that the Conversion Price shall not be lower than $0.166. The Fixed Conversion Price shall be subject to adjustment pursuant to Section 3 hereof. Upon conversion of this Note into shares of Common Stock, the outstanding principal amount of this Note, together with any accrued but unpaid interest, shall be deemed to be the consideration for the Payee's interest in such shares of Common Stock.

                  (b) In the event that the Payee elects to convert this Note into shares of Common Stock on the Maturity Date, the Company shall, not later than five (5) trading days after the conversion of this Note, issue and deliver to the Payee by express courier a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note.

            3. Ownership Cap and Certain Exercise Restrictions.

                  (a) Notwithstanding anything to the contrary set forth in this Note, at no time may a Holder of this Note convert this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder owning more than 4.999% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Note providing the Company with sixty-one (61) days notice (pursuant to Section 13 hereof) (the "Waiver Notice") that such Holder would like to waive this Section 3(a) with regard to any or all shares of Common Stock issuable upon exercise of this Note, this
Section 3(a) will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Note.

                  (b) The Holder may not convert this Note hereunder to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Note held by the Holder after application of this Section; provided, however, that upon a holder of this Note providing the Company with a Waiver Notice that such holder would like to waive this Section 3(b) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3(b) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Note.

            4. Adjustment of Conversion Price.

                  (a) The Conversion Price shall be subject to adjustment from time to time as follows:


                    (i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

                    (ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Conversion Price then in effect by a fraction:

                              (1)   the  numerator  of  which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                              (2)   the  denominator of which shall be the total
number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                    (iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 4(a)(iii) with respect to the rights of the holder of this Note.

                  (b) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Payee would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the closing bid prices of the Common Stock for the five (5) consecutive trading days immediately preceding the date of conversion of this Note.

                  (d) Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

                  (e) Registration Rights. At Company's earliest opportunity, and in any event not more than 120 days from the date hereof, the Company shall file a Registration Statement on Form SB-2 (or an alternative available form) covering the underlying equity position of the Holder of the Note, and the Company will keep said Registration Statement effective for a period of three years, subject to customary carve-outs.

            5. No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Payee, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

            6. Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Florida, such payment may be due on the next succeeding business day.

            7. Representations and Warranties of the Company. The Company represents and warrants to the Payee as follows:

                  (a) The Company has been duly incorporated, validly exists, and is in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

                  (b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Note and to perform its obligations hereunder.

                  (c) The execution, delivery and performance of this Note will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or
(iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

                  (d) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.

            8. Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

                  (a) the Company shall fail to make the payment of any amount of any principal outstanding on the date such payment shall become due and payable hereunder; or

                  (b) the Company shall fail to make interest payments on the date such payments shall become due and payable hereunder; or

                  (c) any representation, warranty or certification made by the Company herein, or in any certificate or financial statement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

                  (d) the holder of any indebtedness of the Company or any of its subsidiaries shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the "Indebtedness") (other than the Indebtedness hereunder) prior to its stated maturity or payment date the aggregate principal amount of which Indebtedness of all such persons is in excess of $100,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

                  (e) A judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $100,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty
(60) consecutive days following entry of the judgment or order in excess of $500,000 or the judgment or order which causes the aggregate amount described above to exceed $500,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (vi) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction
(foreign or domestic), or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

                  (g) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days; or

                  (h) failure by the Company to issue the Conversion Shares or notice from the Company to the Payee, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock.

            9. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all accrued but unpaid interest, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in Sections 8(f) and (g), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and any accrued but unpaid interest shall be automatically due and payable; or (b) exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding the foregoing, Payee agrees that its rights and remedies hereunder are limited to receipt of cash or shares of Common Stock in the amounts described herein.

            10. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

            11. Parties in Interest, Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of Section 19 of this Note, or pledged, hypothecated or otherwise granted as security by the Payee.

            12. Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

            13. Assignment. Neither party may assign, sell, or transfer to any third person the rights of such party hereunder; provided, however, that Payee may assign his rights hereunder to an entity wholly owned and controlled by Payee.

            14. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Payee at least thirty (30) days prior to the date on which the Company closes its books and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to the Payee at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.

         Address of the Payee:           Steven J. Port
                                         4911 Edgerton Avenue
                                         Encino, CA  91436
                                         Tel. No.:  (818) 742-0566
                                         Fax No.:  (818) 990-3838

         Address of the Company:         Medical Media Television, Inc.
                                         Attn:  Philip M. Cohen, President/CEO
                                         8406 Benjamin Road, Suite C
                                         Tampa, Florida 33634
                                         Tel. No.:  (813) 888-7330
                                         Fax No.:  (813) 888-7375

         with a copy to:                 Bush Ross Gardner Warren & Rudy, PA
                                         Attn:  John N. Giordano
                                         220 S. Franklin St.
                                         Tampa, FL  33601
                                         Tel. No.:  (813) 224-9255
                                         Fax No.:  (813) 223-9620

            15. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

            16. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

            17. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

            18. Failure or Indulgence Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

            19. Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

            20. Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

            21.  Compliance  with  Securities  Laws.  The  Payee  of  this  Note acknowledges that this Note is being acquired solely for the Payee's own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

            "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE
            SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

            22. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

            23. Consent to Jurisdiction. Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in Central Florida and the courts of the State of Florida located in Hillsborough County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 14 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 22 shall affect or limit any right to serve process in any other manner permitted by law.

            24. Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

                  (a) No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

                  (b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PAYEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.


      IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.


                                 MEDICAL MEDIA TELEVISION, INC.


                                 By: /s/ Philip M. Cohen
                                     -------------------------------------------
                                      Philip M. Cohen
                                      President and Chief Executive Officer

Exh. 10.3 - Warrant to Port dated February 15, 2006 for 250,000 shares

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MEDICAL MEDIA TELEVISION, INC. THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                         MEDICAL MEDIA TELEVISION, INC.


                            Expires February 14, 2011

                                                       Number of Shares: 250,000
Date of Issuance: February 15, 2006                    Warrant No.:     W-SP0215


         FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Medical Media Television, Inc., a Florida corporation (together with its successors and assigns, the "Issuer"), hereby certifies that Steven J. Port, a resident of California (or his registered assigns) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), Two Hundred Fifty Thousand (250,000) shares of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share of $.75 subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 9 hereof.

         1. Term. The term of this Warrant shall commence on February 15, 2006 and shall expire at 5:00 p.m., Eastern Time, on February 14, 2011 (such period being the "Term").

         2. Method of Exercise Payment; Issuance of New Warrant; Transfer and Exchange.

            (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term commencing on February 15, 2006 and expiring on February 14, 2011.

            (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price, payable at such Holder's election by certified or official bank check or by wire transfer to an account designated by the Issuer.

            (c) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise and, unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof at the Issuer's expense within such time.

            (d) Transferability of Warrant. Subject to provisions herein, this Warrant may be transferred by a Holder without the consent of the Issuer. If transferred pursuant to this paragraph and subject to the provisions of subsection (f) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated as of the Original Issue Date and shall be identical with this Warrant except as to the name of the Holder or the number of shares of Warrant Stock, as applicable.

            (e) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

            (f) Compliance with Securities Laws.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

                  (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

                  THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MEDICAL MEDIA TELEVISION, INC. THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                  (iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer and removal as the Issuer may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section, the Issuer will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or "blue sky" laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant.

            (g) In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an "accredited investor" as defined in Regulation D under the Securities Act.

         3. Stock Fully Paid; Reservation and Listing of Shares; Covenants.

            (a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

            (b) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its reasonable best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

            (c) Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants in their capacity as Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

            (d) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

         4. Adjustment of Warrant Price and Warrant Share Number. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Section 5.

            (a)     Recapitalization,      Reorganization,     Reclassification,
Consolidation, Merger or Sale.

                  (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate or merge with or into another corporation where the holders of outstanding Voting Stock prior to such merger or consolidation do not own over 50% of the outstanding Voting Stock of the merged or consolidated entity immediately after such merger or consolidation, or (b) sell all or substantially all of its properties or assets to any other Person, or (c) change the Common Stock to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in
Section 4(b) or Section 4(c)), or (d) effect a capital reorganization (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 4(b) or Section 4(c)), then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this
Section 4.

                  (ii) Notwithstanding anything contained in this Warrant to the contrary, a Triggering Event shall not be deemed to have occurred if, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder a written acknowledgement executed by the President or Chief Financial Officer of the Company, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

            (b) Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

                  (i) make or issue or set a record date for the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

                  (ii) effect a stock split of its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

            (c) Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the determination of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                  (i) cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer),

                  (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

                  (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm of recognized national standing acceptable to (but not affiliated with) the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be adjusted pursuant to this
Section  4(d)  as  of  the  time  of  actual   payment  of  such   dividends  or
distributions.

            (d) Purchase of Common Stock by the Issuer. If the Issuer at any time while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Outstanding Common Stock immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Outstanding Common Stock immediately after such purchase, redemption or acquisition. For the purposes of this subsection, the date as of which the Per Share Market Price shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection, a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

            (e) Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

                  (i) Fractional Interests.  In computing adjustments under this
Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

                  (ii) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

            (f) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

            (g) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

         5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial
Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big four" selected by the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto.

         6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

         7.  Ownership Cap and Certain Exercise Restrictions.

            (a) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder owning more than 4.999% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the "Waiver Notice") that such Holder would like to waive this Section 7(a) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(a) will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

            (b) The Holder may not exercise the Warrant hereunder to the extent such exercise would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon exercise of the Warrant held by the Holder after application of this Section; provided, however, that upon a holder of this Warrant providing the Company with a Waiver Notice that such holder would like to waive this Section 7(b) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(b) shall be of no force or effect with regard to those shares of Warrant Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

         8. Registration Rights. The shares of Common Stock issuable upon exercise of this Warrant shall have standard "piggyback" registration rights.

         9. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

                  "Articles of Incorporation" means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

                  "Board" shall mean the Board of Directors of the Issuer.

                  "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership,
         (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "Common Stock" means the Common Stock, par value $.0005 per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

                  "Convertible Securities" means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

                  "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

                  "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

                  "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

                  "Issuer" means Medical Media Television, Inc., a Florida corporation, and its successors.

                  "Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

                  "Original Issue Date" means February 15, 2006.

                  "OTC Bulletin Board" means the over-the-counter electronic bulletin board.

                  "Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

                  "Outstanding Common Stock" means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

                  "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

                  "Per Share Market Value" means on any particular date (a) the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (b) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Board in good faith; provided, however, that the Majority Holders, after receipt of the determination by the Board, shall have the right to select, jointly with the Issuer, an Independent Appraiser, in which case, the fair market value shall be the determination by such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

                  "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

                  "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

                  "Term" has the meaning specified in Section 1 hereof.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Voting Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

                  "Warrants" means this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

                  "Warrant Price" initially means U.S. $.75, as such Warrant Price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

                  "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

                  "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

         10. Other Notices. In case at any time:

                        (A) the Issuer shall make any distributions to the holders of Common Stock; or

                        (B) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

                        (C) there shall be any reclassification of the Capital Stock of the Issuer; or

                        (D) there shall be any capital reorganization by the Issuer; or

                        (E) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

                        (F) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty
(20) days prior to the record date or effective date for the event specified in such notice.

         11. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant.

         12. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         13. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern time, on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern time, on any date and earlier than 11:59 p.m., eastern time, on such date, (iii) the Trading Day following the date of mailing, if sent by overnight delivery by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

                           Medical Media Television, Inc.
                           8406 Benjamin Road, Suite C
                           Tampa, Florida 33634
                           Attention: Philip M. Cohen, President and CEO Tel. No.: (813) 888-7330
                           Fax No.:  (813) 888-7375

Copies of notices to the Issuer shall be sent to Bush Ross Gardner Warren & Rudy, P.A., Attn: John N. Giordano, 220 S. Franklin Street, Tampa, FL 33601, Tel No. (813) 224-9255, Fax. No. (813) 224-9230. Copies of notices to the Holder shall be sent to Steven J. Port, 4911 Edgerton Avenue, Encino, CA 91436. Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         14. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in Tampa, Florida for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         15. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         16. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

         17. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

         18. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.


                                   MEDICAL MEDIA TELEVISION, INC.



                                   By: /s/ Philip M. Cohen
                                       -----------------------------------------
                                           Philip M. Cohen
                                           President and Chief Executive Officer

                                  EXERCISE FORM

                         MEDICAL MEDIA TELEVISION, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Medical Media Television, Inc. covered by the within Warrant.

Dated:                              Signature
       -----------------                      ----------------------------------

                                    Address
                                              ----------------------------------
                                              ----------------------------------

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________


                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:                              Signature
       -----------------                      ----------------------------------

                                    Address
                                              ----------------------------------
                                              ----------------------------------


                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:                              Signature
       -----------------                      ----------------------------------

                                    Address
                                              ----------------------------------
                                              ----------------------------------



                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of
_______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

Exh. 10.4-Note Purchase Agreement with Ross dated February 15, 2006

THIS NOTE PURCHASE AGREEMENT IS BEING ISSUED TO GILBERT B. ROSS AS A CARVE OUT FROM THE NOTE PURCHASE AGREEMENT BETWEEN MEDICAL MEDIA TELEVISION, INC. AND CAPITALSMART, LLC ("CAPITALSMART NOTE PURCHASE AGREEMENT") DATED FEBRUARY 14,
2006. PER AN AGREEMENT BETWEEN THE PRINCIPALS OF CAPITALSMART, LLC, THE CAPITALSMART NOTE PURCHASE AGREEMENT WAS CANCELLED AND INDIVIDUAL NOTE PURCHASE AGREEMENTS WERE ISSUED IN LIEU THEREOF, EACH IN THE NAME OF A PRINCIPAL (OR ENTITY CONTROLLED BY A PRINCIPAL) OF CAPITALSMART.


                             NOTE PURCHASE AGREEMENT

         This NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of February 15, 2006, is entered into by and among Medical Media Television, Inc., a Florida corporation (the "Company"), and Gilbert B. Ross, a California resident (the "Purchaser"), for the issuance and sale to the Purchaser of the Note (as defined below) of the Company, in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase the Note;

         WHEREAS, such issuance and sale will be made in reliance upon the provisions of Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to the purchase of the Note to be made hereunder.

         NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Purchaser hereby agree as follows:

         1.       Purchase and Sale of Note.

                  (a) Terms of Note: Upon the following terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a convertible promissory note in the aggregate principal amount of $200,000 (the "Purchase Price") made through installments, in substantially the form attached hereto as Exhibit A (the "Note").

         The outstanding principal amount of the Note, plus any accrued but unpaid interest thereon, shall be due and payable in cash on the Maturity Date (as defined in the Note); provided, however, the Purchaser shall have the sole option to convert on the Maturity Date the outstanding principal amount of the Note plus any accrued but unpaid interest into such number of shares of Common Stock of the Company, par value $.0005 per share (the "Common Stock"), at a Conversion Price equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, but in no event shall the Conversion Price be less than $0.166. The Note shall not be convertible until the Maturity Date and shall not be convertible such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99% (the "Ownership Cap Restriction"); provided, however, that upon the holder of the Note providing the Company with sixty-one (61) days notice (the "Waiver Notice") that the holder would like to waive the Ownership Cap Restriction with regard to any or all shares of Common Stock issuable upon exercise of the conversion feature of the Note, this Ownership Cap Restriction will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice, and provided further that this Ownership Cap Restriction shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of the Note.

          The Note shall bear interest at a rate of twenty percent (20%) per annum. Interest shall accrue but will not become due and payable until the Maturity Date.

         With the consent of both the Company and the Investor, the Note may be extended for an additional twelve (12) months, with the terms of the interest payments remaining the same as above. The Company has the option to pay the principal amount of this Note plus accrued but unpaid interest in a cash payment at any time prior to the Maturity Date.

                  (b) Issuance of Warrants: The Investor will be issued 500,000 warrants to purchase Common Stock of the Company (the "Warrants"). The Warrants shall have a term of five (5) years and shall have an exercise price equal to $0.75 per share (the "Exercise Price"). The Warrants shall not be exercisable such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99%.

                  (c) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase the Note. The closing under this Agreement (the "Closing") shall take place at the offices of Medical Media Television, Inc., 8406 Benjamin Road, Suite C, Tampa, Florida 33634 upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the "Closing Date").

                  (d) The Investor is aware that the Company filed a Registration Statement on Form SB-2 which was approved by the Securities & Exchange Commission on March 1, 2006 and that a total of 2,500,000 shares of Common Stock were reserved and registered for the conversion of the original CapitalSmart Convertible Promissory Note for $1,000,000. The Investor acknowledges and understands that 500,000 shares of Common Stock previously registered has been allocated toward the conversion of this Note (the "Allocated Shares") and that any shares of Common Stock issued to the Investor upon the conversion of this Note in excess of the Allocated Shares shall have standard piggyback registration rights.

         2. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

                  (a) If the Purchaser is an entity, the Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                  (b) This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

                  (c) The Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Securities and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Securities. The Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

                  (d) The Purchaser understands that the Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

                  (e) The Purchaser is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

                  (f) The Purchaser is and will be acquiring the Securities for its own account, and not with a view to any resale or distribution of the Note in whole or in part, in violation of the Securities Act or any applicable securities laws.

                  (g) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Securities purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

         3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Purchaser, and covenants for the benefit of the Purchaser, as follows:

                  (a) The Company has been duly incorporated, validly exists, and is in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any effect on the business, results of operations, prospects, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement or the Note in any material respect.

                  (b) The Note has been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Note shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Note, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

                  (c) The Note and this Agreement (the "Transaction Documents") have been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver the Transaction Documents and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

                  (d) The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

                  (e) The sale and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of the Purchaser's representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

                  (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement.

                  (g) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of the Transaction Documents or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

                  (h) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Note hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Note, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of the Note under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the Note.

                  (i) To the Company's knowledge, neither this Agreement, nor the Schedules hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                  (j) The authorized capital stock of the Company and the shares thereof issued and outstanding as of January 20, 2006 are set forth on Schedule 3(j) attached hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement or on Schedule 3(j) attached hereto, as of the date hereof, no shares of the Common Stock are entitled to preemptive rights and there are no registration rights or outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. As of the date hereof, except for as set forth on Schedule 3(j), the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and its executive officers have no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, or no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

                  (k) So long as the Note remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to effect the conversion of the Note.

                  (l) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Note and the Conversion Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

         4. Conditions Precedent to the Obligation of the Company to Sell the Note. The obligation hereunder of the Company to issue and sell the Note to the Purchaser is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) The Purchaser shall have executed and delivered this Agreement.

                  (b) The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

                  (c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

                  (d) At the Closing Date, the Purchaser shall have delivered to the Company immediately available funds as payment in full of the Purchase Price for the Note.

         5. Conditions Precedent to the Obligation of the Purchaser to Purchase the Note. The obligation hereunder of the Purchaser to acquire and pay for the
Note is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                  (a) The Company shall have executed and delivered the Note, this Agreement and any other Transaction Document.

                  (b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                  (c) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

                  (d) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

                  (e) As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement, the Note, or the transactions contemplated thereby or any action taken or to be take pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

                  (f) No Material Adverse Effect shall have occurred at or before the Closing Date.

                  (g) The Company shall have delivered on the Closing Date to the Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions of the board of directors of the Company authorizing the transactions contemplated by this Agreement, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing this Agreement and the Note.

                  (h) The Purchaser shall have received a legal opinion in substantially the form annexed hereto as Exhibit B as of the Closing Date.

         6. Legend. Each Note and certificate representing the Conversion Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

The Company agrees to reissue the Note and certificates representing the Conversion Shares, without the legend set forth above if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of its counsel, the registration of the Note or Conversion Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Securities and Exchange Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of its counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within five (5) days. In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 6 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

         7. Fees and Expenses. Each party shall pay its own fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

         8. Indemnification.

                  (a) The Company hereby agrees to indemnify and hold harmless the Purchaser and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses (collectively "Claims") incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation or warranty or agreement made by the Company in this Agreement.

                  (b) The Purchaser hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Purchaser, (ii) any omission or alleged omission of a material fact with respect to the Purchaser or
(iii) any breach of any representation, warranty or agreement made by the Purchaser in this Agreement.

         9. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of Hillsborough located in the City of Tampa in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section
10), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

                  (a) if to the Company:

                      Medical Media Television, Inc.
                      8406 Benjamin Road, Suite C
                      Tampa, Florida 33634
                      Attention: Philip M. Cohen, President/Chief
                      Executive Officer
                      Tel. No.: (813) 888-7330
                      Fax No.:  (813) 888-7375

                      with a copy to:

                      Bush Ross Gardner Warren & Rudy, P.A.
                      220 S. Franklin St.
                      Tampa, FL  33601
                      Attn:  John N. Giordano
                      Tel. No.:  (813) 224-9255
                      Fax No.:  (813) 223-9620

                  (b) if to the Purchaser:

                      Gilbert B. Ross
                      17640 Vincennes St.
                      Northridge, California  91325
                      Tel. No.:  (818) 993-7480
                      Fax No.:  (818) 349-7918

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

         11. Assignment. Neither party may assign, sell, or transfer to any third person the rights of such party hereunder; provided, however, that Purchaser may assign his rights hereunder to an entity wholly owned and controlled by Purchaser.

         12. Entire Agreement. This Agreement, the Note and any other Transaction Document constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

         13. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  [End of page]

         IN WITNESS WHEREOF, the Company and Payee have executed and delivered this Note Purchase Agreement as of July 26, 2006 with an effective date as of the date first written above.


                                 MEDICAL MEDIA TELEVISION, INC.



                                 By: /s/ Philip M. Cohen
                                     -------------------------------------------
                                      Name: Philip M. Cohen
                                      Title:  President and Chief Executive
                                              Officer


                                 PURCHASER:


                                 /s/ Gilbert B. Ross
                                 -----------------------------------------------
                                      Gilbert B. Ross

                                    EXHIBIT A
                                    ---------
                                  FORM OF NOTE

                                    EXHIBIT B
                                    ---------
                                 FORM OF OPINION

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors is required. The Transaction Documents have been duly executed and delivered, and the Note has been duly executed, issued and delivered by the Company and each Transaction Document constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Conversion Shares are not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

         3. The Note has been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued. The Conversion Shares have been duly authorized for issuance, and when delivered upon conversion or against payment in full as provided in the Note, will be validly issued, fully paid and nonassessable.

         4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Securities do not (a) violate any provision of the Certificate of Incorporation or Bylaws, (b) to our knowledge, after due inquiry, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is known to us, (c) to our knowledge, after due inquiry, create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment known to us to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations)
applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

         5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Note or the Conversion Shares.

         6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Purchase Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

         7. Conditioned on the accuracy of the Purchaser's representations and warranties contained in the Purchase Agreement, the offer, issuance and sale of the Note and the offer, issuance and sale of the Conversion Shares pursuant to the Purchase Agreement and the Note, as applicable, are exempt from the registration requirements of the Securities Act of 1933, as amended.

                                   SCHEDULE 3j
                                   -----------



Medical Media Television, Inc. Capital Stock:

Common Stock:              Authorized Shares:           100,000,000 shares
                           Outstanding Shares:           20,971,299 shares
                           Par Value:                    $.0005


Preferred Stock:           Total Authorized Shares:     25,000,000 shares
                           Total Outstanding Shares:     4,303,959 shares
                           Par Value:                    Zero


Series A Zero Coupon Preferred Stock:     Authorized Shares:    1,682,044 shares
                                          Outstanding Shares:   1,682,044 shares

Series B Zero Coupon Preferred Stock:     Authorized Shares:    2,612,329 shares
                                          Outstanding Shares:   2,612,329 shares

Series C Zero Coupon Preferred Stock:     Authorized Shares:      400,000 shares
                                          Outstanding Shares:       8,627 shares

      OUTSTANDING OPTIONS, WARRANTS, AND OTHER RIGHTS TO ACQUIRE SHARES OF
                         MEDICAL MEDIA TELEVISION, INC.

Outstanding stock options to purchase 5,303 shares of common stock of MMTV.

Outstanding warrants to purchase 10,879,235 shares of common stock of MMTV.

Outstanding Series A and Series B preferred shares which will convert into 16,093,989 shares of common stock of MMTV.

Outstanding Series C preferred shares (8,627) which will convert into common shares at a discount to market at time of conversion.

Outstanding convertible debentures which will convert into 6,987,952 shares of common stock of MMTV. These convertible debentures may be repaid in cash at the option of the Company.

The above calculations do not include any shares of Series C preferred stock that may be issued for interest payments on existing convertible debt instruments that will be converted into common shares at a discount to market at time of conversion. It also does not include any common shares that may be issued for interest payments on existing convertible debt instruments.

Exh. 10.5-Ross Promissory Note for $200,000 dated February 16, 2006

THIS CONVERTIBLE PROMISSORY NOTE IS BEING ISSUED TO GILBERT B. ROSS AS A CARVE OUT FROM THE CONVERTIBLE PROMISSORY NOTE ISSUED TO CAPITALSMART, LLC ("CAPITALSMART NOTE") DATED FEBRUARY 15, 2006 FOR $1,000,000. PER AN AGREEMENT BETWEEN THE PRINCIPALS OF CAPITALSMART, LLC, THE CAPITALSMART NOTE WAS CANCELLED AND INDIVIDUAL CONVERTIBLE PROMISSORY NOTES WERE ISSUED IN LIEU THEREOF, EACH IN THE NAME OF A PRINCIPAL (OR ENTITY CONTROLLED BY A PRINCIPAL) OF CAPITALSMART.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                         MEDICAL MEDIA TELEVISION, INC.

                           CONVERTIBLE PROMISSORY NOTE


U.S. $200,000                                                  February 16, 2006
No.: PN-0216-GBR

            FOR VALUE RECEIVED, the undersigned, Medical Media Television, Inc., a Florida corporation (the "Company"), hereby promises to pay to the order of Gilbert B. Ross or any future permitted holder of this promissory note (the "Investor", "Payee", or "Holder"), at the principal office of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, the principal sum of Two Hundred Thousand Dollars (U.S. $200,000), or such other amount as may be outstanding hereunder, together with any accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this Convertible Promissory Note (the "Note"). This Note is the Note referred to in the Note Purchase Agreement dated as of February 15, 2006, between the Company and the purchaser named therein (the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

            1. Principal and Interest Payments.

                  (a) The Payee shall loan the Company, in installments, an aggregate of $200,000.

                  (b) The Company shall repay in full the entire principal balance then outstanding under this Note plus any accrued but unpaid interest:
(i) at any time on or before February 15, 2009, or (ii) as this Note may be extended pursuant to the terms hereof, or (iii) upon the acceleration of the obligations as contemplated by this Note, all being described as the "Maturity Date."

                  (c) The Note shall bear interest at a rate of twenty percent (20%) per annum. Interest shall accrue but will not become due and payable until the Maturity Date.

                  (d) This Note shall not be convertible until the Maturity Date. With the consent of both the Company and the Investor, the Note may be extended for an additional 12-month term, with the terms of the interest payments remaining the same as outlined in 1(c) above. The Note shall not be convertible such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99%.

                  (e) The Company has the option to pay the principal amount of this Note plus any accrued but unpaid interest in a cash payment at any time prior to the Maturity Date.

            2. Conversion Option; Issuance of Certificates.

                  (a) This Note shall not be convertible until the Maturity Date. If the Company has not paid the Note prior to the Maturity Date, then at the Maturity Date, the outstanding principal amount of this Note, plus any accrued but unpaid interest shall be due and payable in cash; provided, however, the Payee shall have the sole option to convert on the Maturity Date the outstanding principal amount of this Note plus any accrued but unpaid interest into such number of shares of common stock of the Company, par value $.0005 per share (the "Common Stock"), equal to the principal amount of this Note plus any accrued but unpaid interest being converted divided by the Conversion Price. For purposes of this Note, "Conversion Price" shall mean the amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, but in no event shall the Conversion Price be less than $0.166 per share. Upon conversion of this Note into shares of Common Stock, the outstanding principal amount of this Note, together with any accrued but unpaid interest, shall be deemed to be the consideration for the Payee's interest in such shares of Common Stock.

                  (b) In the event that the Payee elects to convert this Note into shares of Common Stock in accordance with Section 2(a) herein, the Company shall, not later than five (5) trading days after the conversion of this Note, issue and deliver to the Payee by express courier a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note.

            3. Ownership Cap and Certain Exercise Restrictions.

                  (a) Notwithstanding anything to the contrary set forth in this Note, at no time may a Holder of this Note convert this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder owning more than 4.999% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Note providing the Company with sixty-one (61) days notice (pursuant to Section 13 hereof) (the "Waiver Notice") that such Holder would like to waive this Section 3(a) with regard to any or all shares of Common Stock issuable upon exercise of this Note, this
Section 3(a) will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Note.

                  (b) The Holder may not convert this Note hereunder to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Note held by the Holder after application of this Section; provided, however, that upon a holder of this Note providing the Company with a Waiver Notice that such holder would like to waive this Section 3(b) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3(b) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Note.

            4. Responsibilities of Company:

                  (a) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Payee would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the closing bid prices of the Common Stock for the five (5) consecutive trading days immediately preceding the date of conversion of this Note.

                  (c) Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

                  (d) Registration Rights. The Investor is aware that the Company filed a Registration Statement on Form SB-2 which was approved by the Securities & Exchange Commission on March 1, 2006 and that a total of 2,500,000 shares of Common Stock were reserved and registered for the conversion of the original CapitalSmart Convertible Promissory Note for $1,000,000. The Investor acknowledges and understands that 500,000 shares of Common Stock previously registered has been allocated for the future conversion of the principal amount of this Note, plus all accrued but unpaid interest (the "Allocated Shares"). Any shares of Common Stock issued to the Investor upon the conversion of the principal amount of this Note plus all accrued but unpaid interest in excess of the Allocated Shares shall have standard piggyback registration rights.

            5. No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Payee, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

            6. Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Florida, such payment may be due on the next succeeding business day.

            7. Representations and Warranties of the Company. The Company represents and warrants to the Payee as follows:

                  (a) The Company has been duly incorporated, validly exists, and is in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

                  (b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Note and to perform its obligations hereunder.

                  (c) The execution, delivery and performance of this Note will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or
(iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

                  (d) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.

            8. Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

                  (a) the Company shall fail to make the payment of any amount of any principal outstanding on the date such payment shall become due and payable hereunder; or

                  (b) the Company shall fail to make interest payments on the date such payments shall become due and payable hereunder; or

                  (c) any representation, warranty or certification made by the Company herein, or in any certificate or financial statement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

                  (d) the holder of any indebtedness of the Company or any of its subsidiaries shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the "Indebtedness") (other than the Indebtedness hereunder) prior to its stated maturity or payment date the aggregate principal amount of which Indebtedness of all such persons is in excess of $100,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

                  (e) a judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $100,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty
(60) consecutive days following entry of the judgment or order in excess of $500,000 or the judgment or order which causes the aggregate amount described above to exceed $500,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (vi) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction
(foreign or domestic), or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

                  (g) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days; or

                  (h) failure by the Company to issue the Conversion Shares or notice from the Company to the Payee, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock.

            9. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all accrued but unpaid interest, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in Sections 8(f) and (g), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and any accrued but unpaid interest shall be automatically due and payable; or (b) exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding the foregoing, Payee agrees that its rights and remedies hereunder are limited to receipt of cash or shares of Common Stock in the amounts described herein.

            10. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

            11. Parties in Interest, Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of this Note, or pledged, hypothecated or otherwise granted as security by the Payee.

            12. Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

            13. Assignment. Neither party may assign, sell, or transfer to any third person the rights of such party hereunder; provided, however, that Payee may assign his rights hereunder to an entity wholly owned and controlled by Payee.

            14. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Payee at least thirty (30) days prior to the date on which the Company closes its books and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to the Payee at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.

         Address of the Payee:     Gilbert B. Ross
                                   17640 Vincennes St.
                                   Northridge, California 91325
                                   Tel. No.: (818) 993-7480
                                   Fax No.: (818) 349-7918

         Address of the Company:   Medical Media Television, Inc.
                                   8406 Benjamin Road, Suite C
                                   Tampa, Florida 33634
                                   Attention: Philip M. Cohen, President/CEO
                                   Tel. No.:  (813) 888-7330
                                   Fax No.:  (813) 888-7375
                 with a copy to:   Bush Ross Gardner Warren & Rudy, PA
                                   Attn:  John N. Giordano
                                   220 S. Franklin St.
                                   Tampa, FL  33601
                                   Tel. No.:  (813) 224-9255
                                   Fax No.:  (813) 223-9620

            15. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

            16. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

            17. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

            18. Failure or Indulgence Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

            19. Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

            20. Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

            21.  Compliance  with  Securities  Laws.  The  Payee  of  this  Note acknowledges that this Note is being acquired solely for the Payee's own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

                  "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

            22. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

            23. Consent to Jurisdiction. Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in Central Florida and the courts of the State of Florida located in Hillsborough County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 13 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 23 shall affect or limit any right to serve process in any other manner permitted by law.

            24. Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

                  (a) No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

                  (b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PAYEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

            IN WITNESS WHEREOF, the Company has executed and delivered this Note as of July 26, 2006 with an effective date as of the date first written above.


                                MEDICAL MEDIA TELEVISION, INC.



                                By: /s/ Philip M. Cohen
                                   ---------------------------------------------
                                       Name:   Philip M. Cohen
                                       Title:  President and Chief Executive
                                               Officer

Exh. 10.6 - Ross Warrant for 500,000 shares dated February 16, 2006

THIS WARRANT IS BEING ISSUED TO GILBERT B. ROSS A CARVE OUT FROM THE WARRANT ISSUED TO CAPITALSMART, LLC ("CAPITALSMART WARRANT") DATED FEBRUARY 15, 2006. PER AN AGREEMENT BETWEEN THE PRINCIPALS OF CAPITALSMART, LLC, THE CAPITALSMART WARRANT WAS CANCELLED AND INDIVIDUAL WARRANTS WERE ISSUED IN LIEU THEREOF, EACH IN THE NAME OF A PRINCIPAL (OR ENTITY CONTROLLED BY A PRINCIPAL) OF CAPITALSMART.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MEDICAL MEDIA TELEVISION, INC. THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                         MEDICAL MEDIA TELEVISION, INC.


                            Expires February 15, 2011

                                                       Number of Shares: 500,000
Date of Issuance: February 16, 2006                    Warrant No.:    W-GR-0216

         FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Medical Media Television, Inc., a Florida corporation (together with its successors and assigns, the "Issuer"), hereby certifies that GILBERT B. ROSS, a resident of California (or registered assigns) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), Five Hundred Thousand (500,000) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share of $.75 subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 9 hereof.

         1. Term. The term of this Warrant shall commence on February 16, 2006 and shall expire at 5:00 p.m., Eastern Time, on February 15, 2011 (such period being the "Term").

         2. Method of Exercise Payment; Issuance of New Warrant; Transfer and Exchange.

         (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term commencing on February 16, 2006 and expiring on February 15, 2011.

         (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price, payable at such Holder's election by certified or official bank check or by wire transfer to an account designated by the Issuer.

         (c) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise and, unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof at the Issuer's expense within such time.

         (d) Transferability of Warrant. Subject to provisions herein, this Warrant may be transferred by a Holder without the consent of the Issuer. If transferred pursuant to this paragraph and subject to the provisions of subsection (f) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated as of the Original Issue Date and shall be identical with this Warrant except as to the name of the Holder or the number of shares of Warrant Stock, as applicable.

         (e) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

         (f) Compliance with Securities Laws.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

                  (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

                  THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MEDICAL MEDIA TELEVISION, INC. THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                  (iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer and removal as the Issuer may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act,
         (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and
         (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section, the Issuer will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required,
         (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or "blue sky" laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant.

         (g) In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an "accredited investor" as defined in Regulation D under the Securities Act.

         3. Stock Fully Paid; Reservation and Listing of Shares; Covenants.

         (a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         (b) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its reasonable best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

         (c) Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants in their capacity as Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

         (d) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

         4. Adjustment of Warrant Price and Warrant Share Number. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Section 5.

         (a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

                  (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate or merge with or into another corporation where the holders of outstanding Voting Stock prior to such merger or consolidation do not own over 50% of the outstanding Voting Stock of the merged or consolidated entity immediately after such merger or consolidation, or (b) sell all or substantially all of its properties or assets to any other Person, or
         (c) change the Common Stock to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 4(b) or Section 4(c)), or (d) effect a capital reorganization (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 4(b) or Section 4(c)), then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4.

                  (ii) Notwithstanding anything contained in this Warrant to the contrary, a Triggering Event shall not be deemed to have occurred if, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder a written acknowledgement executed by the President or Chief Financial Officer of the Company, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

         (b) Stock Dividends, Subdivisions and Combinations. If at any time, the Issuer shall:

                           (i) make or issue or set a record date for the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

                           (ii) effect a stock split of its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                           (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

         (c) Certain Other Distributions. If at any time, the Issuer shall make, issue, or set a record date for the determination of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                  (i) cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer),

                  (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

                  (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm of recognized national standing acceptable to (but not affiliated with) the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be adjusted pursuant to this
Section  4(d)  as  of  the  time  of  actual   payment  of  such   dividends  or
distributions.

         (d) Purchase of Common Stock by the Issuer. If the Issuer at any time while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Outstanding Common Stock immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Outstanding Common Stock immediately after such purchase, redemption or acquisition. For the purposes of this subsection, the date as of which the Per Share Market Price shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection, a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

         (e) Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

                  (i) Fractional Interests.  In computing adjustments under this
Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

                  (ii) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         (f) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

         (g) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

         5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial
Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big four" selected by the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto.

         6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

         7. Ownership Cap and Certain Exercise Restrictions.

                  (a) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder owning more than 4.999% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the "Waiver Notice") that such Holder would like to waive this Section 7(a) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(a) will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

                  (b) The Holder may not exercise the Warrant hereunder to the extent such exercise would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon exercise of the Warrant held by the Holder after application of this Section; provided, however, that upon a holder of this Warrant providing the Company with a Waiver Notice that such holder would like to waive this Section 7(b) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(b) shall be of no force or effect with regard to those shares of Warrant Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

         8. Registration Rights. The Investor is aware that the Company filed a Registration Statement on Form SB-2 which was approved by the Securities & Exchange Commission on March 1, 2006 and that a total of 2,500,000 shares of Common Stock were reserved and registered for the exercise of the original CapitalSmart Warrant. The Investor acknowledges and understands that 500,000 shares of Common Stock previously registered have been allocated toward the exercise of this Warrant.

         9. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

                  "Articles of Incorporation" means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

                  "Board" shall mean the Board of Directors of the Issuer.

                  "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership,
         (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "Common Stock" means the Common Stock, par value $.0005 per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

                  "Convertible Securities" means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

                  "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

                  "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

                  "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

                  "Issuer" means Medical Media Television, Inc., a Florida corporation, and its successors.

                  "Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

                  "Original Issue Date" means February 16, 2006.

                  "OTC Bulletin Board" means the over-the-counter electronic bulletin board.

                  "Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

                  "Outstanding Common Stock" means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

                  "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

                  "Per Share Market Value" means on any particular date (a) the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (b) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Board in good faith; provided, however, that the Majority Holders, after receipt of the determination by the Board, shall have the right to select, jointly with the Issuer, an Independent Appraiser, in which case, the fair market value shall be the determination by such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

                  "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

                  "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

                  "Term" has the meaning specified in Section 1 hereof.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Voting Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

                  "Warrants" means this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

                  "Warrant Price" initially means U.S. $.75, as such Warrant Price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

                  "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

                  "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

         10. Other Notices. In case at any time:

                        (A) the Issuer shall make any distributions to the holders of Common Stock; or

                        (B) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

                        (C) there shall be any reclassification of the Capital Stock of the Issuer; or

                        (D) there shall be any capital reorganization by the Issuer; or

                        (E) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

                        (F) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty
(20) days prior to the record date or effective date for the event specified in such notice.

         11. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant.

         12. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         13. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern time, on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern time, on any date and earlier than 11:59 p.m., eastern time, on such date, (iii) the Trading Day following the date of mailing, if sent by overnight delivery by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

                            Medical Media Television, Inc.
                            8406 Benjamin Road, Suite C
                            Tampa, Florida 33634
                            Attention: Philip M. Cohen, President and CEO Tel. No.: (813) 888-7330
                            Fax No.:  (813) 888-7375

Copies of notices to the Issuer shall be sent to Bush Ross Gardner Warren & Rudy, P.A., Attn: John N. Giordano, 220 S. Franklin Street, Tampa, FL 33601, Tel No. (813) 224-9255, Fax. No. (813) 224-9230. Copies of notices to the Holder shall be sent to Gilbert B. Ross, 17640 Vincennes St., Northridge, CA 91325; Tel. No. (818) 993-7480, Fax. No. (818) 349-7918. Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         14. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in Tampa, Florida for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         15. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         16. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

         17. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

         18. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.


                            (Signature page follows)

         IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the 26th day of July, 2006 with an effective date as of the day and year first above written.


                                 MEDICAL MEDIA TELEVISION, INC.



                                 By: /s/ Philip M. Cohen
                                     -------------------------------------------
                                          Philip M. Cohen
                                          President and Chief Executive Officer

                                  EXERCISE FORM

                         MEDICAL MEDIA TELEVISION, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Medical Media Television, Inc. covered by the within Warrant.

Dated:                              Signature
       -----------------                       ---------------------------------

                                    Address
                                               ---------------------------------
                                               ---------------------------------

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________


                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:                              Signature
       -----------------                       ---------------------------------

                                    Address
                                               ---------------------------------
                                               ---------------------------------


                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:                              Signature
       -----------------                       ---------------------------------

                                    Address
                                               ---------------------------------
                                               ---------------------------------


                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of
_______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

Exh. 10.7 - Quiros Note Purchase Agreement dated March 30, 2006

THIS NOTE PURCHASE AGREEMENT IS BEING ISSUED TO WILLIAM H. QUIROS AS A CARVE OUT FROM THE NOTE PURCHASE AGREEMENT BETWEEN MEDICAL MEDIA TELEVISION, INC. AND CAPITALSMART, LLC ("CAPITALSMART NOTE PURCHASE AGREEMENT") DATED FEBRUARY 14,
2006. PER AN AGREEMENT BETWEEN THE PRINCIPALS OF CAPITALSMART, LLC, THE CAPITALSMART NOTE PURCHASE AGREEMENT WAS CANCELLED AND INDIVIDUAL NOTE PURCHASE AGREEMENTS WERE ISSUED IN LIEU THEREOF, EACH IN THE NAME OF A PRINCIPAL (OR ENTITY CONTROLLED BY A PRINCIPAL) OF CAPITALSMART.


                             NOTE PURCHASE AGREEMENT

         This NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of March 30, 2006, is entered into by and among Medical Media Television, Inc., a Florida corporation (the "Company"), and William H. Quiros (the "Purchaser"), for the issuance and sale to the Purchaser of the Note (as defined below) of the Company, in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase the Note;

         WHEREAS, such issuance and sale will be made in reliance upon the provisions of Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to the purchase of the Note to be made hereunder.

         NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Purchaser hereby agree as follows:

         1.   Purchase and Sale of Note.

                  (a) Terms of Note: Upon the following terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a convertible promissory note in the aggregate principal amount of $450,000 (the "Purchase Price") made through installments, in substantially the form attached hereto as Exhibit A (the "Note").

         The outstanding principal amount of the Note, plus any accrued but unpaid interest thereon, shall be due and payable in cash on the Maturity Date (as defined in the Note); provided, however, the Purchaser shall have the sole option to convert on the Maturity Date the outstanding principal amount of the Note plus any accrued but unpaid interest into such number of shares of Common Stock of the Company, par value $.0005 per share (the "Common Stock"), at a Conversion Price equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, but in no event shall the Conversion Price be less than $0.166. The Note shall not be convertible until the Maturity Date and shall not be convertible such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99% (the "Ownership Cap Restriction"); provided, however, that upon the holder of the Note providing the Company with sixty-one (61) days notice (the "Waiver Notice") that the holder would like to waive the Ownership Cap Restriction with regard to any or all shares of Common Stock issuable upon exercise of the conversion feature of the Note, this Ownership Cap Restriction will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice, and provided further that this Ownership Cap Restriction shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of the Note.

          The Note shall bear interest at a rate of twenty percent (20%) per annum. Until such time as all installments representing an aggregate of $450,000 have been paid to the Company by the Payee, interest hereunder shall be paid on a quarterly basis with the said interest payment(s) being applied toward the balance remaining unpaid ("Applied Interest"). At such time as the entire $450,000 has been received by the Company [via cash payments and/or Applied Interest], then all future interest shall accrue, but will not become due and payable until the Maturity Date.

         With the consent of both the Company and the Investor, the Note may be extended for an additional twelve (12) months, with the terms of the interest payments remaining the same as above. The Company has the option to pay the principal amount of this Note plus accrued but unpaid interest and Applied Interest in a cash payment at any time prior to the Maturity Date.

                  (b) Issuance of Warrants: The Investor will be issued 1,125,000 warrants to purchase Common Stock of the Company (the "Warrants"). The Warrants shall be issued at the end of each calendar quarter based on the increase in the amount due under the Note for that period. The Warrants shall have a term of five (5) years and shall have an exercise price equal to $0.75 per share (the "Exercise Price"). The Warrants shall not be exercisable such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99%.

                  (c) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase the Note. The closing under this Agreement (the "Closing") shall take place at the offices of Medical Media Television, Inc., 8406 Benjamin Road, Suite C, Tampa, Florida 33634 upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the "Closing Date").

                  (d) The Investor is aware that the Company filed a Registration Statement on Form SB-2 which was approved by the Securities & Exchange Commission on March 1, 2006 and that a total of 2,500,000 shares of Common Stock were reserved and registered for the conversion of the original CapitalSmart Convertible Promissory Note for $1,000,000. The Investor acknowledges and understands that 1,125,000 shares of Common Stock previously registered has been allocated toward the conversion of this Note (the "Allocated Shares") and that any shares of Common Stock issued to the Investor upon the conversion of this Note in excess of the Allocated Shares shall have standard piggyback registration rights.

         2. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

                  (a) If the Purchaser is an entity, the Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                  (b) This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

                  (c) The Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Securities and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Securities. The Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

                  (d) The Purchaser understands that the Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

                  (e) The Purchaser is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

                  (f) The Purchaser is and will be acquiring the Securities for its own account, and not with a view to any resale or distribution of the Note in whole or in part, in violation of the Securities Act or any applicable securities laws.

                  (g) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Securities purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

         3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Purchaser, and covenants for the benefit of the Purchaser, as follows:

                  (a) The Company has been duly incorporated, validly exists, and is in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any effect on the business, results of operations, prospects, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement or the Note in any material respect.

                  (b) The Note has been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Note shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Note, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

                  (c) The Note and this Agreement (the "Transaction Documents") have been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver the Transaction Documents and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

                  (d) The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

                  (e) The sale and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of the Purchaser's representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

                  (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement.

                  (g) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of the Transaction Documents or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

                  (h) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Note hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Note, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of the Note under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the Note.

                  (i) To the Company's knowledge, neither this Agreement, nor the Schedules hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                  (j) The authorized capital stock of the Company and the shares thereof issued and outstanding as of January 20, 2006 are set forth on Schedule 3(j) attached hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement or on Schedule 3(j) attached hereto, as of the date hereof, no shares of the Common Stock are entitled to preemptive rights and there are no registration rights or outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. As of the date hereof, except for as set forth on Schedule 3(j), the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and its executive officers have no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, or no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

                  (k) So long as the Note remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to effect the conversion of the Note.

                  (l) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Note and the Conversion Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

                  (m) The Company agrees that so long as the Note is outstanding or the Purchaser owns at least 2,000,000 shares of Common Stock on a fully diluted basis, the Purchaser shall have the right to nominate or appoint an individual to serve as an observer of the Company's board of directors.

         4. Conditions Precedent to the Obligation of the Company to Sell the Note. The obligation hereunder of the Company to issue and sell the Note to the Purchaser is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) The Purchaser shall have executed and delivered this Agreement.

                  (b) The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

                  (c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

                  (d) At the Closing Date, the Purchaser shall have delivered to the Company immediately available funds as payment in full of the Purchase Price for the Note.

         5. Conditions Precedent to the Obligation of the Purchaser to Purchase the Note. The obligation hereunder of the Purchaser to acquire and pay for the
Note is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                  (a) The Company shall have executed and delivered the Note, this Agreement and any other Transaction Document.

                  (b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                  (c) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

                  (d) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

                  (e) As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement, the Note, or the transactions contemplated thereby or any action taken or to be take pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

                  (f) No Material Adverse Effect shall have occurred at or before the Closing Date.

                  (g) The Company shall have delivered on the Closing Date to the Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions of the board of directors of the Company authorizing the transactions contemplated by this Agreement, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing this Agreement and the Note.

                  (h) The Purchaser shall have received a legal opinion in substantially the form annexed hereto as Exhibit B as of the Closing Date.

         6. Legend. Each Note and certificate representing the Conversion Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

The Company agrees to reissue the Note and certificates representing the Conversion Shares, without the legend set forth above if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of its counsel, the registration of the Note or Conversion Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Securities and Exchange Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of its counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within five (5) days. In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 6 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

         7. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement, provided, however, that the Company shall pay (i) $10,000 of non-accountable fees and expenses in connection with the due diligence, preparation, negotiation, execution and delivery of this Agreement, the Note and the transactions contemplated thereunder and (ii) the costs of any amendments, modifications or waivers of this Agreement, the Note or any other Transaction Document.

         8.  Indemnification.

                  (a) The Company hereby agrees to indemnify and hold harmless the Purchaser and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses (collectively "Claims") incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation or warranty or agreement made by the Company in this Agreement.

                  (b) The Purchaser hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Purchaser, (ii) any omission or alleged omission of a material fact with respect to the Purchaser or
(iii) any breach of any representation, warranty or agreement made by the Purchaser in this Agreement.

         9. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of Hillsborough located in the City of Tampa in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section
10), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

                  (a) if to the Company:

                      Medical Media Television, Inc.
                      8406 Benjamin Road, Suite C
                      Tampa, Florida 33634
                      Attention: Philip M. Cohen, President/Chief Executive Officer
                      Tel. No.: (813) 888-7330
                      Fax No.:  (813) 888-7375
                  with a copy to:

                      Bush Ross Gardner Warren & Rudy, P.A.
                      220 S. Franklin St.
                      Tampa, FL  33601
                      Attn:  John N. Giordano
                      Tel. No.:  (813) 224-9255
                      Fax No.:  (813) 223-9620

                  (b) if to the Purchaser:

                      William H. Quiros
                      1112 League Line Rd
                      Conroe, TX 77303
                      Tel. No.:  (818) 284-0496
                      Fax No.:  (708) 575-7985

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

         11. Assignment. Neither party may assign, sell, or transfer to any third person the rights of such party hereunder; provided, however, that Purchaser may assign his rights hereunder to an entity wholly owned and controlled by Purchaser.

         12. Entire Agreement. This Agreement, the Note and any other Transaction Document constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

         13. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  [End of page]

         IN WITNESS WHEREOF, the Company and Payee have executed and delivered this Note Purchase Agreement as of July 26, 2006 with an effective date as of the date first written above.


                                MEDICAL MEDIA TELEVISION, INC.



                                By: /s/ Philip M. Cohen
                                    --------------------------------------------
                                     Name: Philip M. Cohen
                                     Title:   President and Chief Executive
                                              Officer



                                PURCHASER:


                                /s/ William H. Quiros
                                ------------------------------------------------
                                      William H. Quiros

                                    EXHIBIT A
                                    ---------
                                  FORM OF NOTE

                                    EXHIBIT B
                                    ---------
                                 FORM OF OPINION

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors is required. The Transaction Documents have been duly executed and delivered, and the Note has been duly executed, issued and delivered by the Company and each Transaction Document constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Conversion Shares are not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

         3. The Note has been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued. The Conversion Shares have been duly authorized for issuance, and when delivered upon conversion or against payment in full as provided in the Note, will be validly issued, fully paid and nonassessable.

         4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Securities do not (a) violate any provision of the Certificate of Incorporation or Bylaws, (b) to our knowledge, after due inquiry, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is known to us, (c) to our knowledge, after due inquiry, create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment known to us to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations)
applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

         5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Note or the Conversion Shares.

         6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Purchase Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

         7. Conditioned on the accuracy of the Purchaser's representations and warranties contained in the Purchase Agreement, the offer, issuance and sale of the Note and the offer, issuance and sale of the Conversion Shares pursuant to the Purchase Agreement and the Note, as applicable, are exempt from the registration requirements of the Securities Act of 1933, as amended.

                                   SCHEDULE 3j
                                   -----------



Medical Media Television, Inc. Capital Stock:

Common Stock:              Authorized Shares:            100,000,000 shares
                           Outstanding Shares:            20,971,299 shares
                           Par Value:                     $.0005


Preferred Stock:           Total Authorized Shares:      25,000,000 shares
                           Total Outstanding Shares:      4,303,959 shares
                           Par Value:                     Zero


Series A Zero Coupon Preferred Stock:   Authorized Shares:      1,682,044 shares
                                        Outstanding Shares:     1,682,044 shares


Series B Zero Coupon Preferred Stock:   Authorized Shares:      2,612,329 shares
                                        Outstanding Shares:     2,612,329 shares

Series C Zero Coupon Preferred Stock:   Authorized Shares:        400,000 shares
                                        Outstanding Shares:         8,627 shares

      OUTSTANDING OPTIONS, WARRANTS, AND OTHER RIGHTS TO ACQUIRE SHARES OF
                         MEDICAL MEDIA TELEVISION, INC.

Outstanding stock options to purchase 5,303 shares of common stock of MMTV.

Outstanding warrants to purchase 10,879,235 shares of common stock of MMTV.

Outstanding Series A and Series B preferred shares which will convert into 16,093,989 shares of common stock of MMTV.

Outstanding Series C preferred shares (8,627) which will convert into common shares at a discount to market at time of conversion.

Outstanding convertible debentures which will convert into 6,987,952 shares of common stock of MMTV. These convertible debentures may be repaid in cash at the option of the Company.

The above calculations do not include any shares of Series C preferred stock that may be issued for interest payments on existing convertible debt instruments that will be converted into common shares at a discount to market at time of conversion. It also does not include any common shares that may be issued for interest payments on existing convertible debt instruments.

Exh. 10.8 - Quiros Promissory Note dated March 31, 2006 for $450,000

THIS CONVERTIBLE PROMISSORY NOTE IS BEING ISSUED TO WILLIAM H. QUIROS AS A CARVE OUT FROM THE CONVERTIBLE PROMISSORY NOTE ISSUED TO CAPITALSMART, LLC ("CAPITALSMART NOTE") DATED FEBRUARY 15, 2006 FOR $1,000,000. PER AN AGREEMENT BETWEEN THE PRINCIPALS OF CAPITALSMART, LLC, THE CAPITALSMART NOTE WAS CANCELLED AND INDIVIDUAL CONVERTIBLE PROMISSORY NOTES WERE ISSUED IN LIEU THEREOF, EACH IN THE NAME OF A PRINCIPAL (OR ENTITY CONTROLLED BY A PRINCIPAL) OF CAPITALSMART.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                         MEDICAL MEDIA TELEVISION, INC.

                           CONVERTIBLE PROMISSORY NOTE


U.S. $450,000                                                     March 31, 2006
No.: PN-0331-SRP

            FOR VALUE RECEIVED, the undersigned, Medical Media Television, Inc., a Florida corporation (the "Company"), hereby promises to pay to the order of William H. Quiros or any future permitted holder of this promissory note (the "Investor", "Payee", or "Holder"), at the principal office of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, the principal sum of Four Hundred Fifty Thousand Dollars (U.S. $450,000), or such other amount as may be outstanding hereunder, together with any accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this Convertible Promissory Note (the "Note"). This Note is the Note referred to in the Note Purchase Agreement dated as of March 30, 2006, between the Company and the purchaser named therein (the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

            1. Principal and Interest Payments.

                  (a) The Payee shall loan the Company, in installments, an aggregate of $450,000.

                  (b) The Company shall repay in full the entire principal balance then outstanding under this Note plus any accrued but unpaid interest and any Applied Interest as outlined in 1(c) below: (i) at any time on or before March 30, 2009, or (ii) as this Note may be extended pursuant to the terms hereof, or (iii) upon the acceleration of the obligations as contemplated by this Note, all being described as the "Maturity Date."

                  (c) The Note shall bear interest at a rate of twenty percent (20%) per annum. Until such time as all installments representing an aggregate of $450,000 have been paid to the Company by the Payee, interest hereunder shall be paid on a quarterly basis with the said interest payment(s) being applied toward the balance remaining unpaid ("Applied Interest"). At such time as the entire $450,000 has been received by the Company [via cash payments and/or Applied Interest], then all future interest shall accrue, but will not become due and payable until the Maturity Date.

                  (d) This Note shall not be convertible until the Maturity Date. With the consent of both the Company and the Investor, the Note may be extended for an additional 12-month term, with the terms of the interest payments remaining the same as outlined in 1(c) above. The Note shall not be convertible such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99%.

                  (e) The Company has the option to pay the principal amount of this Note plus any accrued but unpaid interest in a cash payment at any time prior to the Maturity Date.

            2. Conversion Option; Issuance of Certificates.

                  (a) This Note shall not be convertible until the Maturity Date. If the Company has not paid the Note prior to the Maturity Date, then at the Maturity Date, the outstanding principal amount of this Note, plus any accrued but unpaid interest shall be due and payable in cash; provided, however, the Payee shall have the sole option to convert on the Maturity Date the outstanding principal amount of this Note plus any accrued but unpaid interest and any Applied Interest into such number of shares of common stock of the Company, par value $.0005 per share (the "Common Stock"), equal to the principal amount of this Note plus any accrued but unpaid interest and Applied Interest being converted divided by the Conversion Price. For purposes of this Note, "Conversion Price" shall mean the amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, but in no event shall the Conversion Price be less than $0.166 per share. Upon conversion of this Note into shares of Common Stock, the outstanding principal amount of this Note, together with any accrued but unpaid interest and Applied Interest, shall be deemed to be the consideration for the Payee's interest in such shares of Common Stock.

                  (b) In the event that the Payee elects to convert this Note into shares of Common Stock in accordance with Section 2(a) herein, the Company shall, not later than five (5) trading days after the conversion of this Note, issue and deliver to the Payee by express courier a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note.

            3. Ownership Cap and Certain Exercise Restrictions.

                  (a) Notwithstanding anything to the contrary set forth in this Note, at no time may a Holder of this Note convert this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder owning more than 4.999% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Note providing the Company with sixty-one (61) days notice (pursuant to Section 13 hereof) (the "Waiver Notice") that such Holder would like to waive this Section 3(a) with regard to any or all shares of Common Stock issuable upon exercise of this Note, this
Section 3(a) will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Note.

                  (b) The Holder may not convert this Note hereunder to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Note held by the Holder after application of this Section; provided, however, that upon a holder of this Note providing the Company with a Waiver Notice that such holder would like to waive this Section 3(b) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3(b) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Note.

            4. Responsibilities of Company:

                  (a) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Payee would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the closing bid prices of the Common Stock for the five (5) consecutive trading days immediately preceding the date of conversion of this Note.

                  (c) Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

                  (d) Registration Rights. The Investor is aware that the Company filed a Registration Statement on Form SB-2 which was approved by the Securities & Exchange Commission on March 1, 2006 and that a total of 2,500,000 shares of Common Stock were reserved and registered for the conversion of the original CapitalSmart Convertible Promissory Note for $1,000,000. The Investor acknowledges and understands that 1,125,000 shares of Common Stock previously registered has been allocated for the future conversion of the principal amount of this Note, plus all accrued but unpaid interest and any Applied Interest (the "Allocated Shares"). Any shares of Common Stock issued to the Investor upon the conversion of the principal amount of this Note plus all accrued but unpaid interest and any Applied Interest in excess of the Allocated Shares shall have standard piggyback registration rights.

            5. No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Payee, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

            6. Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Florida, such payment may be due on the next succeeding business day.

            7. Representations and Warranties of the Company. The Company represents and warrants to the Payee as follows:

                  (a) The Company has been duly incorporated, validly exists, and is in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

                  (b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Note and to perform its obligations hereunder.

                  (c) The execution, delivery and performance of this Note will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or
(iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

                  (d) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.

            8. Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

                  (a) the Company shall fail to make the payment of any amount of any principal outstanding on the date such payment shall become due and payable hereunder; or

                  (b) the Company shall fail to make interest payments on the date such payments shall become due and payable hereunder; or

                  (c) any representation, warranty or certification made by the Company herein, or in any certificate or financial statement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

                  (d) the holder of any indebtedness of the Company or any of its subsidiaries shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the "Indebtedness") (other than the Indebtedness hereunder) prior to its stated maturity or payment date the aggregate principal amount of which Indebtedness of all such persons is in excess of $100,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

                  (e) a judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $100,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty
(60) consecutive days following entry of the judgment or order in excess of $500,000 or the judgment or order which causes the aggregate amount described above to exceed $500,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (vi) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction
(foreign or domestic), or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

                  (g) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days; or

                  (h) failure by the Company to issue the Conversion Shares or notice from the Company to the Payee, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock.

            9. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all accrued but unpaid interest, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in Sections 8(f) and (g), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and any accrued but unpaid interest shall be automatically due and payable; or (b) exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding the foregoing, Payee agrees that its rights and remedies hereunder are limited to receipt of cash or shares of Common Stock in the amounts described herein.

            10. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

            11. Parties in Interest, Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of this Note, or pledged, hypothecated or otherwise granted as security by the Payee.

            12. Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

            13. Assignment. Neither party may assign, sell, or transfer to any third person the rights of such party hereunder; provided, however, that Payee may assign his rights hereunder to an entity wholly owned and controlled by Payee.

            14. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Payee at least thirty (30) days prior to the date on which the Company closes its books and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to the Payee at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.

         Address of the Payee:      William H. Quiros
                                    1112 League Line Rd
                                    Conroe, TX 77303
                                    Tel. No.: (818) 284-0496
                                    Fax No.: (708) 575-7985

         Address of the Company:    Medical Media Television, Inc.
                                    8406 Benjamin Road, Suite C
                                    Tampa, Florida 33634
                                    Attention: Philip M. Cohen, President/CEO
                                    Tel. No.:  (813) 888-7330
                                    Fax No.:  (813) 888-7375

                  with a copy to:   Bush Ross Gardner Warren & Rudy, PA
                                    Attn:  John N. Giordano
                                    220 S. Franklin St.
                                    Tampa, FL  33601
                                    Tel. No.:  (813) 224-9255
                                    Fax No.:  (813) 223-9620

            15. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

            16. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

            17. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

            18. Failure or Indulgence Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

            19. Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

            20. Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

            21.  Compliance  with  Securities  Laws.  The  Payee  of  this  Note acknowledges that this Note is being acquired solely for the Payee's own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

                  "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

            22. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

            23. Consent to Jurisdiction. Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in Central Florida and the courts of the State of Florida located in Hillsborough County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 13 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 23 shall affect or limit any right to serve process in any other manner permitted by law.

            24. Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

                  (a) No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

                  (b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PAYEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

            IN WITNESS WHEREOF, the Company has executed and delivered this Note as of July 26, 2006 with an effective date as of the date first written above.


                               MEDICAL MEDIA TELEVISION, INC.



                               By: /s/ Philip M. Cohen
                                   ---------------------------------------------
                                    Name:  Philip M. Cohen
                                    Title: President and Chief Executive Officer

Exh. 10.9-Edinburg Amended Note Purchase Agreement

THIS AMENDED NOTE PURCHASE AGREMENT REPLACES IN ITS ENTIRETY THAT CERTAIN NOTE PURCHASE AGREEMENT DATED MARCH 31, 2006 BETWEEN MEDICAL MEDIA TELEVISION, INC. AND ELAINE G. EDINBURG.

                             NOTE PURCHASE AGREEMENT

         This NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of March 31, 2006, is entered into by and among Medical Media Television, Inc., a Florida corporation (the "Company"), and Elaine G. Edinburg, an individual residing in Colorado (the "Purchaser"), for the issuance and sale to the Purchaser of the Note (as defined below) of the Company, in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase the Note;

         WHEREAS, such issuance and sale will be made in reliance upon the provisions of Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to the purchase of the Note to be made hereunder.

         NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Purchaser hereby agree as follows:

         1.       Purchase and Sale of Note.

                  (a) Terms of Note: Upon the following terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a convertible promissory note in the aggregate principal amount of $10,000 (the "Purchase Price"), in substantially the form attached hereto as Exhibit A (the "Note"). The outstanding principal amount of the Note, plus any accrued but unpaid interest thereon, shall be due and payable in cash on the Maturity Date (as defined in the Note); provided, however, the Purchaser shall have the sole option to convert on the Maturity Date the outstanding principal amount of the Note plus any accrued but unpaid interest into such number of shares of Common Stock of the Company, par value $.0005 per share (the "Common Stock"), at a Conversion Price selected by the Holder. For purposes of this Note, "Conversion Price" shall mean either (i) an amount equal to forty cents ($0.40), or (ii) an amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, with the exception that the Conversion Price shall not be lower than $0.166.

         The Note shall bear interest at a rate of twenty percent (20%) per annum, compounded semi-annually. Interest shall be paid at the end of each quarter in either (i) shares of Series C Zero Coupon Preferred Stock of the Company valued at $1.00 per share, or (ii) cash, at Investor's option, with the first interest payment being on June 30, 2006. The Series C Zero Coupon Preferred Stock shall be convertible into shares of the Company's Common Stock on the Maturity date at a ten percent (10%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion. The Series C Zero Coupon Preferred Stock is subordinate to Series A Zero Coupon Preferred Stock and Series B Zero Coupon Preferred Stock. Investor shall make his election as to receipt of interest in cash or in Series C Zero Coupon Preferred Stock by written notice to the Company at least five (5) business days before the interest payment due date (the "Interest Notice Date"). If no such notice is given by Investor by such Interest Notice Date, the Company shall pay the interest in cash.

         With the consent of both the Company and the Investor, the Note may be extended for an additional twelve (12) months, with the terms of the interest payments remaining the same as above.

                  (b) Issuance of Warrants: The Investor will be issued 25,000 warrants to purchase Common Stock of the Company (the "Warrants"). The Warrants shall have a term of five (5) years and shall have an exercise price equal to $0.75 per share (the "Exercise Price").

                  (c) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase the Note. The closing under this Agreement (the "Closing") shall take place at the offices of Medical Media Television, Inc., 8406 Benjamin Road, Suite C, Tampa, Florida 33634 upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the "Closing Date").

                  (d) The Company has authorized and reserved and covenants to continue to reserve, free of preemptive rights and other similar contractual rights of stockholders, a number of authorized but unissued shares of Common Stock to effect the conversion of the Note. Any shares of Common Stock issuable by the Company upon conversion of the Note are herein referred to as the "Conversion Shares". The Note and the Conversion Shares are sometimes collectively referred to herein as the "Securities".

                  (e) The Investor is aware that the Company filed a Registration Statement on Form SB-2 which was approved by the Securities & Exchange Commission on March 1, 2006 and that no unspecified shares of Common Stock to cover the conversion of this Note or Warrants were registered thereunder. The Company therefore grants the Investor standard piggy-back registration rights.

         2. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

                  (a) If the Purchaser is an entity, the Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                  (b) This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

                  (c) The Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Securities and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Securities. The Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

                  (d) The Purchaser understands that the Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

                  (e) The Purchaser is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

                  (f) The Purchaser is and will be acquiring the Securities for its own account, and not with a view to any resale or distribution of the Note in whole or in part, in violation of the Securities Act or any applicable securities laws.

                  (g) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Securities purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

         3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Purchaser, and covenants for the benefit of the Purchaser, as follows:

                  (a) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any effect on the business, results of operations, prospects, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement or the Note in any material respect.

                  (b) The Note has been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Note shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Note, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

                  (c) The Note and this Agreement (the "Transaction Documents") have been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver the Transaction Documents and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

                  (d) The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

                  (e) The sale and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of the Purchaser's representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

                  (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement.

                  (g) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of the Transaction Documents or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

                  (h) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Note hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Note, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of the Note under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the Note.

                  (i) To the Company's knowledge, neither this Agreement, nor the Schedules hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                  (j) The authorized capital stock of the Company and the shares thereof issued and outstanding as of March 30, 2006 are set forth on Schedule 3(j) attached hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement or on Schedule 3(j) attached hereto, as of the date hereof, no shares of the Common Stock are entitled to preemptive rights and there are no registration rights or outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. As of the date hereof, except for as set forth on Schedule 3(j), the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and its executive officers have no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, or no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

                  (k) So long as the Note remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to effect the conversion of the Note.

                  (l) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Note and the Conversion Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

         4. Conditions Precedent to the Obligation of the Company to Sell the Note. The obligation hereunder of the Company to issue and sell the Note to the Purchaser is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) The Purchaser shall have executed and delivered this Agreement.

                  (b) The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

                  (c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

                  (d) At the Closing Date, the Purchaser shall have delivered to the Company immediately available funds as payment in full of the Purchase Price for the Note.

         5. Conditions Precedent to the Obligation of the Purchaser to Purchase the Note. The obligation hereunder of the Purchaser to acquire and pay for the
Note is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                  (a) The Company shall have executed and delivered the Note, this Agreement and any other Transaction Document.

                  (b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                  (c) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

                  (d) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

                  (e) As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement, the Note, or the transactions contemplated thereby or any action taken or to be take pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

                  (f) No Material Adverse Effect shall have occurred at or before the Closing Date.

                  (g) The Company shall have delivered on the Closing Date to the Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions of the board of directors of the Company authorizing the transactions contemplated by this Agreement, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing this Agreement and the Note.

                  (h) The Purchaser shall have received a legal opinion in substantially the form annexed hereto as Exhibit B as of the Closing Date.

         6. Legend. Each Note and certificate representing the Conversion Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

The Company agrees to reissue the Note and certificates representing the Conversion Shares, without the legend set forth above if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of its counsel, the registration of the Note or Conversion Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Securities and Exchange Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of its counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within five (5) days. In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 6 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

         7.  Indemnification.

                  (a) The Company hereby agrees to indemnify and hold harmless the Purchaser and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses (collectively "Claims") incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation or warranty or agreement made by the Company in this Agreement.

                  (b) The Purchaser hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Purchaser, (ii) any omission or alleged omission of a material fact with respect to the Purchaser or
(iii) any breach of any representation, warranty or agreement made by the Purchaser in this Agreement.

         8. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of Hillsborough located in the City of Tampa in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         9. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section
10), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

                  (a) if to the Company:

                      Medical Media Television, Inc.
                      8406 Benjamin Road, Suite C
                      Tampa, Florida 33634
                      Attention: Philip M. Cohen, President/Chief Executive Officer
                      Tel. No.: (813) 888-7330
                      Fax No.:  (813) 888-7375

                      with a copy to:

                      Bush Ross Gardner Warren & Rudy, P.A.
                      220 S. Franklin St.
                      Tampa, FL  33601
                      Attn:  John N. Giordano
                      Tel. No.:  (813) 224-9255
                      Fax No.:  (813) 223-9620

                  (b) if to the Purchaser:

                      Elaine G. Edinburg
                      PO Box 2741
                      Edwards, CO  81632
                      Tel. No.:  (970) 926-1177
                      Fax No.:  (970) 926-4067

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

         10. Assignment. Neither party may assign, sell, or transfer to any third person the rights of such party hereunder; provided, however, that Purchaser may assign his rights hereunder to an entity wholly owned and controlled by Purchaser.

         11. Entire Agreement. This Agreement, the Note and any other Transaction Document constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

         12. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


         IN WITNESS WHEREOF, in accordance with amendment provisions contained herein, this Amended Note Purchase Agreement was duly executed on the 28th day of June, 2006 with an effective date as of the date first written above.


                             MEDICAL MEDIA TELEVISION, INC.



                             By: /s/ Philip M. Cohen
                                 -----------------------------------------------
                                  Name:  Philip M. Cohen
                                  Title: President and Chief Executive Officer


                             PURCHASER:


                             By: /s/ Elaine G. Edinburg
                                 -----------------------------------------------
                                  Name:  Elaine G. Edinburg

                                    EXHIBIT A
                                    ---------
                                  FORM OF NOTE

                                    EXHIBIT B
                                    ---------
                                 FORM OF OPINION

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors is required. The Transaction Documents have been duly executed and delivered, and the Note has been duly executed, issued and delivered by the Company and each Transaction Document constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Conversion Shares are not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

         3. The Note has been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued. The Conversion Shares have been duly authorized for issuance, and when delivered upon conversion or against payment in full as provided in the Note, will be validly issued, fully paid and nonassessable.

         4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Securities do not (a) violate any provision of the Certificate of Incorporation or Bylaws, (b) to our knowledge, after due inquiry, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is known to us, (c) to our knowledge, after due inquiry, create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment known to us to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations)
applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

         5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Note or the Conversion Shares.

         6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Purchase Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

         7. Conditioned on the accuracy of the Purchaser's representations and warranties contained in the Purchase Agreement, the offer, issuance and sale of the Note and the offer, issuance and sale of the Conversion Shares pursuant to the Purchase Agreement and the Note, as applicable, are exempt from the registration requirements of the Securities Act of 1933, as amended.

                                   SCHEDULE 3j
                                   -----------

Medical Media Television, Inc. Capital Stock:

Common Stock:              Authorized Shares:            100,000,000 shares
                           Outstanding Shares:            21,117,136 shares
                           Par Value:                     $.0005


Preferred Stock:           Total Authorized Shares:      25,000,000 shares
                           Total Outstanding Shares:      4,303,959 shares
                           Par Value:                     Zero


Series A Zero Coupon Preferred Stock:     Authorized Shares:    1,682,044 shares
                                          Outstanding Shares:   1,682,044 shares


Series B Zero Coupon Preferred Stock:     Authorized Shares:    2,612,329 shares
                                          Outstanding Shares:   2,612,329 shares

Series C Zero Coupon Preferred Stock:     Authorized Shares:      400,000 shares
                                          Outstanding Shares:       8,627 shares


      OUTSTANDING OPTIONS, WARRANTS, AND OTHER RIGHTS TO ACQUIRE SHARES OF
                         MEDICAL MEDIA TELEVISION, INC.

Outstanding stock options to purchase 66,667 shares of common stock of MMTV.

Outstanding warrants to purchase 13,779,235 shares of common stock of MMTV.

Outstanding Series A and Series B preferred shares which will convert into 16,093,989 shares of common stock of MMTV.

Outstanding Series C preferred shares which will convert into common shares at a discount to market at time of conversion.

Outstanding convertible debentures which will convert into 9,721,655 shares of common stock of MMTV. These convertible debentures may be repaid in cash at the option of the Company.

The above calculations do not include any shares of Series C preferred stock that may be issued for interest payments on existing convertible debt instruments that will be converted into common shares at a discount to market at time of conversion. It also does not include any common shares that may be issued for interest payments on existing convertible debt instruments. Full disclose of the above has been made in a registration statement on Form SB-2 which was declared effective by the SEC on March 1, 2006 and is available to viewing at www.sec.gov.

Exh 10.10 - Port Note Purchase Agreement dated March 31, 2006

                             NOTE PURCHASE AGREEMENT

         This NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of March 31, 2006, is entered into by and among Medical Media Television, Inc., a Florida corporation (the "Company"), and Steven J. Port, an individual residing in California (the "Purchaser"), for the issuance and sale to the Purchaser of the Note (as defined below) of the Company, in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase the Note;

         WHEREAS, such issuance and sale will be made in reliance upon the provisions of Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to the purchase of the Note to be made hereunder.

         NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Purchaser hereby agree as follows:

         1. Purchase and Sale of Note.

            (a) Terms of Note: Upon the following terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a convertible promissory note (the "Note") in the aggregate principal amount of $125,000 (the "Purchase Price") payable as follows:

                           April 1, 2006             $90,000
                           May 2, 2006               $35,000

                  The Company shall repay in full the entire principal balance plus any accrued but unpaid interest (i) at any time on or before April 20, 2006, (ii) as this Note may be extended pursuant to the terms of 1(d), or (iii) upon the acceleration of the obligations as contemplated by the Note, all being described as the "Maturity Date."

                  On the Maturity Date, the Company shall repay in full the entire principal balance plus any accrued but unpaid interest by (i) converting the outstanding balance into Common Stock of the Company, or (ii) in cash. The Note shall be repaid in cash only upon the mutual consent of the Holder and the Company.

                  The outstanding principal amount of the Note, plus any accrued but unpaid interest thereon, may be converted into such number of shares of Common Stock of the Company, par value $.0005 per share (the "Common Stock"), at a Conversion Price equal to either: (i) an amount equal to forty cents ($0.40), or (ii) an amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, with the exception that the Conversion Price shall not be lower than $0.166. The Note shall not be convertible until the Maturity Date. The Note shall not be convertible until the Maturity Date and shall not be convertible such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99% (the "Ownership Cap Restriction"); provided, however, that upon the holder of the Note providing the Company with sixty-one (61) days notice (the "Waiver Notice") that the holder would like to waive the Ownership Cap Restriction with regard to any or all shares of Common Stock issuable upon exercise of the conversion feature of the Note, this Ownership Cap Restriction will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice, and provided further that this Ownership Cap Restriction shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of the Note.

                  The Note shall bear interest at a rate of twenty percent (20%) per annum. Interest shall accrue, but will not become due and payable until the Maturity Date of this Note.

                  The Note will be automatically extended to the end of each succeeding month until such time as the Holder providers a 15-day written notice to the Company that the Note may no longer be automatically extended. The terms of interest will remain the same as outlined above through the automatic extension periods.

            (b) Issuance of Warrants: The Investor will be issued 312,500 warrants to purchase Common Stock of the Company (the "Warrants"). The Warrants shall have a term of five (5) years and shall have an exercise price equal to $0.75 per share (the "Exercise Price").

            (c) Closing: In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase the Note. The closing under this Agreement (the "Closing") shall take place at the offices of Medical Media Television, Inc., 8406 Benjamin Road, Suite C, Tampa, Florida 33634 upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the "Closing Date").

            (d) Registration Rights: The Investor is aware that the Company filed a Registration Statement on Form SB-2 that was declared effective by the Securities & Exchange Commission on March 1, 2006, and that no shares of Common Stock to cover the conversion of the Note were registered thereunder. The Company therefore grants the Investor standard piggy-back registration rights.

         2. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

            (a) If the Purchaser is an entity, the Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

            (b) This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

            (c) The Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Securities and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Securities. The Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

            (d) The Purchaser understands that the Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

            (e) The Purchaser is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

            (f) The Purchaser is and will be acquiring the Securities for its own account, and not with a view to any resale or distribution of the Note in whole or in part, in violation of the Securities Act or any applicable securities laws.

            (g) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Securities purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

         3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Purchaser, and covenants for the benefit of the Purchaser, as follows:

            (a) The Company has been duly incorporated, validly exists, and is in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any effect on the business, results of operations, prospects, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement or the Note in any material respect.

            (b) The Note has been duly  authorized  by all  necessary  corporate action and, when paid for or issued in accordance with the terms hereof, the Note shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Note, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

            (c) The Note and this Agreement (the "Transaction Documents") have been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver the Transaction Documents and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

            (d) The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or
(iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

            (e) The sale and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of the Purchaser's representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

            (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement.

            (g) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of the Transaction Documents or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

            (h) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Note hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Note, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of the Note under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the Note.

            (i) To the Company's knowledge, neither this Agreement, nor the Schedules hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

            (j) The authorized capital stock of the Company and the shares thereof issued and outstanding as of January 20, 2006 are set forth on Schedule 3(j) attached hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement or on Schedule 3(j) attached hereto, as of the date hereof, no shares of the Common Stock are entitled to preemptive rights and there are no registration rights or outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. As of the date hereof, except for as set forth on Schedule 3(j), the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and its executive officers have no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, or no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

            (k) So long as the Note remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to effect the conversion of the Note.

            (l) The Company  has  complied  and will comply with all  applicable federal and state securities laws in connection with the offer, issuance and sale of the Note and the Conversion Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

         4. Conditions Precedent to the Obligation of the Company to Sell the Note. The obligation hereunder of the Company to issue and sell the Note to the Purchaser is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

            (a) The Purchaser shall have executed and delivered this Agreement.

            (b) The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

            (c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

            (d) At the Closing Date, the Purchaser shall have delivered to the Company immediately available funds as payment in full of the Purchase Price for the Note.

         5. Conditions Precedent to the Obligation of the Purchaser to Purchase the Note. The obligation hereunder of the Purchaser to acquire and pay for the
Note is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

            (a) The Company shall have executed and delivered the Note, this Agreement and any other Transaction Document.

            (b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

            (c) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

            (d) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

            (e) As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement, the Note, or the transactions contemplated thereby or any action taken or to be take pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

            (f) No Material Adverse Effect shall have occurred at or before the Closing Date.

         6. Legend. Each Note and certificate representing the Conversion Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

The Company agrees to reissue the Note and certificates representing the Conversion Shares, without the legend set forth above if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of its counsel, the registration of the Note or Conversion Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Securities and Exchange Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of its counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within five (5) days. In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 6 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

         7. Fees and Expenses. Each party shall pay the fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

         8. Indemnification.

            (a) The Company hereby agrees to indemnify and hold harmless the Purchaser and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses (collectively "Claims") incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation or warranty or agreement made by the Company in this Agreement.

            (b) The Purchaser hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Purchaser, (ii) any omission or alleged omission of a material fact with respect to the Purchaser or
(iii) any breach of any representation, warranty or agreement made by the Purchaser in this Agreement.

         9. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of Hillsborough located in the City of Tampa in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section
10), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

                           (a) if to the Company:

                               Medical Media Television, Inc.
                               Attn:  Philip M. Cohen, President/CEO
                               8406 Benjamin Road, Suite C
                               Tampa, Florida 33634
                               Tel. No.: (813) 888-7330
                               Fax No.:  (813) 888-7375

                               with a copy to:

                               Bush Ross Gardner Warren & Rudy, P.A.
                               220 S. Franklin St.
                               Tampa, FL  33601
                               Attn:  John N. Giordano
                               Tel. No.:  (813) 224-9255
                               Fax No.:  (813) 223-9620

                           (b) if to the Purchaser:

                               Steven J. Port
                               4911 Edgerton Avenue
                               Encino, CA  91436
                               Tel. No.:  (818) 742-0566
                               Fax No.:  (818) 990-3838

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

         11. Assignment. Neither party may assign, sell, or transfer to any third person the rights of such party hereunder; provided, however, that Purchaser may assign his rights hereunder to an entity wholly owned and controlled by Purchaser.

         12. Entire Agreement. This Agreement, the Note and any other Transaction Document constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

         13. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  [end of page]

         IN WITNESS WHEREOF, this Note Purchase Agreement was duly executed on March 31, 2006.


                                 MEDICAL MEDIA TELEVISION, INC.



                                 By: /s/ Philip M. Cohen
                                     -------------------------------------------
                                      Philip M. Cohen
                                      President and Chief Executive Officer


                                 PURCHASER:



                                 /s/ Steven J. Port
                                 -----------------------------------------------
                                      Steven J. Port

                                   SCHEDULE 3j
                                   -----------



Medical Media Television, Inc. Capital Stock:

Common Stock:              Authorized Shares:            100,000,000 shares
                           Outstanding Shares:            20,971,299 shares
                           Par Value:                     $.0005


Preferred Stock:           Total Authorized Shares:      25,000,000 shares
                           Total Outstanding Shares:      4,303,959 shares
                           Par Value:                     Zero


Series A Zero Coupon Preferred Stock:    Authorized Shares:     1,682,044 shares
                                         Outstanding Shares:    1,682,044 shares


Series B Zero Coupon Preferred Stock:    Authorized Shares:     2,612,329 shares
                                         Outstanding Shares:    2,612,329 shares

Series C Zero Coupon Preferred Stock:    Authorized Shares:       400,000 shares
                                         Outstanding Shares:        9,586 shares

      OUTSTANDING OPTIONS, WARRANTS, AND OTHER RIGHTS TO ACQUIRE SHARES OF
                         MEDICAL MEDIA TELEVISION, INC.

Outstanding stock options to purchase 5,303 shares of common stock of MMTV.

Outstanding warrants to purchase 10,879,235 shares of common stock of MMTV.

Outstanding Series A and Series B preferred shares which will convert into 16,093,989 shares of common stock of MMTV.

Outstanding Series C preferred shares (8,627) which will convert into common shares at a discount to market at time of conversion.

Outstanding convertible debentures which will convert into 6,987,952 shares of common stock of MMTV. These convertible debentures may be repaid in cash at the option of the Company.

The above calculations do not include any shares of Series C preferred stock that may be issued for interest payments on existing convertible debt instruments that will be converted into common shares at a discount to market at time of conversion. It also does not include any common shares that may be issued for interest payments on existing convertible debt instruments.

Exh. 10.11 - Port Promissory Note dated April 1, 2006 for $125,000

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                         MEDICAL MEDIA TELEVISION, INC.

                           CONVERTIBLE PROMISSORY NOTE


U.S. $125,000                                                      April 1, 2006
No.: PN-04-01-SP

            FOR VALUE RECEIVED, the undersigned, Medical Media Television, Inc., a Florida corporation (the "Company"), hereby promises to pay to the order of Steven J. Port or any future permitted holder of this promissory note (the "Investor", Payee" or "Holder"), at the principal office of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, the principal sum of One Hundred Twenty-Five Thousand (U.S. $125,000), or such other amount as may be outstanding hereunder, together with any accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this promissory note (the "Note"). This Note is the Note referred to in the Note Purchase Agreement dated as of March 31, 2006 between the Company and the purchaser named therein (the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

            1. Principal and Interest Payments.

                  (a) The Payee shall loan the Company an aggregate of $125,000 payable as follows:

                                    April 1, 2006             $90,000
                                    May 2, 2006               $35,000

                  (b) The Company shall repay in full the entire principal balance then outstanding under this Note plus any accrued but unpaid interest
(i) at any time on or before April 30, 2006, (ii) as this Note may be extended pursuant to the terms of 1(d), or (iii) upon the acceleration of the obligations as contemplated by this Note, all being described as the "Maturity Date."

                  (c) On the Maturity Date, the Company shall repay in full the entire principal balance plus any accrued but unpaid interest by (i) converting the outstanding balance into Common Stock of the Company as outlined in 2(a), or
(ii) in cash. The Note shall be repaid in cash only upon the mutual consent of the Holder and the Company.

                  (d) The Note shall bear interest at a rate of twenty percent (20%) per annum. Interest shall accrue, but will not become due and payable until the Maturity Date of this Note.

                  (e) The Note will be automatically extended to the end of each succeeding month until such time as the Holder provides a 15-day written notice to the Company that the Note may no longer be automatically extended. The terms of interest will remain the same as outlined in 1(c) above through the automatic extension periods.

            2. Conversion Option; Issuance of Certificates.

                  (a) This Note shall not be convertible until the Maturity Date except as outlined in 1(e) above. On the Maturity Date, the outstanding principal amount of this Note, plus any accrued but unpaid interest shall be due and payable by converting the outstanding principal amount of this Note plus any accrued but unpaid interest into such number of shares of Common Stock of the Company, par value $.0005 per share (the "Common Stock"), equal to the principal amount of this Note plus any accrued but unpaid interest being converted divided by the Conversion Price selected by the Holder. For purposes of this Note, "Conversion Price" shall mean either (i) an amount equal to forty cents ($0.40), or (ii) an amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, with the exception that the Conversion Price shall not be lower than $0.166. Upon conversion of this Note into shares of Common Stock, the outstanding principal amount of this Note, together with any accrued but unpaid interest, shall be deemed to be the consideration for the Payee's interest in such shares of Common Stock.

                  (b) In the event that the Payee elects to convert this Note into shares of Common Stock in accordance with Section 2(a) herein, the Company shall, not later than five (5) trading days after the conversion of this Note, issue and deliver to the Payee by express courier a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note.

            3. Ownership Cap and Certain Exercise Restrictions.

                  (a) Notwithstanding anything to the contrary set forth in this Note, at no time may a Holder of this Note convert this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder owning more than 4.999% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Note providing the Company with sixty-one (61) days notice (pursuant to Section 14 hereof) (the "Waiver Notice") that such Holder would like to waive this Section 3(a) with regard to any or all shares of Common Stock issuable upon exercise of this Note, this
Section 3(a) will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Note.

            (b) The Holder may not convert this Note hereunder to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Note held by the Holder after application of this Section; provided, however, that upon a holder of this Note providing the Company with a Waiver Notice that such holder would like to waive this Section 3(b) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3(b) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Note.

            4. Adjustment of Conversion Price.

                  (a) The Conversion Price shall be subject to adjustment from time to time as follows:

                    (i) Adjustments for Stock Splits and Combinations. If the Company shall at any time or from time to time after the date hereof, effect a stock split of the outstanding Common Stock, the applicable Conversion Price in effect immediately prior to the stock split shall be proportionately decreased. If the Company shall at any time or from time to time after the date hereof, combine the outstanding shares of Common Stock, the applicable Conversion Price in effect immediately prior to the combination shall be proportionately increased. Any adjustments under this Section 4(a)(i) shall be effective at the close of business on the date the stock split or combination occurs.

                    (ii) Adjustments for Certain Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in shares of Common Stock, then, and in each event, the applicable Conversion Price in effect immediately prior to such event shall be decreased as of the time of such issuance or, in the event such record date shall have been fixed, as of the close of business on such record date, by multiplying, as applicable, the applicable Conversion Price then in effect by a fraction:

                    (1) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date; and

                    (2) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution.

                    (iii) Adjustment for Other Dividends and Distributions. If the Company shall at any time or from time to time after the date hereof, make or issue or set a record date for the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in other than shares of Common Stock, then, and in each event, an appropriate revision to the applicable Conversion Price shall be made and provision shall be made (by adjustments of the Conversion Price or otherwise) so that the holder of this Note shall receive upon conversions thereof, in addition to the number of shares of Common Stock receivable thereon, the number of securities of the Company which they would have received had this Note been converted into Common Stock on the date of such event and had thereafter, during the period from the date of such event to and including the conversion date, retained such securities (together with any distributions payable thereon during such period), giving application to all adjustments called for during such period under this Section 4(a)(iii) with respect to the rights of the holder of this Note.

                  (b) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (c) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Payee would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the closing bid prices of the Common Stock for the five (5) consecutive trading days immediately preceding the date of conversion of this Note.

                  (d) Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

                  (e) Registration Rights. The Investor is aware that the Company filed a Registration Statement on Form SB-2 which was approved by the Securities & Exchange Commission on March 1, 2006 and that no unspecified shares of Common Stock to cover the conversion of this Note were registered thereunder. The Company therefore grants the Investor standard piggy-back registration rights.

            5. No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Payee, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

            6. Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Florida, such payment may be due on the next succeeding business day.

            7. Representations and Warranties of the Company. The Company represents and warrants to the Payee as follows:

                  (a) The Company has been duly incorporated, validly exists, and is in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

                  (b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Note and to perform its obligations hereunder.

                  (c) The execution, delivery and performance of this Note will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or
(iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

                  (d) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.

            8. Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

                  (a) the Company shall fail to make the payment of any amount of any principal outstanding on the date such payment shall become due and payable hereunder; or

                  (b) the Company shall fail to make interest payments on the date such payments shall become due and payable hereunder; or

                  (c) any representation, warranty or certification made by the Company herein, or in any certificate or financial statement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

                  (d) the holder of any indebtedness of the Company or any of its subsidiaries shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the "Indebtedness") (other than the Indebtedness hereunder) prior to its stated maturity or payment date the aggregate principal amount of which Indebtedness of all such persons is in excess of $100,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

                  (e) a judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $100,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty
(60) consecutive days following entry of the judgment or order in excess of $500,000 or the judgment or order which causes the aggregate amount described above to exceed $500,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (vi) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction
(foreign or domestic), or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

                  (g) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days; or

                  (h) failure by the Company to issue the Conversion Shares or notice from the Company to the Payee, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock.

            9. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all accrued but unpaid interest, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in Sections 8(f) and (g), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and any accrued but unpaid interest shall be automatically due and payable; or (b) exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding the foregoing, Payee agrees that its rights and remedies hereunder are limited to receipt of cash or shares of Common Stock in the amounts described herein.

            10. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

            11. Parties in Interest, Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of this Note, or pledged, hypothecated or otherwise granted as security by the Payee.

            12. Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

            13. Assignment. Neither party may assign, sell, or transfer to any third person the rights of such party hereunder; provided, however, that Payee may assign his rights hereunder to an entity wholly owned and controlled by Payee.

            14. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Payee at least thirty (30) days prior to the date on which the Company closes its books and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to the Payee at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.

         Address of the Payee:    Steven J. Port
                                  4911 Edgerton Avenue
                                  Encino, CA  91436
                                  Tel. No.: (818) 742-0566
                                  Fax No.: (818) 990-3838

         Address of the Company:  Medical Media Television, Inc.
                                  8406 Benjamin Road, Suite C
                                  Tampa, Florida 33634
                                  Attention: Philip M. Cohen, President/CEO
                                  Tel. No.:  (813) 888-7330
                                  Fax No.:  (813) 888-7375

         with a copy to:          Bush Ross Gardner Warren & Rudy, PA
                                  Attn:  John N. Giordano
                                  220 S. Franklin St.
                                  Tampa, FL  33601
                                  Tel. No.:  (813) 224-9255
                                  Fax No.:  (813) 223-9620

            15. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

            16. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

            17. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

            18. Failure or Indulgence Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

            19. Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

            20. Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

            21.  Compliance  with  Securities  Laws.  The  Payee  of  this  Note acknowledges that this Note is being acquired solely for the Payee's own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

                  "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

            22. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

            23. Consent to Jurisdiction. Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in Central Florida and the courts of the State of Florida located in Hillsborough County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 14 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 23 shall affect or limit any right to serve process in any other manner permitted by law.

            24. Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

                  (a) No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

                  (b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PAYEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

         IN WITNESS WHEREOF, the Company has executed and delivered this Note as of the date first written above.



                              MEDICAL MEDIA TELEVISION, INC.



                              By: /s/ Philip M. Cohen
                                 -----------------------------------------------
                                       Philip M. Cohen
                                       President and Chief Executive Officer

Exh. 10.12 - Port Warrant dated April 1, 2006 for 312,500 shares

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MEDICAL MEDIA TELEVISION, INC. THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                         MEDICAL MEDIA TELEVISION, INC.


                             Expires March 31, 2011

                                                       Number of Shares: 312,500
Date of Issuance: April 1, 2006                        Warrant No.:     W-SP0401


         FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Medical Media Television, Inc., a Florida corporation (together with its successors and assigns, the "Issuer"), hereby certifies that Steven J. Port, a resident of California (or his registered assigns) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), Three Hundred Twelve Thousand Five Hundred (312,500) shares of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share of $.75 subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 9 hereof.

         1. Term. The term of this Warrant shall commence on April 1, 2006 and shall expire at 5:00 p.m., Eastern Time, on March 31, 2011 (such period being the "Term").

         2. Method of Exercise Payment; Issuance of New Warrant; Transfer and Exchange.

                  (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term commencing on April 1, 2006 and expiring on March 31, 2011.

                  (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price, payable at such Holder's election by certified or official bank check or by wire transfer to an account designated by the Issuer.

                  (c) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise and, unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof at the Issuer's expense within such time.

                  (d) Transferability of Warrant. Subject to provisions herein, this Warrant may be transferred by a Holder without the consent of the Issuer. If transferred pursuant to this paragraph and subject to the provisions of subsection (f) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated as of the Original Issue Date and shall be identical with this Warrant except as to the name of the Holder or the number of shares of Warrant Stock, as applicable.

                  (e) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

                  (f) Compliance with Securities Laws.

                    (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

                    (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

                  THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MEDICAL MEDIA TELEVISION, INC. THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                    (iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer and removal as the Issuer may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act, (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section, the Issuer will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or "blue sky" laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant.

                  (g) In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an "accredited investor" as defined in Regulation D under the Securities Act.

         3. Stock Fully Paid; Reservation and Listing of Shares; Covenants.

                  (a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

                  (b) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its reasonable best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

                  (c) Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants in their capacity as Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

                  (d) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

         4. Adjustment of Warrant Price and Warrant Share Number. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Section 5.

                  (a)   Recapitalization,    Reorganization,   Reclassification,
Consolidation, Merger or Sale.

                    (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate or merge with or into another corporation where the holders of outstanding Voting Stock prior to such merger or consolidation do not own over 50% of the outstanding Voting Stock of the merged or consolidated entity immediately after such merger or consolidation, or (b) sell all or substantially all of its properties or assets to any other Person, or (c) change the Common Stock to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 4(b) or Section 4(c)), or (d) effect a capital reorganization (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 4(b) or Section 4(c)), then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4.

                    (ii) Notwithstanding anything contained in this Warrant to the contrary, a Triggering Event shall not be deemed to have occurred if, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder a written acknowledgement executed by the President or Chief Financial Officer of the Company, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

                  (b) Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

                    (i) make or issue or set a record date for the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

                    (ii) effect a stock split of its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                    (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

                  (d) Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the determination of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                    (i) cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer),

                    (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

                    (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm of recognized national standing acceptable to (but not affiliated with) the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be adjusted pursuant to this
Section  4(d)  as  of  the  time  of  actual   payment  of  such   dividends  or
distributions.

                  (e) Purchase of Common Stock by the Issuer. If the Issuer at any time while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Outstanding Common Stock immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Outstanding Common Stock immediately after such purchase, redemption or acquisition. For the purposes of this subsection, the date as of which the Per Share Market Price shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection, a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

                  (f) Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

                    (i) Fractional Interests. In computing adjustments under this Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

                    (ii) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

                  (g) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

                  (h) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

         5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial
Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big four" selected by the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto.

         6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

         7.  Ownership Cap and Certain Exercise Restrictions.

                  (a) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder owning more than 4.999% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the "Waiver Notice") that such Holder would like to waive this Section 7(a) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(a) will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

                  (b) The Holder may not exercise the Warrant hereunder to the extent such exercise would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon exercise of the Warrant held by the Holder after application of this Section; provided, however, that upon a holder of this Warrant providing the Company with a Waiver Notice that such holder would like to waive this Section 7(b) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(b) shall be of no force or effect with regard to those shares of Warrant Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

         8. Registration Rights. The shares of Common Stock issuable upon exercise of this Warrant shall have standard "piggyback" registration rights.

         9. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

                  "Articles of Incorporation" means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

                  "Board" shall mean the Board of Directors of the Issuer.

                  "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership,
         (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "Common Stock" means the Common Stock, par value $.0005 per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

                  "Convertible Securities" means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

                  "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

                  "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

                  "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

                  "Issuer" means Medical Media Television, Inc., a Florida corporation, and its successors.

                  "Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

                  "Original Issue Date" means April 1, 2006.

                  "OTC Bulletin Board" means the over-the-counter electronic bulletin board.

                  "Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

                  "Outstanding Common Stock" means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

                  "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

                  "Per Share Market Value" means on any particular date (a) the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (b) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Board in good faith; provided, however, that the Majority Holders, after receipt of the determination by the Board, shall have the right to select, jointly with the Issuer, an Independent Appraiser, in which case, the fair market value shall be the determination by such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

                  "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

                  "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

                  "Term" has the meaning specified in Section 1 hereof.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Voting Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

                  "Warrants" means this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

                  "Warrant Price" initially means U.S. $.75, as such Warrant Price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

                  "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

                  "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

         10. Other Notices. In case at any time:


                        (A) the Issuer shall make any distributions to the holders of Common Stock; or

                        (B) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

                        (C) there shall be any reclassification of the Capital Stock of the Issuer; or

                        (D) there shall be any capital reorganization by the Issuer; or

                        (E) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

                        (F) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty
(20) days prior to the record date or effective date for the event specified in such notice.

         11. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant.

         12. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         13. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern time, on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern time, on any date and earlier than 11:59 p.m., eastern time, on such date, (iii) the Trading Day following the date of mailing, if sent by overnight delivery by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

                          Medical Media Television, Inc.
                          8406 Benjamin Road, Suite C
                          Tampa, Florida 33634
                          Attention: Philip M. Cohen, President and CEO Tel. No.: (813) 888-7330
                          Fax No.:  (813) 888-7375

Copies of notices to the Issuer shall be sent to Bush Ross Gardner Warren & Rudy, P.A., Attn: John N. Giordano, 220 S. Franklin Street, Tampa, FL 33601, Tel No. (813) 224-9255, Fax. No. (813) 224-9230. Copies of notices to the Holder shall be sent to Steven J. Port, 4911 Edgerton Avenue, Encino, CA 91436. Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         14. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in Tampa, Florida for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         15. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         16. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

         17. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

         18. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the day and year first above written.


                             MEDICAL MEDIA TELEVISION, INC.



                             By: /s/ Philip M. Cohen
                                 ----------------------------------------------
                                      Philip M. Cohen
                                      President and Chief Executive Officer

                                  EXERCISE FORM

                         MEDICAL MEDIA TELEVISION, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Medical Media Television, Inc. covered by the within Warrant.

Dated:                              Signature
       -----------------                       ---------------------------------

                                    Address
                                               ---------------------------------
                                               ---------------------------------

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________


                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:                              Signature
       -----------------                       ---------------------------------

                                    Address
                                               ---------------------------------
                                               ---------------------------------


                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:                              Signature
       -----------------                       ---------------------------------

                                    Address
                                               ---------------------------------
                                               ---------------------------------



                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of
_______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

Exh. 10.13 - Softrev Partners Note Purchase Agreement dated April 15, 2006

THIS NOTE PURCHASE AGREEMENT IS BEING ISSUED TO SOFTREV PARTNERS, INC. AS A CARVE OUT FROM THE NOTE PURCHASE AGREEMENT BETWEEN MEDICAL MEDIA TELEVISION, INC. AND CAPITALSMART, LLC ("CAPITALSMART NOTE PURCHASE AGREEMENT") DATED FEBRUARY 14, 2006. PER AN AGREEMENT BETWEEN THE PRINCIPALS OF CAPITALSMART, LLC, THE CAPITALSMART NOTE PURCHASE AGREEMENT WAS CANCELLED AND INDIVIDUAL NOTE PURCHASE AGREEMENTS WERE ISSUED IN LIEU THEREOF, EACH IN THE NAME OF A PRINCIPAL (OR ENTITY CONTROLLED BY A PRINCIPAL) OF CAPITALSMART.


                             NOTE PURCHASE AGREEMENT

         This NOTE PURCHASE AGREEMENT (this "Agreement"), dated as of April 15, 2006, is entered into by and among Medical Media Television, Inc., a Florida corporation (the "Company"), and Softrev Partners, Inc., a New York corporation (the "Purchaser"), for the issuance and sale to the Purchaser of the Note (as defined below) of the Company, in the manner, and upon the terms, provisions and conditions set forth in this Agreement.

         WHEREAS, the parties desire that, upon the terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase the Note;

         WHEREAS, such issuance and sale will be made in reliance upon the provisions of Section 4(2) and/or Rule 506 of Regulation D ("Regulation D") of the United States Securities Act of 1933, as amended, and regulations promulgated thereunder (the "Securities Act"), or upon such other exemption from the registration requirements of the Securities Act as may be available with respect to the purchase of the Note to be made hereunder.

         NOW, THEREFORE, in consideration of the representations, warranties and agreements contained herein and other good and valuable consideration, the receipt and legal adequacy of which is hereby acknowledged by the parties, the Company and the Purchaser hereby agree as follows:

         1.       Purchase and Sale of Note.

                  (a) Terms of Note: Upon the following terms and subject to the conditions contained herein, the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, a convertible promissory note in the aggregate principal amount of $250,000 (the "Purchase Price") made through installments, in substantially the form attached hereto as Exhibit A (the "Note").

         The outstanding principal amount of the Note, plus any accrued but unpaid interest thereon, shall be due and payable in cash on the Maturity Date (as defined in the Note); provided, however, the Purchaser shall have the sole option to convert on the Maturity Date the outstanding principal amount of the Note plus any accrued but unpaid interest into such number of shares of Common Stock of the Company, par value $.0005 per share (the "Common Stock"), at a Conversion Price equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, but in no event shall the Conversion Price be less than $0.166. The Note shall not be convertible until the Maturity Date and shall not be convertible such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99% (the "Ownership Cap Restriction"); provided, however, that upon the holder of the Note providing the Company with sixty-one (61) days notice (the "Waiver Notice") that the holder would like to waive the Ownership Cap Restriction with regard to any or all shares of Common Stock issuable upon exercise of the conversion feature of the Note, this Ownership Cap Restriction will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice, and provided further that this Ownership Cap Restriction shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of the Note.

          The Note shall bear interest at a rate of twenty percent (20%) per annum. Interest shall accrue but will not become due and payable until the Maturity Date.

         With the consent of both the Company and the Investor, the Note may be extended for an additional twelve (12) months, with the terms of the interest payments remaining the same as above. The Company has the option to pay the principal amount of this Note plus accrued but unpaid interest in a cash payment at any time prior to the Maturity Date.

                  (b) Issuance of Warrants: The Investor will be issued 625,000 warrants to purchase Common Stock of the Company (the "Warrants"). The Warrants shall have a term of five (5) years and shall have an exercise price equal to $0.75 per share (the "Exercise Price"). The Warrants shall not be exercisable such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99%.

                  (c) In consideration of and in express reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser and the Purchaser agrees to purchase the Note. The closing under this Agreement (the "Closing") shall take place at the offices of Medical Media Television, Inc., 8406 Benjamin Road, Suite C, Tampa, Florida 33634 upon the satisfaction of each of the conditions set forth in Sections 4 and 5 hereof (the "Closing Date").

                  (d) The Investor is aware that the Company filed a Registration Statement on Form SB-2 which was approved by the Securities & Exchange Commission on March 1, 2006 and that a total of 2,500,000 shares of Common Stock were reserved and registered for the conversion of the original CapitalSmart Convertible Promissory Note for $1,000,000. The Investor acknowledges and understands that 625,000 shares of Common Stock previously registered has been allocated toward the conversion of this Note (the "Allocated Shares") and that any shares of Common Stock issued to the Investor upon the conversion of this Note in excess of the Allocated Shares shall have standard piggyback registration rights.

         2. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby makes the following representations and warranties to the Company, and covenants for the benefit of the Company:

                  (a) If the Purchaser is an entity, the Purchaser is a corporation, limited liability company or partnership duly incorporated or organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.

                  (b) This Agreement has been duly authorized, validly executed and delivered by the Purchaser and is a valid and binding agreement and obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Purchaser has full power and authority to execute and deliver this Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

                  (c) The Purchaser understands that no Federal, state, local or foreign governmental body or regulatory authority has made any finding or determination relating to the fairness of an investment in any of the Securities and that no Federal, state, local or foreign governmental body or regulatory authority has recommended or endorsed, or will recommend or endorse, any investment in any of the Securities. The Purchaser, in making the decision to purchase the Securities, has relied upon independent investigation made by it and has not relied on any information or representations made by third parties.

                  (d) The Purchaser understands that the Securities are being offered and sold to it in reliance on specific provisions of Federal and state securities laws and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein for purposes of qualifying for exemptions from registration under the Securities Act, and applicable state securities laws.

                  (e) The Purchaser is an "accredited investor" as defined under Rule 501 of Regulation D promulgated under the Securities Act.

                  (f) The Purchaser is and will be acquiring the Securities for its own account, and not with a view to any resale or distribution of the Note in whole or in part, in violation of the Securities Act or any applicable securities laws.

                  (g) The offer and sale of the Securities is intended to be exempt from registration under the Securities Act, by virtue of Section 4(2) and/or Rule 506 of Regulation D promulgated under the Securities Act. The Purchaser understands that the Securities purchased hereunder have not been, and may never be, registered under the Securities Act and that none of the Securities can be sold or transferred unless they are first registered under the Securities Act and such state and other securities laws as may be applicable or in the opinion of counsel for the Company an exemption from registration under the Securities Act is available (and then the Securities may be sold or transferred only in compliance with such exemption and all applicable state and other securities laws).

         3. Representations, Warranties and Covenants of the Company. The Company represents and warrants to the Purchaser, and covenants for the benefit of the Purchaser, as follows:

                  (a) The Company has been duly incorporated, validly exists, and is in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" shall mean any effect on the business, results of operations, prospects, assets or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company from entering into and performing any of its obligations under this Agreement or the Note in any material respect.

                  (b) The Note has been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Note shall be validly issued and outstanding, free and clear of all liens, encumbrances and rights of refusal of any kind. When the Conversion Shares are issued and paid for in accordance with the terms of this Agreement and as set forth in the Note, such shares will be duly authorized by all necessary corporate action and validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind and the holders shall be entitled to all rights accorded to a holder of Common Stock.

                  (c) The Note and this Agreement (the "Transaction Documents") have been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver the Transaction Documents and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

                  (d) The execution and delivery of the Transaction Documents and the consummation of the transactions contemplated by this Agreement by the Company, will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) of any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or (iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject except in the case of clauses (i)(B) or (iii) for any such conflicts, breaches, or defaults or any liens, charges, or encumbrances which would not have a Material Adverse Effect.

                  (e) The sale and issuance of the Securities in accordance with the terms of and in reliance on the accuracy of the Purchaser's representations and warranties set forth in this Agreement will be exempt from the registration requirements of the Securities Act.

                  (f) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement or the offer, sale or issuance of the Securities or the consummation of any other transaction contemplated by this Agreement.

                  (g) There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of the Transaction Documents or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending or, to the knowledge of the Company, threatened, against or involving the Company or any subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

                  (h) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Note hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy the Note, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of the Note under the registration provisions of the Securities Act and any other applicable federal and state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities
Act) in connection with the Note.

                  (i) To the Company's knowledge, neither this Agreement, nor the Schedules hereto contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

                  (j) The authorized capital stock of the Company and the shares thereof issued and outstanding as of January 20, 2006 are set forth on Schedule 3(j) attached hereto. All of the outstanding shares of the Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement or on Schedule 3(j) attached hereto, as of the date hereof, no shares of the Common Stock are entitled to preemptive rights and there are no registration rights or outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. As of the date hereof, except for as set forth on Schedule 3(j), the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and its executive officers have no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, or no stockholder has a right of rescission or damages with respect thereto which is reasonably likely to have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Certificate of Incorporation as in effect on the date hereof (the "Certificate"), and the Company's Bylaws as in effect on the date hereof (the "Bylaws").

                  (k) So long as the Note remains outstanding, the Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to effect the conversion of the Note.

                  (l) The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Note and the Conversion Shares hereunder. Neither the Company nor anyone acting on its behalf, directly or indirectly, has or will sell, offer to sell or solicit offers to buy any of the Securities, or similar securities to, or solicit offers with respect thereto from, or enter into any preliminary conversations or negotiations relating thereto with, any person, or has taken or will take any action so as to bring the issuance and sale of any of the Securities under the registration provisions of the Securities Act and applicable state securities laws. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of any of the Securities.

         4. Conditions Precedent to the Obligation of the Company to Sell the Note. The obligation hereunder of the Company to issue and sell the Note to the Purchaser is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                  (a) The Purchaser shall have executed and delivered this Agreement.

                  (b) The Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required to be performed, satisfied or complied with by the Purchaser at or prior to the Closing Date.

                  (c) The representations and warranties of the Purchaser shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time, except for representations and warranties that are expressly made as of a particular date, which shall be true and correct in all material respects as of such date.

                  (d) At the Closing Date, the Purchaser shall have delivered to the Company immediately available funds as payment in full of the Purchase Price for the Note.

         5. Conditions Precedent to the Obligation of the Purchaser to Purchase the Note. The obligation hereunder of the Purchaser to acquire and pay for the
Note is subject to the satisfaction or waiver, at or before the Closing Date, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

                  (a) The Company shall have executed and delivered the Note, this Agreement and any other Transaction Document.

                  (b) The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                  (c) Each of the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a particular date), which shall be true and correct in all material respects as of such date.

                  (d) No statute, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement at or prior to the Closing Date.

                  (e) As of the Closing Date, no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which questions the validity of the Agreement, the Note, or the transactions contemplated thereby or any action taken or to be take pursuant thereto. As of the Closing Date, no action, suit, claim or proceeding before or by any court or governmental agency or body, domestic or foreign, shall be pending against or affecting the Company, or any of its properties, which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

                  (f) No Material Adverse Effect shall have occurred at or before the Closing Date.

                  (g) The Company shall have delivered on the Closing Date to the Purchaser a secretary's certificate, dated as of the Closing Date, as to (i) the resolutions of the board of directors of the Company authorizing the transactions contemplated by this Agreement, (ii) the Certificate, (iii) the Bylaws, each as in effect at the Closing, and (iv) the authority and incumbency of the officers of the Company executing this Agreement and the Note.

                  (h) The Purchaser shall have received a legal opinion in substantially the form annexed hereto as Exhibit B as of the Closing Date.

         6. Legend. Each Note and certificate representing the Conversion Shares shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or "blue sky" laws):

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE "SECURITIES") HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

The Company agrees to reissue the Note and certificates representing the Conversion Shares, without the legend set forth above if at such time, prior to making any transfer of any such Securities, such holder thereof shall give written notice to the Company describing the manner and terms of such transfer and removal as the Company may reasonably request. Such proposed transfer will not be effected until: (a) the Company has notified such holder that either (i) in the opinion of its counsel, the registration of the Note or Conversion Shares under the Securities Act is not required in connection with such proposed transfer; or (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Company with the Securities and Exchange Commission and has become effective under the Securities Act; and (b) the Company has notified such holder that either: (i) in the opinion of its counsel, the registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected. The Company will use its best efforts to respond to any such notice from a holder within five (5) days. In the case of any proposed transfer under this Section 6, the Company will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required, in connection therewith, to qualify to do business in any state where it is not then qualified or to take any action that would subject it to tax or to the general service of process in any state where it is not then subject. The restrictions on transfer contained in this Section 6 shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Agreement.

         7. Fees and Expenses. Each party shall pay its own fees and expenses of its advisors, counsel, accountants and other experts, if any, and all other expenses, incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

         8. Indemnification.

                  (a) The Company hereby agrees to indemnify and hold harmless the Purchaser and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and reasonable expenses (collectively "Claims") incurred by each such person in connection with defending or investigating any such Claims, whether or not resulting in any liability to such person, to which any such indemnified party may become subject, insofar as such Claims arise out of or are based upon any breach of any representation or warranty or agreement made by the Company in this Agreement.

                  (b) The Purchaser hereby agrees to indemnify and hold harmless the Company and its officers, directors, shareholders, employees, agents and attorneys against any and all losses, claims, damages, liabilities and expenses incurred by each such person in connection with defending or investigating any such claims or liabilities, whether or not resulting in any liability to such person, to which any such indemnified party may become subject under the Securities Act, or under any other statute, at common law or otherwise, insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact made by the Purchaser, (ii) any omission or alleged omission of a material fact with respect to the Purchaser or
(iii) any breach of any representation, warranty or agreement made by the Purchaser in this Agreement.

         9. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Florida without giving effect to the rules governing the conflicts of laws. Each of the parties consents to the exclusive jurisdiction of the Federal courts whose districts encompass any part of the County of Hillsborough located in the City of Tampa in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. Each party waives its right to a trial by jury. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

         10. Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, express overnight courier, registered first class mail, or telecopier (provided that any notice sent by telecopier shall be confirmed by other means pursuant to this Section
10), initially to the address set forth below, and thereafter at such other address, notice of which is given in accordance with the provisions of this Section.

                  (a) if to the Company:

                      Medical Media Television, Inc.
                      8406 Benjamin Road, Suite C
                      Tampa, Florida 33634
                      Attention: Philip M. Cohen, President/Chief Executive Officer
                      Tel. No.: (813) 888-7330
                      Fax No.:  (813) 888-7375

                      with a copy to:

                      Bush Ross Gardner Warren & Rudy, P.A.
                      220 S. Franklin St.
                      Tampa, FL  33601
                      Attn:  John N. Giordano
                      Tel. No.:  (813) 224-9255
                      Fax No.:  (813) 223-9620

                  (b) if to the Purchaser:

                      Softrev Partners, Inc.
                      Attn:  Stuart Kerr
                      33 Twin Oaks Drive
                      Kings Park, NY  11754
                      Tel. No.:  (631) 269-2755
                      Fax No.:  (708) 575-6889

All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; when receipt is acknowledged, if telecopied; or when actually received or refused if sent by other means.

         11. Assignment. Neither party may assign, sell, or transfer to any third person the rights of such party hereunder; provided, however, that Purchaser may assign his rights hereunder to an entity wholly owned and controlled by Purchaser.

         12. Entire Agreement. This Agreement, the Note and any other Transaction Document constitute the entire understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior and/or contemporaneous oral or written proposals or agreements relating thereto all of which are merged herein. This Agreement may not be amended or any provision hereof waived in whole or in part, except by a written amendment signed by both of the parties.

         13. Counterparts. This Agreement may be executed by facsimile signature and in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                  [End of page]

         IN WITNESS WHEREOF, the Company and Payee have executed and delivered this Note Purchase Agreement as of July 26, 2006 with an effective date as of the date first written above.


                             MEDICAL MEDIA TELEVISION, INC.



                             By: /s/ Philip M. Cohen
                                 -----------------------------------------------
                                  Name:  Philip M. Cohen
                                  Title: President and Chief Executive Officer


                             PURCHASER:

                             Softrev Partners, Inc.


                             By: /s/ Stuart Kerr
                                 -----------------------------------------------
                                  Name:  Stuart Kerr
                                  Title: President

                                    EXHIBIT A
                                    ---------
                                  FORM OF NOTE

                                    EXHIBIT B
                                    ---------
                                 FORM OF OPINION

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Florida and has the requisite corporate power to own, lease and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

         2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Securities. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors is required. The Transaction Documents have been duly executed and delivered, and the Note has been duly executed, issued and delivered by the Company and each Transaction Document constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its respective terms. The Conversion Shares are not subject to any preemptive rights under the Certificate of Incorporation or the Bylaws.

         3. The Note has been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued. The Conversion Shares have been duly authorized for issuance, and when delivered upon conversion or against payment in full as provided in the Note, will be validly issued, fully paid and nonassessable.

         4. The execution, delivery and performance of and compliance with the terms of the Transaction Documents and the issuance of the Securities do not (a) violate any provision of the Certificate of Incorporation or Bylaws, (b) to our knowledge, after due inquiry, conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party and which is known to us, (c) to our knowledge, after due inquiry, create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment known to us to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (d) result in a violation of any Federal, state, local or foreign statute, rule, regulation, order, judgment, injunction or decree (including Federal and state securities laws and regulations)
applicable to the Company or by which any property or asset of the Company is bound or affected, except, in all cases other than violations pursuant to clauses (a) and (d) above, for such conflicts, default, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

         5. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required under Federal, state or local law, rule or regulation in connection with the valid execution, delivery and performance of the Transaction Documents, or the offer, sale or issuance of the Note or the Conversion Shares.

         6. To our knowledge, there is no action, suit, claim, investigation or proceeding pending or threatened against the Company which questions the validity of the Purchase Agreement or the transactions contemplated thereby or any action taken or to be taken pursuant thereto. There is no action, suit, claim, investigation or proceeding pending, or to our knowledge, threatened, against or involving the Company or any of its properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any officers or directors of the Company in their capacities as such.

         7. Conditioned on the accuracy of the Purchaser's representations and warranties contained in the Purchase Agreement, the offer, issuance and sale of the Note and the offer, issuance and sale of the Conversion Shares pursuant to the Purchase Agreement and the Note, as applicable, are exempt from the registration requirements of the Securities Act of 1933, as amended.

                                   SCHEDULE 3j
                                   -----------



Medical Media Television, Inc. Capital Stock:

Common Stock:              Authorized Shares:            100,000,000 shares
                           Outstanding Shares:            20,971,299 shares
                           Par Value:                     $.0005


Preferred Stock:           Total Authorized Shares:      25,000,000 shares
                           Total Outstanding Shares:      4,303,959 shares
                           Par Value:                             Zero


Series A Zero Coupon Preferred Stock:      Authorized Shares:   1,682,044 shares
                                           Outstanding Shares:  1,682,044 shares


Series B Zero Coupon Preferred Stock:      Authorized Shares:   2,612,329 shares
                                           Outstanding Shares:  2,612,329 shares

Series C Zero Coupon Preferred Stock:      Authorized Shares:     400,000 shares
                                           Outstanding Shares:      8,627 shares

      OUTSTANDING OPTIONS, WARRANTS, AND OTHER RIGHTS TO ACQUIRE SHARES OF
                         MEDICAL MEDIA TELEVISION, INC.

Outstanding stock options to purchase 5,303 shares of common stock of MMTV.

Outstanding warrants to purchase 10,879,235 shares of common stock of MMTV.

Outstanding Series A and Series B preferred shares which will convert into 16,093,989 shares of common stock of MMTV.

Outstanding Series C preferred shares (8,627) which will convert into common shares at a discount to market at time of conversion.

Outstanding convertible debentures which will convert into 6,987,952 shares of common stock of MMTV. These convertible debentures may be repaid in cash at the option of the Company.

The above calculations do not include any shares of Series C preferred stock that may be issued for interest payments on existing convertible debt instruments that will be converted into common shares at a discount to market at time of conversion. It also does not include any common shares that may be issued for interest payments on existing convertible debt instruments.

Exh. 10.14 - Softrev Partners Note dated April 16, 2006 for $250,000

THIS CONVERTIBLE PROMISSORY NOTE IS BEING ISSUED TO SOFTREV PARTNERS, INC. AS A CARVE OUT FROM THE CONVERTIBLE PROMISSORY NOTE ISSUED TO CAPITALSMART, LLC ("CAPITALSMART NOTE") DATED FEBRUARY 15, 2006 FOR $1,000,000. PER AN AGREEMENT BETWEEN THE PRINCIPALS OF CAPITALSMART, LLC, THE CAPITALSMART NOTE WAS CANCELLED AND INDIVIDUAL CONVERTIBLE PROMISSORY NOTES WERE ISSUED IN LIEU THEREOF, EACH IN THE NAME OF A PRINCIPAL (OR ENTITY CONTROLLED BY A PRINCIPAL) OF CAPITALSMART.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.


                         MEDICAL MEDIA TELEVISION, INC.

                           CONVERTIBLE PROMISSORY NOTE


U.S. $250,000                                                     April 16, 2006
No.: PN-0415-SRP

            FOR VALUE RECEIVED, the undersigned, Medical Media Television, Inc., a Florida corporation (the "Company"), hereby promises to pay to the order of Softrev Partners, Inc. or any future permitted holder of this promissory note (the "Investor", "Payee", or "Holder"), at the principal office of the Payee set forth herein, or at such other place as the Payee may designate in writing to the Company, the principal sum of Two Hundred Fifty Thousand Dollars (U.S. $250,000), or such other amount as may be outstanding hereunder, together with any accrued but unpaid interest, in such coin or currency of the United States of America as at the time shall be legal tender for the payment of public and private debts and in immediately available funds, as provided in this Convertible Promissory Note (the "Note"). This Note is the Note referred to in the Note Purchase Agreement dated as of April 15, 2006, between the Company and the purchaser named therein (the "Purchase Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings set forth for such terms in the Purchase Agreement.

            1. Principal and Interest Payments.

                  (a) The Payee shall loan the Company, in installments, an aggregate of $250,000.

                  (b) The Company shall repay in full the entire principal balance then outstanding under this Note plus any accrued but unpaid interest:
(i) at any time on or before April 15, 2009, or (ii) as this Note may be extended pursuant to the terms hereof, or (iii) upon the acceleration of the obligations as contemplated by this Note, all being described as the "Maturity Date."

                  (c) The Note shall bear interest at a rate of twenty percent (20%) per annum. Interest shall accrue but will not become due and payable until the Maturity Date.

                  (d) This Note shall not be convertible until the Maturity Date. With the consent of both the Company and the Investor, the Note may be extended for an additional 12-month term, with the terms of the interest payments remaining the same as outlined in 1(c) above. The Note shall not be convertible such that the Investor's overall Common Stock ownership position in the Company exceeds 4.99%.

                  (e) The Company has the option to pay the principal amount of this Note plus any accrued but unpaid interest in a cash payment at any time prior to the Maturity Date.

            2. Conversion Option; Issuance of Certificates.

                  (a) This Note shall not be convertible until the Maturity Date. If the Company has not paid the Note prior to the Maturity Date, then at the Maturity Date, the outstanding principal amount of this Note, plus any accrued but unpaid interest shall be due and payable in cash; provided, however, the Payee shall have the sole option to convert on the Maturity Date the outstanding principal amount of this Note plus any accrued but unpaid interest into such number of shares of common stock of the Company, par value $.0005 per share (the "Common Stock"), equal to the principal amount of this Note plus any accrued but unpaid interest being converted divided by the Conversion Price. For purposes of this Note, "Conversion Price" shall mean the amount equal to a twenty percent (20%) discount to the then-current market price based on the average closing price for the twenty (20) days immediately preceding the conversion, but in no event shall the Conversion Price be less than $0.166 per share. Upon conversion of this Note into shares of Common Stock, the outstanding principal amount of this Note, together with any accrued but unpaid interest, shall be deemed to be the consideration for the Payee's interest in such shares of Common Stock.

                  (b) In the event that the Payee elects to convert this Note into shares of Common Stock in accordance with Section 2(a) herein, the Company shall, not later than five (5) trading days after the conversion of this Note, issue and deliver to the Payee by express courier a certificate or certificates representing the number of shares of Common Stock being acquired upon the conversion of this Note.

            3. Ownership Cap and Certain Exercise Restrictions.

                  (a) Notwithstanding anything to the contrary set forth in this Note, at no time may a Holder of this Note convert this Note if the number of shares of Common Stock to be issued pursuant to such conversion would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder owning more than 4.999% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Note providing the Company with sixty-one (61) days notice (pursuant to Section 13 hereof) (the "Waiver Notice") that such Holder would like to waive this Section 3(a) with regard to any or all shares of Common Stock issuable upon exercise of this Note, this
Section 3(a) will be of no force or effect with regard to all or a portion of the Note referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Note.

                  (b) The Holder may not convert this Note hereunder to the extent such conversion would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon conversion of the Note held by the Holder after application of this Section; provided, however, that upon a holder of this Note providing the Company with a Waiver Notice that such holder would like to waive this Section 3(b) with regard to any or all shares of Common Stock issuable upon conversion of this Note, this Section 3(b) shall be of no force or effect with regard to those shares of Common Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Note.


            4. Responsibilities of Company:

                  (a) Issue Taxes. The Company shall pay any and all issue and other taxes, excluding federal, state or local income taxes, that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of this Note pursuant thereto; provided, however, that the Company shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                  (b) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of this Note. In lieu of any fractional shares to which the Payee would otherwise be entitled, the Company shall pay cash equal to the product of such fraction multiplied by the average of the closing bid prices of the Common Stock for the five (5) consecutive trading days immediately preceding the date of conversion of this Note.

                  (c) Reservation of Common Stock. The Company shall at all times when this Note shall be outstanding, reserve and keep available out of its authorized but unissued shares of Common Stock, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of this Note.

                  (d) Registration Rights. The Investor is aware that the Company filed a Registration Statement on Form SB-2 which was approved by the Securities & Exchange Commission on March 1, 2006 and that a total of 2,500,000 shares of Common Stock were reserved and registered for the conversion of the original CapitalSmart Convertible Promissory Note for $1,000,000. The Investor acknowledges and understands that 625,000 shares of Common Stock previously registered has been allocated for the future conversion of the principal amount of this Note, plus all accrued but unpaid interest (the "Allocated Shares"). Any shares of Common Stock issued to the Investor upon the conversion of the principal amount of this Note plus all accrued but unpaid interest in excess of the Allocated Shares shall have standard piggyback registration rights.

            5. No Rights as Shareholder. Nothing contained in this Note shall be construed as conferring upon the Payee, prior to the conversion of this Note, the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of shareholders for the election of directors of the Company or of any other matter, or any other rights as a shareholder of the Company.

            6. Payment on Non-Business Days. Whenever any payment to be made shall be due on a Saturday, Sunday or a public holiday under the laws of the State of Florida, such payment may be due on the next succeeding business day.

            7. Representations and Warranties of the Company. The Company represents and warrants to the Payee as follows:

                  (a) The Company has been duly incorporated, validly exists, and is in good standing under the laws of the State of Florida, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted.

                  (b) This Note has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors' rights generally, and the Company has full power and authority to execute and deliver this Note and to perform its obligations hereunder.

                  (c) The execution, delivery and performance of this Note will not (i) conflict with or result in a breach of or a default under any of the terms or provisions of, (A) the Company's certificate of incorporation or by-laws, or (B) any material provision of any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company is a party or by which it or any of its material properties or assets is bound, (ii) result in a violation of any material provision of any law, statute, rule, regulation, or any existing applicable decree, judgment or order by any court, Federal or state regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, or any of its material properties or assets or
(iii) result in the creation or imposition of any material lien, charge or encumbrance upon any material property or assets of the Company or any of its subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of their property or any of them is subject.

                  (d) No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Note.

            8. Events of Default. The occurrence of any of the following events shall be an "Event of Default" under this Note:

                  (a) the Company shall fail to make the payment of any amount of any principal outstanding on the date such payment shall become due and payable hereunder; or

                  (b) the Company shall fail to make interest payments on the date such payments shall become due and payable hereunder; or

                  (c) any representation, warranty or certification made by the Company herein, or in any certificate or financial statement shall prove to have been false or incorrect or breached in a material respect on the date as of which made; or

                  (d) the holder of any indebtedness of the Company or any of its subsidiaries shall accelerate any payment of any amount or amounts of principal or interest on any indebtedness (the "Indebtedness") (other than the Indebtedness hereunder) prior to its stated maturity or payment date the aggregate principal amount of which Indebtedness of all such persons is in excess of $100,000, whether such Indebtedness now exists or shall hereinafter be created, and such accelerated payment entitles the holder thereof to immediate payment of such Indebtedness which is due and owing and such indebtedness has not been discharged in full or such acceleration has not been stayed, rescinded or annulled within ten (10) business days of such acceleration; or

                  (e) a judgment or order for the payment of money shall be rendered against the Company or any of its subsidiaries in excess of $100,000 in the aggregate (net of any applicable insurance coverage) for all such judgments or orders against all such persons (treating any deductibles, self insurance or retention as not so covered) that shall not be discharged, and all such judgments and orders remain outstanding, and there shall be any period of sixty
(60) consecutive days following entry of the judgment or order in excess of $500,000 or the judgment or order which causes the aggregate amount described above to exceed $500,000 during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                  (f) the Company shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property or assets, (ii) admit in writing its inability to pay its debts as such debts become due, (iii) make a general assignment for the benefit of its creditors,
(iv) commence a voluntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic), (v) file a petition seeking to take advantage of any bankruptcy, insolvency, moratorium, reorganization or other similar law affecting the enforcement of creditors' rights generally, (vi) acquiesce in writing to any petition filed against it in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction
(foreign or domestic), or (vii) take any action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing; or

                  (g) a proceeding or case shall be commenced in respect of the Company or any of its subsidiaries without its application or consent, in any court of competent jurisdiction, seeking (i) the liquidation, reorganization, moratorium, dissolution, winding up, or composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of it or of all or any substantial part of its assets or (iii) similar relief in respect of it under any law providing for the relief of debtors, and such proceeding or case described in clause (i), (ii) or (iii) shall continue undismissed, or unstayed and in effect, for a period of thirty (30) consecutive days or any order for relief shall be entered in an involuntary case under the Bankruptcy Code or under the comparable laws of any jurisdiction (foreign or domestic) against the Company or any of its subsidiaries or action under the laws of any jurisdiction (foreign or domestic) analogous to any of the foregoing shall be taken with respect to the Company or any of its subsidiaries and shall continue undismissed, or unstayed and in effect for a period of thirty (30) consecutive days; or

                  (h) failure by the Company to issue the Conversion Shares or notice from the Company to the Payee, including by way of public announcement, at any time, of its inability to comply or its intention not to comply with proper requests for conversion of this Note into shares of Common Stock.

            9. Remedies Upon An Event of Default. If an Event of Default shall have occurred and shall be continuing, the Payee of this Note may at any time at its option, (a) declare the entire unpaid principal balance of this Note, together with all accrued but unpaid interest, due and payable, and thereupon, the same shall be accelerated and so due and payable; provided, however, that upon the occurrence of an Event of Default described in Sections 8(f) and (g), without presentment, demand, protest, or notice, all of which are hereby expressly unconditionally and irrevocably waived by the Company, the outstanding principal balance and any accrued but unpaid interest shall be automatically due and payable; or (b) exercise or otherwise enforce any one or more of the Payee's rights, powers, privileges, remedies and interests under this Note or applicable law. No course of delay on the part of the Payee shall operate as a waiver thereof or otherwise prejudice the right of the Payee. No remedy conferred hereby shall be exclusive of any other remedy referred to herein or now or hereafter available at law, in equity, by statute or otherwise. Notwithstanding the foregoing, Payee agrees that its rights and remedies hereunder are limited to receipt of cash or shares of Common Stock in the amounts described herein.

            10. Replacement. Upon receipt of a duly executed, notarized and unsecured written statement from the Payee with respect to the loss, theft or destruction of this Note (or any replacement hereof), and without requiring an indemnity bond or other security, or, in the case of a mutilation of this Note, upon surrender and cancellation of such Note, the Company shall issue a new Note, of like tenor and amount, in lieu of such lost, stolen, destroyed or mutilated Note.

            11. Parties in Interest, Transferability. This Note shall be binding upon the Company and its successors and assigns and the terms hereof shall inure to the benefit of the Payee and its successors and permitted assigns. This Note may be transferred or sold, subject to the provisions of this Note, or pledged, hypothecated or otherwise granted as security by the Payee.

            12. Amendments. This Note may not be modified or amended in any manner except in writing executed by the Company and the Payee.

            13. Assignment. Neither party may assign, sell, or transfer to any third person the rights of such party hereunder; provided, however, that Payee may assign his rights hereunder to an entity wholly owned and controlled by Payee.

            14. Notices. Any notice, demand, request, waiver or other communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery by telecopy or facsimile at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The Company will give written notice to the Payee at least thirty (30) days prior to the date on which the Company closes its books and in no event shall such notice be provided to such holder prior to such information being made known to the public. The Company will also give written notice to the Payee at least twenty (20) days prior to the date on which dissolution, liquidation or winding-up will take place and in no event shall such notice be provided to the Payee prior to such information being made known to the public.

          Address of the Payee:    Softrev Partners, Inc.
                                   Attn:  Stuart Kerr
                                   33 Twin Oaks Drive
                                   Kings Park, NY  11754
                                   Tel. No.:  (631) 269-2755
                                   Fax No.:  (708) 575-6889

         Address of the Company:   Medical Media Television, Inc.
                                   8406 Benjamin Road, Suite C
                                   Tampa, Florida 33634
                                   Attention: Philip M. Cohen, President/CEO
                                   Tel. No.:  (813) 888-7330
                                   Fax No.:  (813) 888-7375
                 with a copy to:   Bush Ross Gardner Warren & Rudy, PA
                                   Attn:  John N. Giordano
                                   220 S. Franklin St.
                                   Tampa, FL  33601
                                   Tel. No.:  (813) 224-9255
                                   Fax No.:  (813) 223-9620

            15. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Florida, without giving effect to the choice of law provisions. This Note shall not be interpreted or construed with any presumption against the party causing this Note to be drafted.

            16. Headings. Article and section headings in this Note are included herein for purposes of convenience of reference only and shall not constitute a part of this Note for any other purpose.

            17. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, at law or in equity (including, without limitation, a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Payee's right to pursue actual damages for any failure by the Company to comply with the terms of this Note. Amounts set forth or provided for herein with respect to payments and the like (and the computation thereof) shall be the amounts to be received by the Payee and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable and material harm to the Payee and that the remedy at law for any such breach may be inadequate. Therefore the Company agrees that, in the event of any such breach or threatened breach, the Payee shall be entitled, in addition to all other available rights and remedies, at law or in equity, to seek and obtain such equitable relief, including but not limited to an injunction restraining any such breach or threatened breach, without the necessity of showing economic loss and without any bond or other security being required.

            18. Failure or Indulgence Not Waiver. No failure or delay on the part of the Payee in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

            19. Enforcement Expenses. The Company agrees to pay all costs and expenses of enforcement of this Note, including, without limitation, reasonable attorneys' fees and expenses.

            20. Binding Effect. The obligations of the Company and the Payee set forth herein shall be binding upon the successors and assigns of each such party, whether or not such successors or assigns are permitted by the terms hereof.

            21.  Compliance  with  Securities  Laws.  The  Payee  of  this  Note acknowledges that this Note is being acquired solely for the Payee's own account and not as a nominee for any other party, and for investment, and that the Payee shall not offer, sell or otherwise dispose of this Note other than in compliance with the laws of the United States of America and as guided by the rules of the Securities and Exchange Commission. This Note and any Note issued in substitution or replacement therefore shall be stamped or imprinted with a legend in substantially the following form:

                  "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED."

            22. Severability. The provisions of this Note are severable, and if any provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall not in any manner affect such provision in any other jurisdiction or any other provision of this
Note in any jurisdiction.

            23. Consent to Jurisdiction. Each of the Company and the Payee (i) hereby irrevocably submits to the jurisdiction of the United States District Court sitting in Central Florida and the courts of the State of Florida located in Hillsborough County for the purposes of any suit, action or proceeding arising out of or relating to this Note and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Payee consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address set forth in Section 13 hereof and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 23 shall affect or limit any right to serve process in any other manner permitted by law.

            24. Company Waivers. Except as otherwise specifically provided herein, the Company and all others that may become liable for all or any part of the obligations evidenced by this Note, hereby waive presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, and do hereby consent to any number of renewals of extensions of the time or payment hereof and agree that any such renewals or extensions may be made without notice to any such persons and without affecting their liability herein and do further consent to the release of any person liable hereon, all without affecting the liability of the other persons, firms or Company liable for the payment of this Note, AND DO HEREBY WAIVE TRIAL BY JURY.

                  (a) No delay or omission on the part of the Payee in exercising its rights under this Note, or course of conduct relating hereto, shall operate as a waiver of such rights or any other right of the Payee, nor shall any waiver by the Payee of any such right or rights on any one occasion be deemed a waiver of the same right or rights on any future occasion.

                  (b) THE COMPANY ACKNOWLEDGES THAT THE TRANSACTION OF WHICH THIS NOTE IS A PART IS A COMMERCIAL TRANSACTION, AND TO THE EXTENT ALLOWED BY APPLICABLE LAW, HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH THE PAYEE OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

            IN WITNESS WHEREOF, the Company has executed and delivered this Note as of July 26, 2006 with an effective date as of the date first written above.


                              MEDICAL MEDIA TELEVISION, INC.



                              By: /s/ Philip M. Cohen
                                 -----------------------------------------------
                                   Name:  Philip M. Cohen
                                   Title: President and Chief Executive Officer

Exh. 10-15 - Softrev Partners Warrant dated April 16, 2006 for 625,000 shares

THIS WARRANT IS BEING ISSUED TO SOFTREV PARTNERS, INC. AS A CARVE OUT FROM THE WARRANT ISSUED TO CAPITALSMART, LLC ("CAPITALSMART WARRANT") DATED FEBRUARY 15, 2006. PER AN AGREEMENT BETWEEN THE PRINCIPALS OF CAPITALSMART, LLC, THE CAPITALSMART WARRANT WAS CANCELLED AND INDIVIDUAL WARRANTS WERE ISSUED IN LIEU THEREOF, EACH IN THE NAME OF A PRINCIPAL (OR ENTITY CONTROLLED BY A PRINCIPAL) OF CAPITALSMART.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MEDICAL MEDIA TELEVISION, INC. THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                         MEDICAL MEDIA TELEVISION, INC.


                             Expires April 15, 2011

                                                       Number of Shares: 625,000
Date of Issuance: April 16, 2006                      Warrant No.:     W-SP-0416

         FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Medical Media Television, Inc., a Florida corporation (together with its successors and assigns, the "Issuer"), hereby certifies that Softrev Partners, Inc., a New York corporation (or its registered assigns) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), Six hundred twenty-five thousand (625,000) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share of $.75 subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 9 hereof.

         1. Term. The term of this Warrant shall commence on April 16, 2006 and shall expire at 5:00 p.m., Eastern Time, on April 15, 2011 (such period being the "Term").

         2. Method of Exercise Payment; Issuance of New Warrant; Transfer and Exchange.

         (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term commencing on April 16, 2006 and expiring on April 15, 2011.

         (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price, payable at such Holder's election by certified or official bank check or by wire transfer to an account designated by the Issuer.

         (c) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise and, unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof at the Issuer's expense within such time.

         (d) Transferability of Warrant. Subject to provisions herein, this Warrant may be transferred by a Holder without the consent of the Issuer. If transferred pursuant to this paragraph and subject to the provisions of subsection (f) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated as of the Original Issue Date and shall be identical with this Warrant except as to the name of the Holder or the number of shares of Warrant Stock, as applicable.

         (e) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

         (f) Compliance with Securities Laws.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

                  (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

                  THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MEDICAL MEDIA TELEVISION, INC. THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                  (iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer and removal as the Issuer may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act,
         (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and
         (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section, the Issuer will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required,
         (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or "blue sky" laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant.

         (g) In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an "accredited investor" as defined in Regulation D under the Securities Act.

         3. Stock Fully Paid; Reservation and Listing of Shares; Covenants.

         (a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         (b) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its reasonable best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

         (c) Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants in their capacity as Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

         (d) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

         4. Adjustment of Warrant Price and Warrant Share Number. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Section 5.

         (a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

                  (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate or merge with or into another corporation where the holders of outstanding Voting Stock prior to such merger or consolidation do not own over 50% of the outstanding Voting Stock of the merged or consolidated entity immediately after such merger or consolidation, or (b) sell all or substantially all of its properties or assets to any other Person, or
         (c) change the Common Stock to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 4(b) or Section 4(c)), or (d) effect a capital reorganization (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 4(b) or Section 4(c)), then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4.

                  (ii) Notwithstanding anything contained in this Warrant to the contrary, a Triggering Event shall not be deemed to have occurred if, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder a written acknowledgement executed by the President or Chief Financial Officer of the Company, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

         (b) Stock Dividends, Subdivisions and Combinations. If at any time, the Issuer shall:

                  (i) make or issue or set a record date for the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

                  (ii) effect a stock split of its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

         (c) Certain Other Distributions. If at any time, the Issuer shall make, issue, or set a record date for the determination of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                  (i) cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer),

                  (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

                  (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm of recognized national standing acceptable to (but not affiliated with) the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be adjusted pursuant to this
Section  4(d)  as  of  the  time  of  actual   payment  of  such   dividends  or
distributions.

         (d) Purchase of Common Stock by the Issuer. If the Issuer at any time while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Outstanding Common Stock immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Outstanding Common Stock immediately after such purchase, redemption or acquisition. For the purposes of this subsection, the date as of which the Per Share Market Price shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection, a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

         (e) Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

                  (i) Fractional Interests.  In computing adjustments under this
Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

                  (ii) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         (f) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

         (g) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

         5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial
Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big four" selected by the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto.

         6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares, the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

         7. Ownership Cap and Certain Exercise Restrictions.

                  (a) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder owning more than 4.999% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the "Waiver Notice") that such Holder would like to waive this Section 7(a) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(a) will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

                  (b) The Holder may not exercise the Warrant hereunder to the extent such exercise would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon exercise of the Warrant held by the Holder after application of this Section; provided, however, that upon a holder of this Warrant providing the Company with a Waiver Notice that such holder would like to waive this Section 7(b) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(b) shall be of no force or effect with regard to those shares of Warrant Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

         8. Registration Rights. The Investor is aware that the Company filed a Registration Statement on Form SB-2 which was approved by the Securities & Exchange Commission on March 1, 2006 and that a total of 2,500,000 shares of Common Stock were reserved and registered for the exercise of the original CapitalSmart Warrant. The Investor acknowledges and understands that 625,000 shares of Common Stock previously registered has been allocated toward the exercise of this Warrant.

         9. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

                  "Articles of Incorporation" means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

                  "Board" shall mean the Board of Directors of the Issuer.

                  "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership,
         (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "Common Stock" means the Common Stock, par value $.0005 per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

                  "Convertible Securities" means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

                  "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

                  "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

                  "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

                  "Issuer" means Medical Media Television, Inc., a Florida corporation, and its successors.

                  "Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

                  "Original Issue Date" means April 16, 2006.

                  "OTC Bulletin Board" means the over-the-counter electronic bulletin board.

                  "Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

                  "Outstanding Common Stock" means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

                  "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

                  "Per Share Market Value" means on any particular date (a) the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (b) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Board in good faith; provided, however, that the Majority Holders, after receipt of the determination by the Board, shall have the right to select, jointly with the Issuer, an Independent Appraiser, in which case, the fair market value shall be the determination by such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

                  "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

                  "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

                  "Term" has the meaning specified in Section 1 hereof.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Voting Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

                  "Warrants" means this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

                  "Warrant Price" initially means U.S. $.75, as such Warrant Price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

                  "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

                  "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

         10. Other Notices. In case at any time:

                           (A) the Issuer shall make any distributions to the holders of Common Stock; or

                           (B) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

                           (C) there shall be any reclassification of the Capital Stock of the Issuer; or

                           (D) there shall be any capital reorganization by the Issuer; or

                           (E) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

                           (F) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty
(20) days prior to the record date or effective date for the event specified in such notice.

         11. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant.

         12. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         13. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern time, on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern time, on any date and earlier than 11:59 p.m., eastern time, on such date, (iii) the Trading Day following the date of mailing, if sent by overnight delivery by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

                             Medical Media Television, Inc.
                             8406 Benjamin Road, Suite C
                             Tampa, Florida 33634
                             Attention: Philip M. Cohen, President and CEO Tel. No.: (813) 888-7330
                             Fax No.:  (813) 888-7375

Copies of notices to the Issuer shall be sent to Bush Ross Gardner Warren & Rudy, P.A., Attn: John N. Giordano, 220 S. Franklin Street, Tampa, FL 33601, Tel No. (813) 224-9255, Fax. No. (813) 224-9230. Copies of notices to the Holder shall be sent to Softrev Partners, Inc., Attn: Stuart Kerr, 33 Twin Oaks Drive, Kings Park, NY 11754; Tel. No. (631) 269-2755, Fax. No. (708) 575-6889. Any
party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         14. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in Tampa, Florida for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         15. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         16. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

         17. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

         18. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.


                            (Signature page follows)

         IN WITNESS WHEREOF, the Issuer has executed this Warrant as of the 26th day of July, 2006 with an effective date as of the day and year first above written.


                               MEDICAL MEDIA TELEVISION, INC.



                               By: /s/ Philip M. Cohen
                                   --------------------------------------------
                                       Philip M. Cohen
                                       President and Chief Executive Officer

                                  EXERCISE FORM

                         MEDICAL MEDIA TELEVISION, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Medical Media Television, Inc. covered by the within Warrant.

Dated:                              Signature
       -----------------                      ----------------------------------

                                    Address
                                              ----------------------------------
                                              ----------------------------------

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________


                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:                              Signature
       -----------------                      ----------------------------------

                                    Address
                                              ----------------------------------
                                              ----------------------------------


                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:                              Signature
       -----------------                      ----------------------------------

                                    Address
                                              ----------------------------------
                                              ----------------------------------


                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of
_______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

Exh. 10.16 - 2006 Equity Incentive Plan

                         MEDICAL MEDIA TELEVISION, INC.

                           2006 EQUITY INCENTIVE PLAN


SECTION 1.    INTRODUCTION

         1.1 Establishment. Medical Media Television, Inc., a Florida corporation (the "Company"), hereby establishes this plan of stock-based compensation incentives for selected Eligible Participants of the Company and its affiliated corporations. This Plan shall be known as the Medical Media Television, Inc. 2006 Equity Incentive Plan (the "Plan").

         1.2 Purpose. The purpose of this Plan is to promote the best interests of the Company and its stockholders by providing a means of non-cash remuneration to selected Eligible Participants who contribute most to the operating progress and earning power of the Company and/or to provide incentives to employees (including officers), directors, and Consultants to the Company by offering them an opportunity to acquire a proprietary interest in the Company.

         1.3 Rule 16B-3 Plan. The Plan is intended to comply with all applicable conditions of Rule 16b-3 (and all subsequent revisions thereof) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). To the extent any provision of the Plan or action by the Board of Directors or Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. In addition, the Board of Directors may amend the Plan from time to time as it deems necessary in order to meet the requirements of any amendments to Rule 16b-3 without the consent of the shareholders of the Company.

         1.4 Effective Date of Plan. The Plan shall be effective May 1, 2006 (the "Effective Date"), provided that within one year of the Effective Date, the Plan shall have been approved by at least a majority vote of stockholders. No Incentive Option, Non-qualified Option, Restricted Stock Award, or Bonus Stock Award shall be granted pursuant to the Plan ten years after the Effective Date. Any action taken by the Committee or by the Board of Directors with respect to the implementation, interpretation or administration of this Plan shall be final, conclusive and binding.

         1.5 Eligibility. The individuals who shall be eligible to receive Awards hereunder shall be those Eligible Participations of the Company or any of its Affiliates as the Committee shall determine from time to time.

SECTION 2.    DEFINITIONS

         The following definitions shall be applicable to the terms used in this
Plan:

         2.1 "Affiliated Corporation" means any corporation that is either a parent corporation with respect to the Company or a subsidiary corporation with respect to the Company (within the meaning of Sections 424(e) and (f), respectively, of the Internal Revenue Code).

         2.2  "Award"  means  each of the  following  granted  under  this Plan:
Incentive Option, Nonqualified Option, Restricted Stock Award or Bonus Stock Award.

         2.3 "Bonus Stock Award" means an award of stock as a bonus.

         2.4 "Board of Directors" means the board of directors of the Company.

         2.5 "Bonus Stock Award" means an award of shares of Common Stock to be issued to an Eligible Participant if specified predetermined performance goals are satisfied.

         2.6  "Change  in  Control"   shall  mean  and  include  the   following
transactions or situations:

         (a) A sale, transfer, or other disposition by the Company through a single transaction or a series of transactions of securities of the Company representing thirty (30%) percent or more of the combined voting power of the Company's then outstanding securities to any "Unrelated Person" or "Unrelated Persons" acting in concert with one another. For purposes of this definition, the term "Person" shall mean and include any individual, partnership, joint venture, association, trust corporation, or other entity (including a "group" as referred to in Section 13(d)(3) of the 1934 Act). For purposes of this definition, the term "Unrelated Person" shall mean and include any Person other than the Company, a wholly-owned subsidiary of the Company, or an employee benefit plan of the Company; provided however, a sale to underwriters in connection with a public offering of the Company's securities pursuant to a firm commitment shall not be a Change of Control.

         (b) A sale, transfer, or other disposition through a single transaction or a series of transactions of all or substantially all of the assets of the Company to an Unrelated Person or Unrelated Persons acting in concert with one another.

         (c) A change in the ownership of the Company through a single transaction or a series of transactions such that any Unrelated Person or Unrelated Persons acting in concert with one another become the "Beneficial Owner," directly or indirectly, of securities of the Company representing at least thirty (30%) percent of the combined voting power of the Company's then outstanding securities. For purposes of this definition, the term "Beneficial Owner" shall have the same meaning as given to that term in Rule 13d-3 promulgated under the 1934 Act, provided that any pledgee of voting securities is not deemed to be the Beneficial Owner thereof prior to its acquisition of voting rights with respect to such securities.

         (d) Any consolidation or merger of the Company with or into an Unrelated Person, unless immediately after the consolidation or merger the holders of the common stock of the Company immediately prior to the consolidation or merger are the beneficial owners of securities of the surviving corporation representing at least fifty (50%) percent of the combined voting power of the surviving corporation's then outstanding securities.

         (e) During any period of two years, individuals who, at the beginning of such period, constituted the Board of Directors of the Company cease, for any reason, to constitute at least a majority thereof, unless the election or nomination for election of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         (f) A change in control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act, or any successor regulation of similar importance, regardless of whether the Company is subject to such reporting requirement.

         2.7 "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

         2.8 "Committee" means the Compensation Committee of the Board of Directors or such other committee designated by the Board of Directors. Any Committee member who is also an Eligible Participant may receive an Option or Stock Award if he abstains from voting in favor of a grant to himself, and the grant is determined and approved by the remaining Committee members. The Board of Directors, in its sole discretion, may at any time remove any member of the Committee and appoints another Director to fill any vacancy on the Committee.

         2.9 "Common Stock" means the Company's $.0005 par value Common Stock.

         2.10  "Company"  means  Medical  Media  Television,   Inc.,  a  Florida
corporation and its affiliates.

         2.11 "Consultant" means any person, including an advisor, engaged by the Company or Affiliate to render services and who is compensated for such services.

         2.12 "Eligible Participant" shall mean any employee, director, officer, consultant, or advisor of the Company who is determined (in accordance with the provisions herein contained) to be eligible to receive an Option or Stock Award hereunder.

         2.13 "Fair Market Value" of the Stock as of any date means (a) the average of the high and low sale prices of the Stock on that date on the principal securities exchange on which the Stock is listed; or (b) an amount at the election of the Committee equal to (x), the average between the closing bid and ask prices per share of Stock on the last preceding date on which those prices were reported or (y) that amount as determined by the Committee in good faith.

         2.14 "Incentive Option" means an option to purchase Stock granted under this Plan which is designated as an "Incentive Option" and satisfies the requirements of Section 422 of the Code.

         2.15 "Option" means both an Incentive Option and a Nonqualified Option granted under this Plan to purchase shares of Stock.

         2.16 "Option Agreement" means the written agreement by and between the Company and an Eligible Person which sets out the terms of an Option.

         2.17 "Plan" means the Medical Media Television, Inc. 2006 Equity Incentive Plan as set out in this document and as it may be amended from time to time.

         2.18 "Plan Year" means the  Company's  fiscal year ending each December
31.

         2.19 "Restricted Stock" means Stock awarded or purchased under a Restricted Stock Agreement entered into pursuant to this Plan, together with (i) all rights, warranties or similar items attached or accruing thereto or represented by the certificate representing the stock and (ii) any stock or securities into which or for which the stock is thereafter converted or exchanged. The terms and conditions of the Restricted Stock Agreement shall be determined by the Committee consistent with the terms of the Plan.

         2.20 "Restricted Stock Agreement" means an agreement between the Company or any Affiliate and the Eligible Person pursuant to which the Eligible Person receives a Restricted Stock Award subject to provisions contained herein.

         2.21 "Restricted Stock Award" means an Award of Restricted Stock.

         2.22 "Restricted Stock Purchase Price" means the purchase price, if any, per share of Restricted Stock subject to an Award. The Restricted Stock Purchase Price shall be determined by the Committee. It may be greater than or less than the Fair Market Value of the Stock on the date of the Stock Award.

         2.23 "Stock" means the common stock of the Company, $.0005 par value or, in the event that the outstanding shares of common stock are later changed into or exchanged for a different class of stock or securities of the Company or another corporation, that other stock or security.

         2.24 "Stock Award" means the grant to an Eligible Participant of shares of Common Stock issuable directly under this Plan rather than upon exercise of an Option.

         2.25 "10% Stockholder" means an individual who, at the time the Option is granted, owns Stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of any Affiliate. An individual shall be considered as owning the Stock owned, directly or indirectly, by or for his brothers and sisters (whether by the whole or half blood), spouse, ancestors, and lineal descendants; and Stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust, shall be considered as being owned proportionately by or for its stockholders, partners, or beneficiaries.

Wherever appropriate, words used in this Plan in the singular may mean the plural, the plural may mean the singular, and the masculine may mean the feminine.

SECTION 3.    ELIGIBILITY AND AWARDS

         The Committee shall determine at any time and from time to time after the effective date of this Plan: (i) the Eligible Participants, as same shall be determined in accordance with the requirements of Form S-8 and the Securities Act of 1933, as amended; (ii) the number of shares of Common Stock issuable directly or to be granted pursuant to an Option; (iii) the price per share at which each Option may be exercised, in cash or cancellation of fees for services for which the Company is liable, if applicable, or the value per share if a direct issue of stock pursuant to a Stock Award; and (iv) the terms under which each Option may be granted. Such determination may from time to time be amended or altered at the sole discretion of the Committee.

SECTION 4.    GRANT OF OPTION OR STOCK AWARD

         Subject to the terms and provisions of this Plan, the terms and conditions under which an Option or Stock Award may be granted to an Eligible Participant shall be set forth in a written agreement (i.e., a Consulting Agreement, Services Agreement, Fee Agreement, or Employment Agreement) or, if an Option, a written Grant of Option in the form attached hereto as Exhibit A (which may contain such modifications thereto and such other provisions as the Committee, in its sole discretion, may determine).

SECTION 5. TYPE OF OPTION AND EXERCISE OF OPTION

         5.1 Type of Option. The Committee shall specify at the time of grant whether a given Option shall constitute an Incentive Option or a Nonqualified Option. Incentive Stock Options may only be granted to Employees.

         5.2 Option Price. The price at which Stock may be purchased under an Incentive Option shall not be less than the greater of: (a) 100% of the Fair Market Value of the shares of Stock on the date the Option is granted or (b) the aggregate par value of the shares of Stock on the date the Option is granted. The Committee in its discretion may provide that the price at which shares of Stock may be purchased under an Incentive Option shall be more than 100% of Fair Market Value. In the case of any 10% Stockholder, the price at which shares of Stock may be purchased under an Incentive Option shall not be less than 110% of the Fair Market Value of the Stock on the date the Incentive Option is granted. The price at which shares of Stock may be purchased under a Nonqualified Option shall be such price as shall be determined by the Committee in its sole discretion but in no event lower than the par value of the shares of Stock on the date the Option is granted.

         5.3 Duration of Options. No Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted. In the case of a 10% Stockholder, no Incentive Option shall be exercisable after the expiration of five (5) years from the date the Incentive Option is granted.

         5.4 Amount Exercisable - Incentive Options. Each Option may be exercised from time to time, in whole or in part, in the manner and subject to the conditions the Committee, in its sole discretion, may provide in the Option Agreement, as long as the Option is valid and outstanding, and further provided that no Option may be exercisable within six (6) months of the date of grant, unless otherwise stated in the Option Agreement. To the extent that the aggregate Fair Market Value (determined as of the time an Incentive Option is granted) of the Stock with respect to which Incentive Options first become exercisable by the optionee during any calendar year (under this Plan and any other incentive stock option plan(s) of the Company or any Affiliate) exceeds $100,000, the portion in excess of $100,000 of the Incentive Option shall be treated as a Nonqualified Option. In making this determination, Incentive Options shall be taken into account in the order in which they were granted.

         5.5 Exercise of Options. Each Option shall be exercised by the delivery of written notice to the Company setting forth the number of shares of Stock with respect to which the Option is to be exercised, together with:

         (a) cash, certified check, bank draft, or postal or express money order payable to the order of the Company for an amount equal to the option price of the shares,

         (b) stock at its Fair Market Value on the date of exercise, (if approved in advance by the Committee),

         (c) an election to make a cashless exercise through a registered broker-dealer (if approved in advance by the Committee),

         (d) an election to have shares of Stock, which otherwise would be issued on exercise, withheld in payment of the exercise price (if approved in advance by the Committee), and/or

         (e) any other form of payment which is acceptable to the Committee, including without limitation, payment in the form of a promissory note, and specifying the address to which the certificates for the shares are to be mailed.

         As promptly as practicable after receipt of written notification and payment, the Company shall deliver to the Eligible Person certificates for the number of shares with respect to which the Option has been exercised, issued in the Eligible Person's name. If shares of Stock are used in payment, the aggregate Fair Market Value of the shares of Stock tendered must be equal to or less than the aggregate exercise price of the shares being purchased upon exercise of the Option, and any difference must be paid by cash, certified check, bank draft, or postal or express money order payable to the order of the Company. Delivery of the shares shall be deemed effected for all purposes when a stock transfer agent of the Company shall have deposited the certificates in the United States mail, addressed to the Eligible Person, at the address specified by the Eligible Person.

         Whenever an Option is exercised by exchanging shares of Stock owned by the Eligible Person, the Eligible Person shall deliver to the Company certificates registered in the name of the Eligible Person representing a number of shares of Stock legally and beneficially owned by the Eligible Person, free of all liens, claims, and encumbrances of every kind, accompanied by stock powers duly endorsed in blank by the record holder of the shares represented by the certificates (with signature guaranteed by a commercial bank or trust company or by a brokerage firm having a membership on a registered national stock exchange). The delivery of certificates upon the exercise of Options is subject to the condition that the person exercising the Option provides the Company with the information the Company might reasonably request pertaining to exercise, sale or other disposition.

         5.6 Retirement. Unless it is expressly provided otherwise in the Option Agreement, before the expiration of an Incentive Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Incentive Option shall terminate on the earlier of the Option's expiration date or one day less than one year after his retirement; provided, if an Incentive Option is not exercised within specified time limits prescribed by the Code, it will become a Nonqualified Option by operation of law. Unless it is expressly provided otherwise in the Option Agreement, if before the expiration of a Nonqualified Option, the Employee shall be retired in good standing from the employ of the Company under the then established rules of the Company, the Nonqualified Option shall terminate on the earlier of the Nonqualified Option's expiration date or one day less than one year after his retirement. In the event of retirement, the Employee shall have the right prior to the termination of the Nonqualified Option to exercise the Nonqualified Option, to the extent to which he was entitled to exercise it immediately prior to his retirement, unless it is expressly provided otherwise in the Option Agreement.

         5.7 Disability. If, before the expiration of an Option, the Employee shall be severed from the employ of the Company for disability, the Option shall terminate on the earlier of the Option's expiration date or one day less than one year after the date he was severed because of disability, unless it is expressly provided otherwise in the Option agreement. In the event that the Employee shall be severed from the employ of the Company for disability, the Employee shall have the right prior to the termination of the Option to exercise the Option, to the extent to which he was entitled to exercise it immediately prior to his retirement or severance of employment for disability, unless it is expressly provided otherwise in the Option Agreement.

         5.8 No Rights as Stockholder. No Eligible Person shall have any rights as a stockholder with respect to Stock covered by his Option until the date a stock certificate is issued for the Stock.

SECTION 6.  RESTRICTED STOCK AWARDS

         6.1 Restricted Stock Awards. The Committee may issue shares of Stock to an Eligible Person subject to the terms of a Restricted Stock Agreement. The Restricted Stock may be issued for no payment by the Eligible Person or for a payment below the Fair Market Value on the date of grant. Restricted Stock shall be subject to restrictions as to sale, transfer, alienation, pledge or other encumbrance and generally will be subject to vesting over a period of time specified in the Restricted Stock Agreement. The Committee shall determine the period of vesting, the number of shares, the price, if any, of Stock included in a Restricted Stock Award, and the other terms and provisions which are included in a Restricted Stock Agreement.

         6.2 Restrictions. Restricted Stock shall be subject to the terms and conditions as determined by the Committee, including without limitation, any or all of the following:

         (a) a prohibition against the sale, transfer, alienation, pledge or other encumbrance of the shares of Restricted Stock, such prohibition to lapse
(i) at such time or times as the Committee shall determine (whether in annual or more frequent installments, at the time of the death, disability or retirement of the holder of such shares, or otherwise);

         (b) a requirement that the holder of shares of Restricted Stock forfeit, or in the case of shares sold to an Eligible Person, resell back to the Company at his cost, all or a part of such shares in the event of termination of the Eligible Person's employment during any period in which the shares remain subject to restrictions;

         (c) a prohibition against employment of the holder of Restricted Stock by any competitor of the Company or its Affiliates, or against such holder's dissemination of any secret or confidential information belonging to the Company or an Affiliate;

         (d) unless stated otherwise in the Restricted Stock Agreement,

                  (i) if restrictions remain at the time of severance of employment with the Company and all Affiliates, other than for reason of disability or death, the Restricted Stock shall be forfeited; and

                  (ii) if severance of employment is by reason of disability or death, the restrictions on the shares shall lapse and the Eligible Person or his heirs or estate shall be 100% vested in the shares subject to the Restricted Stock Agreement.

         6.3 Stock Certificate. Shares of Restricted Stock shall be registered in the name of the Eligible Person receiving the Restricted Stock Award and deposited, together with a stock power endorsed in blank, with the Company. Each such certificate shall bear a legend in substantially the following form:

                  "The transferability of this certificate and the shares of Stock represented by it is restricted by and subject to the terms and conditions (including conditions of forfeiture) contained in the Medical Media Television, Inc. 2006 Equity
                  Incentive Plan, and an agreement entered into between the registered owner and the Company. A copy of the Plan and agreement is on file in the office of the Secretary of the Company."

         6.4 Rights as Stockholder. Subject to the terms and conditions of the Plan, each Eligible Person receiving a certificate for Restricted Stock shall have all the rights of a stockholder with respect to the shares of Stock included in the Restricted Stock Award during any period in which such shares are subject to forfeiture and restrictions on transfer, including without limitation, the right to vote such shares. Dividends paid with respect to shares of Restricted Stock in cash or property other than Stock in the Company or rights to acquire stock in the Company shall be paid to the Eligible Person currently. Dividends paid in Stock in the Company or rights to acquire Stock in the Company shall be added to and become a part of the Restricted Stock.

         6.5 Lapse of Restrictions. At the end of the time period during which any shares of Restricted Stock are subject to forfeiture and restrictions on sale, transfer, alienation, pledge, or other encumbrance, such shares shall vest and will be delivered in a certificate, free of all restrictions, to the Eligible Person or to the Eligible Person's legal representative, beneficiary or heir; provided the certificate shall bear such legend, if any, as the Committee determines is reasonably required by applicable law. By accepting a Stock Award and executing a Restricted Stock Agreement, the Eligible Person agrees to remit when due any federal and state income and employment taxes required to be withheld.

         6.6 Restriction Period. No Restricted Stock Award may provide for restrictions continuing beyond ten (10) years from the date of grant.

SECTION 7.  BONUS STOCK AWARDS

         7.1 Award of Bonus Stock. The Committee may award shares of Bonus Stock to Eligible Persons, without any payment for such shares and without any specified performance goals. The Committee reserves the right to issue such amount of shares to Eligible Persons as the Committee deems fit.

         7.2 Eligibility. The Employees eligible for Bonus Stock Awards are the senior officers (i.e., chief executive officer, chief operating officer, chief financial officer, president, vice presidents, secretary, treasurer, and similar positions) and consultants of the Company and its Affiliates, and such other employees of the Company and its Affiliates as may be designated by the Committee.

SECTION 8.  TOTAL NUMBER OF SHARES OF COMMON STOCK

         The total number of shares of Common Stock reserved for issuance by the Company either directly as Stock Awards or underlying Options granted under this Plan shall not be more than 2,500,000. The total number of shares of Common Stock reserved for such issuance may be increased only by a resolution adopted by the Board of Directors and amendment of this Plan. Such Common Stock may be authorized and unissued or reacquired Common Stock of the Company.

SECTION 9.  PURCHASE OF SHARES OF COMMON STOCK

         9.1 As soon as practicable after the determination by the Committee and approval by the Board of Directors of the Eligible Participants and the number of shares an Eligible Participant may be issued directly as a Stock Award or eligible to purchase pursuant to an Option, the Committee shall give written notice thereof to each Eligible Participant, which notice may be accompanied by the Grant of Option, if appropriate, to be executed by such Eligible Participant.

         9.2 The negotiated cost basis of stock issued directly as a Stock Award or the exercise price for each Option to purchase shares of Common Stock pursuant to paragraph 9.1 shall be as determined by the Committee, it being understood that the price so determined by the Committee may vary from one Eligible Participant to another. In computing the negotiated direct issue price of a Stock Award or the Option exercise price per share of Common Stock, the Committee shall take into consideration, among other factors, the restrictions set forth herein.

SECTION 10.  TERMS AND CONDITIONS OF OPTIONS

         The Committee shall determine the terms and conditions of each Option granted to Eligible Participants, which terms shall be set forth in writing. The terms and conditions so set by the Committee may vary from one Eligible Participant to another.

SECTION 11.  DELIVERY OF SHARES OF COMMON STOCK UPON EXERCISE OF OPTION

         The Company shall deliver to each Eligible Participant such number of shares of Common Stock as such Eligible Participant is entitled to receive pursuant to a Stock Award or elects to purchase upon exercise of the Option. Such shares, which shall be fully paid and nonassessable upon the issuance thereof shall be represented by a certificate or certificates registered in the name of the Eligible Participant and stamped with an appropriate legend referring to the restrictions thereon, if any. Subject to the terms and provisions of the Florida General Corporation Law and the written agreement to which he is a party, an Eligible Participant shall have all the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect thereto, provided that such shares shall be subject to the restrictions hereinafter set forth. In the event of a merger or consolidation to which the Company is a party, or of any other acquisition of a majority of the issued and outstanding shares of Common Stock of the Company involving an exchange or a substitution of stock of an acquiring corporation for Common Stock of the Company, or of any transfer of all or substantially all of the assets of the Company in exchange for stock of an acquiring corporation, a determination as to whether the stock of the acquiring corporation so received shall be subject to the restrictions set forth in Section 10 shall be made solely by the acquiring corporation.

SECTION 12.  RIGHTS OF EMPLOYEES; ELIGIBLE PARTICIPANTS

         12.1 Employment. Nothing contained in this Plan or in any Option or Stock Award granted under this Plan shall confer upon any Eligible Participant any right with respect to the continuation of his or her employment by the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Eligible Participant from the rate in existence at the time of the grant of an Option or Stock Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute termination of employment shall be determined by the Committee at the time.

         12.2 Non-transferability. No right or interest of any Eligible Participant in an Option or Stock Award shall be assignable or transferable during the lifetime of the Eligible Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. However, the Board of Directors may, in its sole discretion, permit transfers to family members if and to the extent such transfers are permissible under applicable securities laws. In the event of an Eligible Participant's death, an Eligible Participant's rights and interest in an Option or Stock Award shall be transferable by testamentary will or the laws of descent and distribution, and delivery of any shares of Common Stock due under this Plan shall be made to, and exercise of any Options may be made by, the Eligible Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to this Plan is unable to care for his or her affairs because of mental condition, physical condition, or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

SECTION 13.  GENERAL RESTRICTIONS

         13.1 Investment Representations. The Company may require any person to whom an Option or Stock Award is granted, as a condition of exercising such Option, or receiving such Stock Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Common Stock subject to the Option or Stock Award for his or her own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws.

         13.2 Restrictions on Transfer of Common Stock. The shares of Common Stock issuable directly as a Stock Award or upon exercise of an Option may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement or pursuant to an exemption from registration, the availability of which is to be established to the satisfaction of the Company, and any certificates representing shares of Common Stock will bear a legend to that effect. However, the Company may, in the sole discretion of the Board of Directors, register with the Securities and Exchange Commission some or all of the shares of Common Stock reserved for issuance under this Plan. Special resale restrictions may, however, continue to apply to officers, directors, control shareholders and affiliates of the Company and such persons will be required to obtain an opinion of counsel regarding their ability to resell shares received pursuant to this Plan.

         13.3 Compliance with Securities Laws. Each Option or Stock Award shall be subject to the requirement that if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares of Common Stock subject to such Option or Stock Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Option or Stock Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

         13.4 Changes in Accounting Rules. Notwithstanding any other provision of this Plan to the contrary, if, during the term of this Plan, any changes in the financial or tax accounting rules applicable to Options or Stock Awards shall occur that, in the sole judgment of the Committee, may have a material adverse effect on the reported earnings, assets or liabilities of the Company, the Committee shall have the right and power to modify as necessary, or cancel, any then outstanding and unexercised Options.

SECTION 14.  COMPLIANCE WITH TAX REQUIREMENTS

         Each Eligible Participant shall be liable for payment of all applicable federal, state and local income taxes incurred as a result of the receipt of a Stock Award or an Option, the exercise of an Option, and the sale of any shares of Common Stock received pursuant to a Stock Award or upon exercise of an Option. The Company may be required, pursuant to applicable tax regulations, to withhold taxes for an Eligible Participant, in which case the Company's obligations to deliver shares of Common Stock upon the exercise of any Option granted under this Plan or pursuant to any Stock Award, shall be subject to the Eligible Participant's satisfaction of all applicable federal, state and local income and other income tax withholding requirements.

SECTION 15.  PLAN BINDING UPON ASSIGNS OR TRANSFEREES

         In the event that, at any time or from time to time, any Option or Stock Award is assigned or transferred to any party (other than the Company) pursuant to provisions contained herein, such party shall take such Option or Stock Award pursuant to all provisions and conditions of this Plan, and, as a condition precedent to the transfer of such interest, such party shall agree (for and on behalf of himself or itself, his or its legal representatives and his or its transferees and assigns) in writing to be bound by all provisions of this Plan.

SECTION 16.  COSTS AND EXPENSES

         All costs and expenses with respect to the adoption, implementation, interpretation and administration of this Plan shall be borne by the Company.

SECTION 17.  CHANGES IN CAPITAL STRUCTURE OF THE COMPANY

         Appropriate adjustments shall be made to the number of shares of Common Stock issuable pursuant to an incomplete or pending Stock Award that has not yet been delivered or upon exercise of any Options and the exercise price thereof in the event of: (i) a subdivision or combination of any of the shares of capital stock of the Company; (ii) a dividend payable in shares of capital stock of the Company; (iii) a reclassification of any shares of capital stock of the Company; or (iv) any other change in the capital structure of the Company.

SECTION 18.  PLAN AMENDMENT, MODIFICATION AND TERMINATION

         The Board, upon recommendation of the Committee or at its own initiative, at any time may terminate and at any time and from time to time and in any respect, may amend or modify this Plan, including:

                  (a) Increase the total amount of Common Stock that may be awarded under this Plan;

                  (b) Change the classes of persons from which Eligible Participants may be selected or materially modify the requirements as to eligibility for participation in this Plan;

                  (c)      Increase   the   benefits    accruing   to   Eligible
                           Participants; or

                  (d)      Extend the duration of this Plan.

         Any Option or other Stock Award granted to a Eligible Participant prior to the date this Plan is amended, modified or terminated will remain in effect according to its terms unless otherwise agreed upon by the Eligible Participant; provided, however, that this sentence shall not impair the right of the
Committee to take whatever action it deems appropriate hereunder. The termination or any modification or amendment of this Plan shall not, without the consent of an Eligible Participant, affect his rights under an Option or other Stock Award previously granted to him.

SECTION 19.  EFFECTIVE DATE OF THIS PLAN

         19.1     Effective Date. This Plan is effective as of May 1, 2006.

         19.2 Duration of this Plan. This Plan shall terminate at midnight on April 30, 2011, which is the day before the 5th anniversary of the Effective Date, and may be extended thereafter or terminated prior thereto by action of the Board of Directors; and no Option or Stock Award shall be granted after such termination. Options and Stock Awards outstanding at the time of this Plan termination may continue to be exercised, or become free of restrictions, in accordance with their terms.

SECTION 20.  BURDEN AND BENEFIT

         The terms and  provisions of this Plan shall be binding upon, and shall
inure  to  the  benefit  of,  each  Eligible  Participant,   his  executives  or
administrators, heirs, and personal and legal representatives.

         Dated as of the 1st day of May, 2006.


                              MEDICAL MEDIA TELEVISION, INC.


                              By:  /s/ Philip M. Cohen
                                   ---------------------------------------------
                                       Philip M. Cohen, President

                                    EXHIBIT A

                             FORM OF GRANT OF OPTION
    PURSUANT TO THE 2006 MEDICAL MEDIA TELEVISION, INC. EQUITY INCENTIVE PLAN


         Medical Media Television, Inc., a Florida corporation (the "Company"), hereby grants to ________________________________ ("Optionee") an Option to
purchase ___________ shares of common stock, $.0.0005 par value (the "Shares") of the Company at the purchase price of $______ per share (the "Purchase Price"), in accordance with and subject to the terms and conditions of the 2006 Medical Media Television, Inc. Equity Incentive Plan (the "Plan"). This option is exercisable in whole or in part, and upon payment in cash or cancellation of fees, or other form of payment acceptable to the Company, to the principal office of the Company. This Grant of Option supersedes and replaces any prior notice of option grant, description of vesting terms or similar documents previously delivered to Optionee for options granted on the date stated below.

         Unless otherwise set forth in a separate written agreement, in the event that Optionee's employee or consultant status with the Company or any of its subsidiaries ceases or terminates for any reason whatsoever, including, but not limited to, death, disability, or voluntary or involuntary cessation or termination, this Grant of Option shall terminate with respect to any portion of this Grant of Option that has not vested prior to the date of cessation or termination of employee or consultant status, as determined in the sole discretion of the Company. In the event of termination for cause (as that term is defined in the applicable consulting employment or fee agreement), this Grant of Option shall immediately terminate in full with respect to any un-exercised options, and any vested but un-exercised options shall immediately expire and may not be exercised. Unless otherwise set forth in a separate written agreement, vested options must be exercised within six months after the date of termination (other than for cause), unless earlier expired pursuant to the Expiration Date set forth below.

         Subject  to the  preceding  paragraph,  this  Grant of  Option,  or any portion hereof, may be exercised only to the extent vested per the attached schedule, and must be exercised by Optionee no later than ____________________________ (the "Expiration Date") by (i) notice in writing, signed by Optionee; and (ii) payment of the Purchase Price pursuant to the terms of this Grant of Option and the Plan. Any portion of this Grant of Option that is not exercised on or before the Expiration Date shall lapse. The notice must refer to this Grant of Option, and it must specify the number of shares being purchased, and recite the consideration being paid therefor. Notice shall be deemed given on the date on which the notice is received by the Company.

         This Option shall be considered validly exercised once payment therefor has cleared the banking system or the Company has issued a credit memo for services in the appropriate amount, or receives a duly executed acceptable promissory note, if the Option is granted with deferred payment, and the Company has received written notice of such exercise. If payment is not received within two business days after the date the notice is received, the Company may deem the notice to be invalid.

         If Optionee fails to exercise this Option in accordance with this Grant of Option, then this Grant of Option shall terminate and have no force and effect, in which event the Company and Optionee shall have no liability to each other with respect to this Grant of Option.

         This Option may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         The validity, construction and enforceability of this Grant of Option shall be construed under and governed by the laws of the State of Florida, without regard to its rules concerning conflicts of laws, and any action brought to enforce this Grant of Option or resolve any controversy, breach or disagreement relative hereto shall be brought only in a court of competent jurisdiction within the State of Florida.

         The shares of common stock issuable upon exercise of the Option (the "Underlying Shares") may not be sold, exchanged, assigned, transferred or permitted to be transferred, whether voluntarily, involuntarily or by operation of law, delivered, encumbered, discounted, pledged, hypothecated or otherwise disposed of until (i) the Underlying Shares have been registered with the Securities and Exchange Commission pursuant to an effective registration statement on Form S-8, or such other form as may be appropriate, in the discretion of the Company; or (ii) an Opinion of Counsel, satisfactory to the Company, has been received, which opinion sets forth the basis and availability of any exemption for resale or transfer from federal or state securities registration requirements.

        This Grant of Option relates to options granted on________________, ___.


                                  MEDICAL MEDIA TELEVISION, INC.

                                  BY THE BOARD OF DIRECTORS OR A SPECIAL
                                  COMMITTEE THEREOF

                                  (NOT FOR EXECUTION)

                                  By:
                                      ------------------------------------------
                                                 Philip M. Cohen, President



                                  OPTIONEE:

                                  (NOT FOR EXECUTION)

                                  ----------------------------------------------

                         GRANT OF OPTION PURSUANT TO THE
            2006 MEDICAL MEDIA TELEVISION, INC. EQUITY INCENTIVE PLAN

OPTIONEE:
         -----------------------------------------------

OPTIONS GRANTED:
                ----------------------------------------

PURCHASE PRICE:    $__________ per Share
DATE OF GRANT:
                    ------------------------------------

EXERCISE PERIOD:                   to
                ------------------    ------------------

VESTING SCHEDULE OF OPTION
         #SHARES           DATE VESTED (ASSUMING CONTINUED EMPLOYMENT, ETC.)

      ------------         -----------------------------

      ------------         -----------------------------

      ------------         -----------------------------

      ------------         -----------------------------

      ------------         -----------------------------

      ------------         -----------------------------

      ------------         -----------------------------


EXERCISED TO DATE: INCLUDING THIS EXERCISE
                                           -------------------------


BALANCE TO BE EXERCISED:
                        --------------------------------

                               NOTICE OF EXERCISE
                 (TO BE SIGNED ONLY UPON EXERCISE OF THE OPTION)

TO:      MEDICAL MEDIA TELEVISION, INC. ("Optionor")

         The undersigned, the holder of the Option described above, hereby irrevocably elects to exercise the purchase rights represented by such Option for, and to purchase thereunder, _________ shares of the Common Stock of Medical Media Television, Inc., and herewith makes payment of _______________________ therefor. Optionee requests that the certificates for such shares be issued in the name of Optionee and be delivered to Optionee at the address of _____________________________________________, and if such shares shall not be all of the shares purchasable hereunder, represents that a new Notice of Exercise of like tenor for the appropriate balance of the shares, or a portion thereof, purchasable under the Grant of Option pursuant to the 2006 Medical Media Television, Inc. Equity Incentive Plan, be delivered to Optionor when and as appropriate.


                                    OPTIONEE:

                                    NOT FOR EXECUTION

Dated:
       ---------------------        -------------------------------------

Exh. 10.17 - Vicis Secured Note dated June 1, 2006 for $50,000

                         MEDICAL MEDIA TELEVISION, INC.


                             SECURED PROMISSORY NOTE

                                                                    June 1, 2006
                                                                      $50,000.00

                        Maturity Date: December 31, 2006

         MEDICAL MEDIA TELEVISION, INC., a Florida corporation (the "Company"), for value received, hereby promises to pay to Vicis Capital Master Fund, LLC (the "Holder") on or before the 31st day of December, 2006 (the "Maturity Date"), the principal sum of FIFTY THOUSAND DOLLARS ($50,000.00) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay simple interest on said principal sum at the rate of eighteen percent (18%) per annum, compounded annually, from the date hereof through the Maturity Date. Interest on the principal balance of this Secured Promissory Note ("Note") shall be payable on the Maturity Date.

         1. Registered Owner. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary.

         2. Security. The payment of the principal and interest due under this Note will be secured by all accounts receivable due from Butler Animal Health Supply after June 1, 2006, or any other money due the Company from any and all other sources (the "Security").

         3. Prepayment. This Note may be prepaid in whole or in part at any time, with prepayment penalty due of $5,492.25.

         4. Default of Payment and Use of Security as Payment. If the Company should (i) default on any interest, principal or other similar payment due to any source, or (ii) fail to pay the principal amount plus accrued interest at the Maturity Date of the Note, the Security will be substituted as the form of payment, and the Company shall:

            a) immediately as of such date notify Butler Animal Health Supply in writing, with a copy to the Holder, that all funds in payment of Butler Animal Health Supply's accounts receivable with the Company shall be made payable to and mailed directly to the Holder, with a copy to the Company, until the full amount due under this Note plus all accrued interest has been fully paid.

         5. Applicable Law. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida.

         6. Notices. Any notice required or permitted to be given pursuant to this Note shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or telecopier as follows:

                           If to the Holder:

                           Vicis Capital Master Fund
                           c/o Vicis Capital, LLC
                           Attn:  Shad Stastney, Managing Partner
                           Tower 56, Suite 700
                           126 E. 56th Street
                           New York, NY  10022
                           Phone:  (212) 909-4600
                           Fax:    (212) 909-4601
                           Email:  sstastney@viciscapital.com


                           If to the Company:

                           Medical Media Television, Inc.
                           Attn:  Philip M. Cohen, President/CEO
                           8406 Benjamin Road, Suite C
                           Tampa, FL  33634
                           Phone:  (813) 888-7330
                           Fax:    (813) 888-7375
                           Email:  pcohen@medicalmediatv.com

or at such other address as the Holder or the Company shall designate by notice to the other given in accordance with this Section.

         7. Miscellaneous. This Note constitutes the rights and obligations of the Holder and the Company. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any modification is sought.

         The Company shall not take any action that would impair the rights and privileges of the Holder herein or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times act in good faith to assist in carrying out the provisions of this Note.

         The waiver by the Holder of a breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach.

         If any provision, or part thereof, of this Note shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provisions of this Note and this Note shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

         In no event shall the rate of interest payable hereunder exceed the maximum rate permitted by applicable law.

         No provision of this Note shall alter or impair the absolute and unconditional obligation of the Company to pay the principal of, and interest on, this Note in accordance with the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.


                              MEDICAL MEDIA TELEVISION, INC.


                              By:  /s/ Philip M. Cohen
                                   ---------------------------------------
                                    Philip M. Cohen
                                    President/CEO

Exh. 10.18 - Vicis Secured Note dated June 30, 2006 for $50,000

                         MEDICAL MEDIA TELEVISION, INC.


                             SECURED PROMISSORY NOTE

                                                                   June 30, 2006
                                                                      $50,000.00

                         Maturity Date: January 31, 2007

         MEDICAL MEDIA TELEVISION, INC., a Florida corporation (the "Company"), for value received, hereby promises to pay to Vicis Capital Master Fund, LLC (the "Holder") on or before the 31st day of January, 2007 (the "Maturity Date"), the principal sum of FIFTY THOUSAND DOLLARS ($50,000.00) in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay simple interest on said principal sum at the rate of eighteen percent (18%) per annum, compounded annually, from the date hereof through the Maturity Date. Interest on the principal balance of this Secured Promissory Note ("Note") shall be payable on the Maturity Date.

         1. Registered Owner. The Company may consider and treat the person in whose name this Note shall be registered as the absolute owner thereof for all purposes whatsoever (whether or not this Note shall be overdue) and the Company shall not be affected by any notice to the contrary.

         2. Security. The payment of the principal and interest due under this Note will be secured by all accounts receivable due from Butler Animal Health Supply after June 30, 2006, or any other money due the Company from any and all other sources (the "Security").

         3. Prepayment. This Note may be prepaid in whole or in part at any time, with prepayment penalty due of $5,492.25.

         4. Default of Payment and Use of Security as Payment. If the Company should (i) default on any interest, principal or other similar payment due to any source, or (ii) fail to pay the principal amount plus accrued interest at the Maturity Date of the Note, the Security will be substituted as the form of payment, and the Company shall:

            a) immediately as of such date notify Butler Animal Health Supply in writing, with a copy to the Holder, that all funds in payment of Butler Animal Health Supply's accounts receivable with the Company shall be made payable to and mailed directly to the Holder, with a copy to the Company, until the full amount due under this Note plus all accrued interest has been fully paid.

         5. Applicable Law. This Note is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Florida.

         6. Notices. Any notice required or permitted to be given pursuant to this Note shall be deemed to have been duly given when delivered by hand or sent by certified or registered mail, return receipt requested and postage prepaid, overnight mail or telecopier as follows:

                           If to the Holder:

                           Vicis Capital Master Fund
                           c/o Vicis Capital, LLC
                           Attn:  Shad Stastney, Managing Partner
                           Tower 56, Suite 700
                           126 E. 56th Street
                           New York, NY  10022
                           Phone:  (212) 909-4600
                           Fax:    (212) 909-4601
                           Email:  sstastney@viciscapital.com


                           If to the Company:

                           Medical Media Television, Inc.
                           Attn:  Philip M. Cohen, President/CEO
                           8406 Benjamin Road, Suite C
                           Tampa, FL  33634
                           Phone:  (813) 888-7330
                           Fax:    (813) 888-7375
                           Email:  pcohen@medicalmediatv.com

or at such other address as the Holder or the Company shall designate by notice to the other given in accordance with this Section.

         7. Miscellaneous. This Note constitutes the rights and obligations of the Holder and the Company. No provision of this Note may be modified except by an instrument in writing signed by the party against whom the enforcement of any modification is sought.

         The Company shall not take any action that would impair the rights and privileges of the Holder herein or avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times act in good faith to assist in carrying out the provisions of this Note.

         The waiver by the Holder of a breach of any provision of this Note shall not operate or be construed as a waiver of any subsequent breach.

         If any provision, or part thereof, of this Note shall be held to be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any way affect or render invalid or unenforceable any other provisions of this Note and this Note shall be carried out as if such invalid or unenforceable provision, or part thereof, had been reformed, and any court of competent jurisdiction is authorized to so reform such invalid or unenforceable provision, or part thereof, so that it would be valid, legal and enforceable to the fullest extent permitted by applicable law.

         In no event shall the rate of interest payable hereunder exceed the maximum rate permitted by applicable law.

         No provision of this Note shall alter or impair the absolute and unconditional obligation of the Company to pay the principal of, and interest on, this Note in accordance with the provisions hereof.

         IN WITNESS WHEREOF, the Company has caused this Note to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.


                              MEDICAL MEDIA TELEVISION, INC.


                              By:  /s/ Philip M .Cohen
                                   ---------------------------------------------
                                     Philip M. Cohen
                                     President/CEO

Exh. 10.19 - Amended Consulting Agreement with Saddle Ranch

                          AMENDED CONSULTING AGREEMENT

This Amended Consulting Agreement made this 25th day of July, 2006, effective August 1, 2006 by and between Saddle Ranch Productions, Inc., a Florida corporation ("Consultant") and Medical Media Television, Inc., a Florida corporation ("Corporation") hereby amends and replaces in its entirety that certain Consulting Agreement by and between Saddle Ranch Productions, Inc. and Medical Media Television, Inc. dated January 1, 2006.

                                   WITNESSETH

In consideration of the covenants and agreements herein contained and the monies to be paid hereunder, the Corporation agrees to hire the Consultant, and the Consultant agrees to provide services to the Corporation upon the following terms and conditions:

1. Duties of Consultant: The Consultant is engaged by the Corporation to render services on behalf of the Corporation; specifically by providing consulting services relating to: (i) all areas of video production, editing, and mastering,
(ii) marketing, specifically related to Internet marketing and geographic expansion of the networks and subscriber base; and (iii) all areas of advertising sales, including but not limited to the employment of sales personnel for the express purpose of soliciting and obtaining advertising contracts and/or insertion order for the Company's networks, pursuant to the attached Exhibit "A".

2. Devotion of Time to Engagement: The Consultant shall devote such time and attention to the business and affairs of the Corporation as is reasonably necessary to carry out the duties hereunder.

3. Base Compensation: The base compensation paid by the Corporation to the Consultant as compensation for services rendered herein shall be $13,700 per month, with $6,850 payable on the 10th of each month for productions services as outlined in 1(i) above, and $6,850 payable on the 25th of each month for Internet marketing services as outlined in 1(ii) above.

4. Commission Structure: In addition to the Base Compensation described herein, the Corporation will pay the Consultant a twenty percent (20%) commission ("Commission") on all advertising sales generated for the Corporation ("Commissionable Sales"). Corporation will pay Commission on Commissionable Sales to the Consultant on the fifteenth (15th) day of each month following receipt of amounts due on Commissionable Sales. The Corporation will advance the Consultant a draw against Commission of $4,000 per month payable in equal installments of $2,000 payable on the 10th and the 25th day of each month, which sums will be deducted from future Commissions.

5. Term of Agreement: Subject to the provisions hereof, the term of this Agreement shall commence on January 1, 2006 and shall continue thereafter for a period of one year.

6. Termination of Agreement: The Agreement may be terminated in writing with thirty (30) days notice given by either party to the other. During the 30-day notice period, no further draws against commission will be advanced. During the 30-day notice period and on or after the termination date, all Commissions due on Commissionable Sales will be paid to the Consultant as they become due and payable pursuant to the provisions hereunder. After all Commissions on Commissionable Sales are paid hereunder, any advance balance outstanding will be reduced to a promissory note payable to the Corporation.

7. Survival of Representations and Warranties: The warranties, representations, covenants and agreements set forth herein shall be continuous and shall survive the termination of this Agreement or any part hereof.

8. Entire Agreement: This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and this Agreement supersedes in all respects all written or oral understandings and agreements heretofore existing between the parties hereto.

9. Amendment and Waiver: This Agreement may not be modified or amended except by an instrument in writing duly executed by the parties hereto. No waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.

10. Notices. Notices and requests required or permitted hereunder shall be deemed to be delivered hereunder if mailed with postage prepaid or delivered, in writing as follows:

As to the Corporation:                       As to the Consultant:
---------------------                        --------------------
Mr. Philip M. Cohen, President               Ms. Kimberly Sarubbi, President
Medical Media Television, Inc.               Saddle Ranch Productions, Inc.
8406 Benjamin Road, Suite C                           10668 Lago Cantini St.
Tampa, FL  33634                             Las Vegas, NV 89141
Phone:  (813) 888-7330                       Phone:   (310) 328-5444
Fax:    (813) 888-7375                       Fax:     (702) 914-9026

11. Counterparts: This Agreement may be executed in one or more counterparts, and all counterparts shall constitute one and the same instrument.

12. Captions: Captions used herein are for convenience only and are not a part of this Agreement and shall not be used in construing it.

13. Execution of Document: At any time and from time to time, the parties hereto shall execute such documents as are necessary to effect this Agreement.

14. Arbitration: Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, or regarding the failure or refusal to perform the whole or any part of this Agreement shall be settled by arbitration in a mutually agreeable location, in accordance with the rules of the American Arbitration Association, and the judgment upon the award rendered may be entered in any court having jurisdiction hereof. Any decision made by an arbitrator or by the arbitrators under the provision shall be enforceable as a final and binding decision as it if were a final decision or decree of a court of competent jurisdiction.

15.      General Provisions:

              a) Assignability: This Agreement shall not be assignable by any of the parties to this Agreement without the prior written consent of all other parties to this Agreement.

              b) Venue Process: The parties to this Agreement agree that jurisdiction and venue shall properly lie in the United States District Court for Tampa, Florida, with respects to any legal proceedings arising from this Agreement. Such jurisdiction and venue is merely permissive; and jurisdiction and venue shall continue to lie in any court where jurisdiction and venue are to be proper.

              c) Delivery of Process: The parties further agree that the mailing of any process shall constitute valid and lawful process against them.

              d) Governing Law: The validity, construction and enforcement of, and the remedies hereunder, this Agreement shall be governed in accordance with the laws of the State of Florida.

              e) Severability of Provisions: The invalidity or unenforceability of any particular provisions hereof shall not affect the remaining provisions of this Agreement, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

              f) Successors and Assigns: The rights and obligations of the parties hereunder shall inure to the benefit of, and be binding and enforceable upon the respective heirs, successors, assigns and transferees of either party.

              g) Reliance: All representations and warranties contained herein, or any certificate of other instrument delivered in connection herewith, shall be deemed to have been relied upon by the parties hereto, notwithstanding any independent investigation made by or on behalf of such parties.

              h)      Time: Time is of the essence in this Agreement.

              i) Attorney's Fees: The parties hereby agree that in the event any of the terms and conditions contained in this Agreement must be enforced by reason of any past, existing must be enforced by reason of an past, existing or future delinquency of payment, or failure of observance or of performance by any of the parties hereto, in such instance, the defaulting party shall be liable for reasonable collection and/or legal fees, trial and appellate levels, any expenses and legal fees incurred, including time spent in supervision of paralegal work and paralegal time, and any other expenses, and costs incurred in connection with the enforcement of any available remedy.

IN WITNESS WHEREOF, the undersigned have hereunto caused this Amended Consulting Agreement to be executed the day and year above written.


SADDLE RANCH PRODUCTIONS, INC.


By:  /s/ Kimberly Sarubbi
     ------------------------------------------------
         Kimberly Sarubbi
         President




MEDICAL MEDIA TELEVISION, INC.


By:  /s/ Philip M. Cohen
     ------------------------------------------------
         Philip M. Cohen
         President

Exh. 10.20 - Quiros Warrant dated July 26, 2006 for 186,452 shares

THIS WARRANT IS BEING ISSUED TO WILLIAM H. QUIROS A CARVE OUT FROM THE WARRANT ISSUED TO CAPITALSMART, LLC ("CAPITALSMART WARRANT") DATED FEBRUARY 15, 2006. PER AN AGREEMENT BETWEEN THE PRINCIPALS OF CAPITALSMART, LLC, THE CAPITALSMART WARRANT WAS CANCELLED AND INDIVIDUAL WARRANTS WERE ISSUED IN LIEU THEREOF, EACH IN THE NAME OF A PRINCIPAL (OR ENTITY CONTROLLED BY A PRINCIPAL) OF CAPITALSMART.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICAL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MEDICAL MEDIA TELEVISION, INC. THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                               WARRANT TO PURCHASE

                             SHARES OF COMMON STOCK

                                       OF

                         MEDICAL MEDIA TELEVISION, INC.


                              Expires July 25, 2011

                                                       Number of Shares: 186,452
Date of Issuance: July 26, 2006                      Warrant No.:        W-Q0725


         FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Medical Media Television, Inc., a Florida corporation (together with its successors and assigns, the "Issuer"), hereby certifies that William H. Quiros (or his registered assigns) is entitled to subscribe for and purchase, during the Term (as hereinafter defined), One Hundred Eighty-six Thousand Four Hundred Fifty-two (186,452) shares (subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable Common Stock of the Issuer, at an exercise price per share of $.75 subject, however, to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used in this Warrant and not otherwise defined herein shall have the respective meanings specified in Section 9 hereof.

         1. Term. The term of this Warrant shall commence on July 26, 2006 and shall expire at 5:00 p.m., Eastern Time, on July 25, 2011 (such period being the "Term").

         2. Method of Exercise Payment; Issuance of New Warrant; Transfer and Exchange.

         (a) Time of Exercise. The purchase rights represented by this Warrant may be exercised in whole or in part during the Term commencing on July 26, 2006 and expiring on July 25, 2011.

         (b) Method of Exercise. The Holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the exercise form attached hereto duly executed) at the principal office of the Issuer, and by the payment to the Issuer of an amount of consideration therefor equal to the Warrant Price, payable at such Holder's election by certified or official bank check or by wire transfer to an account designated by the Issuer.

         (c) Issuance of Stock Certificates. In the event of any exercise of the rights represented by this Warrant in accordance with and subject to the terms and conditions hereof, (i) certificates for the shares of Warrant Stock so purchased shall be dated the date of such exercise and delivered to the Holder hereof within a reasonable time, not exceeding three (3) Trading Days after such exercise and the Holder hereof shall be deemed for all purposes to be the holder of the shares of Warrant Stock so purchased as of the date of such exercise and, unless this Warrant has expired, a new Warrant representing the number of shares of Warrant Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder hereof at the Issuer's expense within such time.

         (d) Transferability of Warrant. Subject to provisions herein, this Warrant may be transferred by a Holder without the consent of the Issuer. If transferred pursuant to this paragraph and subject to the provisions of subsection (f) of this Section 2, this Warrant may be transferred on the books of the Issuer by the Holder hereof in person or by duly authorized attorney, upon surrender of this Warrant at the principal office of the Issuer, properly endorsed (by the Holder executing an assignment in the form attached hereto) and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant is exchangeable at the principal office of the Issuer for Warrants for the purchase of the same aggregate number of shares of Warrant Stock, each new Warrant to represent the right to purchase such number of shares of Warrant Stock as the Holder hereof shall designate at the time of such exchange. All Warrants issued on transfers or exchanges shall be dated as of the Original Issue Date and shall be identical with this Warrant except as to the name of the Holder or the number of shares of Warrant Stock, as applicable.

         (e) Continuing Rights of Holder. The Issuer will, at the time of or at any time after each exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing the extent, if any, of its continuing obligation to afford to such Holder all rights to which such Holder shall continue to be entitled after such exercise in accordance with the terms of this Warrant, provided that if any such Holder shall fail to make any such request, the failure shall not affect the continuing obligation of the Issuer to afford such rights to such Holder.

         (f) Compliance with Securities Laws.

                  (i) The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant or the shares of Warrant Stock to be issued upon exercise hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Warrant or any shares of Warrant Stock to be issued upon exercise hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act and any applicable state securities laws.

                  (ii) Except as provided in paragraph (iii) below, this Warrant and all certificates representing shares of Warrant Stock issued upon exercise hereof shall be stamped or imprinted with a legend in substantially the following form:

                  THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR MEDICL MEDIA TELEVISION, INC. SHALL HAVE RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO MEDICAL MEDIA TELEVISION, INC. THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.

                  (iii) The Issuer agrees to reissue this Warrant or certificates representing any of the Warrant Stock, without the legend set forth above if at such time, prior to making any transfer of any such securities, the Holder shall give written notice to the Issuer describing the manner and terms of such transfer and removal as the Issuer may reasonably request. Such proposed transfer and removal will not be effected until: (a) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that the registration of such securities under the Securities Act is not required in connection with such proposed transfer, (ii) a registration statement under the Securities Act covering such proposed disposition has been filed by the Issuer with the Securities and Exchange Commission and has become effective under the Securities Act,
         (iii) the Issuer has received other evidence reasonably satisfactory to the Issuer that such registration and qualification under the Securities Act and state securities laws are not required, or (iv) the Holder provides the Issuer with reasonable assurances that such security can be sold pursuant to Rule 144 under the Securities Act; and
         (b) either (i) the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer, to the effect that registration or qualification under the securities or "blue sky" laws of any state is not required in connection with such proposed disposition, or (ii) compliance with applicable state securities or "blue sky" laws has been effected or a valid exemption exists with respect thereto. The Issuer will respond to any such notice from a holder within five (5) business days. In the case of any proposed transfer under this Section, the Issuer will use reasonable efforts to comply with any such applicable state securities or "blue sky" laws, but shall in no event be required,
         (x) to qualify to do business in any state where it is not then qualified, (y) to take any action that would subject it to tax or to the general service of process in any state where it is not then subject, or (z) to comply with state securities or "blue sky" laws of any state for which registration by coordination is unavailable to the Issuer. The restrictions on transfer contained in this Section shall be in addition to, and not by way of limitation of, any other restrictions on transfer contained in any other section of this Warrant.

         (g) In no event may the Holder exercise this Warrant in whole or in part unless the Holder is an "accredited investor" as defined in Regulation D under the Securities Act.

         3. Stock Fully Paid; Reservation and Listing of Shares; Covenants.

         (a) Stock Fully Paid. The Issuer represents, warrants, covenants and agrees that all shares of Warrant Stock which may be issued upon the exercise of this Warrant or otherwise hereunder will, when issued in accordance with the terms of this Warrant, be duly authorized, validly issued, fully paid and non-assessable and free from all taxes, liens and charges created by or through Issuer. The Issuer further covenants and agrees that during the period within which this Warrant may be exercised, the Issuer will at all times have authorized and reserved for the purpose of the issue upon exercise of this Warrant a sufficient number of shares of Common Stock to provide for the exercise of this Warrant.

         (b) Reservation. If any shares of Common Stock required to be reserved for issuance upon exercise of this Warrant or as otherwise provided hereunder require registration or qualification with any governmental authority under any federal or state law before such shares may be so issued, the Issuer will in good faith use its reasonable best efforts as expeditiously as possible at its expense to cause such shares to be duly registered or qualified. If the Issuer shall list any shares of Common Stock on any securities exchange or market it will, at its expense, list thereon, maintain and increase when necessary such listing, of all shares of Warrant Stock from time to time issued upon exercise of this Warrant or as otherwise provided hereunder (provided that such Warrant Stock has been registered pursuant to a registration statement under the Securities Act then in effect), and, to the extent permissible under the applicable securities exchange rules, all unissued shares of Warrant Stock which are at any time issuable hereunder, so long as any shares of Common Stock shall be so listed. The Issuer will also so list on each securities exchange or market, and will maintain such listing of, any other securities which the Holder of this Warrant shall be entitled to receive upon the exercise of this Warrant if at the time any securities of the same class shall be listed on such securities exchange or market by the Issuer.

         (c) Covenants. The Issuer shall not by any action including, without limitation, amending the Articles of Incorporation or the by-laws of the Issuer, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder hereof against dilution (to the extent specifically provided herein) or impairment. Without limiting the generality of the foregoing, the Issuer will (i) not permit the par value, if any, of its Common Stock to exceed the then effective Warrant Price, (ii) not amend or modify any provision of the Articles of Incorporation or by-laws of the Issuer in any manner that would adversely affect the rights of the Holders of the Warrants in their capacity as Holders of the Warrants, (iii) take all such action as may be reasonably necessary in order that the Issuer may validly and legally issue fully paid and nonassessable shares of Common Stock, free and clear of any liens, claims, encumbrances and restrictions (other than as provided herein) upon the exercise of this Warrant, and (iv) use its reasonable best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be reasonably necessary to enable the Issuer to perform its obligations under this Warrant.

         (d) Loss, Theft, Destruction of Warrants. Upon receipt of evidence satisfactory to the Issuer of the ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Issuer or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Issuer will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same number of shares of Common Stock.

         4. Adjustment of Warrant Price and Warrant Share Number. The number of shares of Common Stock for which this Warrant is exercisable, and the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Section 4. The Issuer shall give the Holder notice of any event described below which requires an adjustment pursuant to this Section 4 in accordance with Section 5.

         (a) Recapitalization, Reorganization, Reclassification, Consolidation, Merger or Sale.

                  (i) In case the Issuer after the Original Issue Date shall do any of the following (each, a "Triggering Event"): (a) consolidate or merge with or into another corporation where the holders of outstanding Voting Stock prior to such merger or consolidation do not own over 50% of the outstanding Voting Stock of the merged or consolidated entity immediately after such merger or consolidation, or (b) sell all or substantially all of its properties or assets to any other Person, or
         (c) change the Common Stock to the same or different number of shares of any class or classes of stock, whether by reclassification, exchange, substitution or otherwise (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 4(b) or Section 4(c)), or (d) effect a capital reorganization (other than by way of a stock split or combination of shares or stock dividends or distributions provided for in Section 4(b) or Section 4(c)), then, and in the case of each such Triggering Event, proper provision shall be made so that, upon the basis and the terms and in the manner provided in this Warrant, the Holder of this Warrant shall be entitled upon the exercise hereof at any time after the consummation of such Triggering Event, to the extent this Warrant is not exercised prior to such Triggering Event, to receive at the Warrant Price in effect at the time immediately prior to the consummation of such Triggering Event in lieu of the Common Stock issuable upon such exercise of this Warrant prior to such Triggering Event, the securities, cash and property to which such Holder would have been entitled upon the consummation of such Triggering Event if such Holder had exercised the rights represented by this Warrant immediately prior thereto, subject to adjustments (subsequent to such corporate action) as nearly equivalent as possible to the adjustments provided for elsewhere in this Section 4.

                  (ii) Notwithstanding anything contained in this Warrant to the contrary, a Triggering Event shall not be deemed to have occurred if, prior to the consummation thereof, each Person (other than the Issuer) which may be required to deliver any securities, cash or property upon the exercise of this Warrant as provided herein shall assume, by written instrument delivered to, and reasonably satisfactory to, the Holder of this Warrant, (A) the obligations of the Issuer under this Warrant (and if the Issuer shall survive the consummation of such Triggering Event, such assumption shall be in addition to, and shall not release the Issuer from, any continuing obligations of the Issuer under this Warrant) and (B) the obligation to deliver to such Holder such shares of securities, cash or property as, in accordance with the foregoing provisions of this subsection (a), such Holder shall be entitled to receive, and such Person shall have similarly delivered to such Holder a written acknowledgement executed by the President or Chief Financial Officer of the Company, stating that this Warrant shall thereafter continue in full force and effect and the terms hereof (including, without limitation, all of the provisions of this subsection (a)) shall be applicable to the securities, cash or property which such Person may be required to deliver upon any exercise of this Warrant or the exercise of any rights pursuant hereto.

         (b) Stock Dividends, Subdivisions and Combinations. If at any time the Issuer shall:

                  (i) make or issue or set a record date for the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, shares of Common Stock,

                  (ii) effect a stock split of its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

                  (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then (1) the number of shares of Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment.

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends or distributions.

         (c) Certain Other Distributions. If at any time the Issuer shall make or issue or set a record date for the determination of the holders of its Common Stock for the purpose of entitling them to receive any dividend or other distribution of:

                  (i) cash (other than a cash dividend payable out of earnings or earned surplus legally available for the payment of dividends under the laws of the jurisdiction of incorporation of the Issuer),

                  (ii) any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock), or

                  (iii) any warrants or other rights to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property of any nature whatsoever (other than cash, Common Stock Equivalents or Additional Shares of Common Stock),

then (1) the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the product of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such adjustment multiplied by a fraction (A) the numerator of which shall be the Per Share Market Value of Common Stock at the date of taking such record and (B) the denominator of which shall be such Per Share Market Value minus the amount allocable to one share of Common Stock of any such cash so distributable and of the fair value (as determined in good faith by the Board of Directors of the Issuer and supported by an opinion from an investment banking firm of recognized national standing acceptable to (but not affiliated with) the Holder) of any and all such evidences of indebtedness, shares of stock, other securities or property or warrants or other subscription or purchase rights so distributable, and (2) the Warrant Price then in effect shall be adjusted to equal (A) the Warrant Price then in effect multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (B) the number of shares of Common Stock for which this Warrant is exercisable immediately after such adjustment. A reclassification of the Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Issuer to the holders of its Common Stock of such shares of such other class of stock within the meaning of this Section 4(c) and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as a part of such reclassification, such change shall be deemed a subdivision or combination, as the case may be, of the outstanding shares of Common Stock within the meaning of Section 4(b).

Notwithstanding the foregoing, if such record date shall have been fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be adjusted pursuant to this
Section  4(d)  as  of  the  time  of  actual   payment  of  such   dividends  or
distributions.

         (d) Purchase of Common Stock by the Issuer. If the Issuer at any time while this Warrant is outstanding shall, directly or indirectly through a Subsidiary or otherwise, purchase, redeem or otherwise acquire any shares of Common Stock at a price per share greater than the Per Share Market Value, then the Warrant Price upon each such purchase, redemption or acquisition shall be adjusted to that price determined by multiplying such Warrant Price by a fraction (i) the numerator of which shall be the number of shares of Outstanding Common Stock immediately prior to such purchase, redemption or acquisition minus the number of shares of Common Stock which the aggregate consideration for the total number of such shares of Common Stock so purchased, redeemed or acquired would purchase at the Per Share Market Value; and (ii) the denominator of which shall be the number of shares of Outstanding Common Stock immediately after such purchase, redemption or acquisition. For the purposes of this subsection, the date as of which the Per Share Market Price shall be computed shall be the earlier of (x) the date on which the Issuer shall enter into a firm contract for the purchase, redemption or acquisition of such Common Stock, or (y) the date of actual purchase, redemption or acquisition of such Common Stock. For the purposes of this subsection, a purchase, redemption or acquisition of a Common Stock Equivalent shall be deemed to be a purchase of the underlying Common Stock, and the computation herein required shall be made on the basis of the full exercise, conversion or exchange of such Common Stock Equivalent on the date as of which such computation is required hereby to be made, whether or not such Common Stock Equivalent is actually exercisable, convertible or exchangeable on such date.

         (e) Other Provisions applicable to Adjustments under this Section. The following provisions shall be applicable to the making of adjustments of the number of shares of Common Stock for which this Warrant is exercisable and the Warrant Price then in effect provided for in this Section 4:

                  (i) Fractional Interests.  In computing adjustments under this
Section 4, fractional interests in Common Stock shall be taken into account to the nearest one one-hundredth (1/100th) of a share.

                  (ii) When Adjustment Not Required. If the Issuer shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

         (f) Form of Warrant after Adjustments. The form of this Warrant need not be changed because of any adjustments in the Warrant Price or the number and kind of Securities purchasable upon the exercise of this Warrant.

         (g) Escrow of Warrant Stock. If after any property becomes distributable pursuant to this Section 4 by reason of the taking of any record of the holders of Common Stock, but prior to the occurrence of the event for which such record is taken, and the Holder exercises this Warrant, any shares of Common Stock issuable upon exercise by reason of such adjustment shall be deemed the last shares of Common Stock for which this Warrant is exercised (notwithstanding any other provision to the contrary herein) and such shares or other property shall be held in escrow for the Holder by the Issuer to be issued to the Holder upon and to the extent that the event actually takes place, upon payment of the current Warrant Price. Notwithstanding any other provision to the contrary herein, if the event for which such record was taken fails to occur or is rescinded, then such escrowed shares shall be cancelled by the Issuer and escrowed property returned.

         5. Notice of Adjustments. Whenever the Warrant Price or Warrant Share Number shall be adjusted pursuant to Section 4 hereof (for purposes of this Section 5, each an "adjustment"), the Issuer shall cause its Chief Financial
Officer to prepare and execute a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price and Warrant Share Number after giving effect to such adjustment, and shall cause copies of such certificate to be delivered to the Holder of this Warrant promptly after each adjustment. Any dispute between the Issuer and the Holder of this Warrant with respect to the matters set forth in such certificate may at the option of the Holder of this Warrant be submitted to one of the national accounting firms currently known as the "big four" selected by the Holder, provided that the Issuer shall have ten (10) days after receipt of notice from such Holder of its selection of such firm to object thereto, in which case such Holder shall select another such firm and the Issuer shall have no such right of objection. The firm selected by the Holder of this Warrant as provided in the preceding sentence shall be instructed to deliver a written opinion as to such matters to the Issuer and such Holder within thirty (30) days after submission to it of such dispute. Such opinion shall be final and binding on the parties hereto.

         6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereof, but in lieu of such fractional shares; the Issuer shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Per Share Market Value then in effect.

         7. Ownership Cap and Certain Exercise Restrictions.

                  (a) Notwithstanding anything to the contrary set forth in this Warrant, at no time may a Holder of this Warrant exercise this Warrant if the number of shares of Common Stock to be issued pursuant to such exercise would exceed, when aggregated with all other shares of Common Stock owned by such Holder at such time, the number of shares of Common Stock which would result in such Holder owning more than 4.999% of all of the Common Stock outstanding at such time; provided, however, that upon a holder of this Warrant providing the Issuer with sixty-one (61) days notice (pursuant to Section 13 hereof) (the "Waiver Notice") that such Holder would like to waive this Section 7(a) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(a) will be of no force or effect with regard to all or a portion of the Warrant referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

                  (b) The Holder may not exercise the Warrant hereunder to the extent such exercise would result in the Holder beneficially owning (as determined in accordance with Section 13(d) of the Exchange Act and the rules thereunder) in excess of 9.999% of the then issued and outstanding shares of Common Stock, including shares issuable upon exercise of the Warrant held by the Holder after application of this Section; provided, however, that upon a holder of this Warrant providing the Company with a Waiver Notice that such holder would like to waive this Section 7(b) with regard to any or all shares of Common Stock issuable upon exercise of this Warrant, this Section 7(b) shall be of no force or effect with regard to those shares of Warrant Stock referenced in the Waiver Notice; provided, further, that this provision shall be of no further force or effect during the sixty-one (61) days immediately preceding the expiration of the term of this Warrant.

         8. Registration Rights. The Investor is aware that the Company filed a Registration Statement on Form SB-2 which was approved by the Securities & Exchange Commission on March 1, 2006 and that a total of 186,452 shares of Common Stock were reserved and registered for the exercise of this Warrant.

         9. Definitions. For the purposes of this Warrant, the following terms have the following meanings:

                  "Articles of Incorporation" means the Articles of Incorporation of the Issuer as in effect on the Original Issue Date, and as hereafter from time to time amended, modified, supplemented or restated in accordance with the terms hereof and thereof and pursuant to applicable law.

                  "Board" shall mean the Board of Directors of the Issuer.

                  "Capital Stock" means and includes (i) any and all shares, interests, participations or other equivalents of or interests in (however designated) corporate stock, including, without limitation, shares of preferred or preference stock, (ii) all partnership interests (whether general or limited) in any Person which is a partnership,
         (iii) all membership interests or limited liability company interests in any limited liability company, and (iv) all equity or ownership interests in any Person of any other type.

                  "Common Stock" means the Common Stock, par value $.0005 per share, of the Issuer and any other Capital Stock into which such stock may hereafter be changed.

                  "Convertible Securities" means evidences of Indebtedness, shares of Capital Stock or other Securities which are or may be at any time convertible into or exchangeable for Additional Shares of Common Stock. The term "Convertible Security" means one of the Convertible Securities.

                  "Governmental Authority" means any governmental, regulatory or self-regulatory entity, department, body, official, authority, commission, board, agency or instrumentality, whether federal, state or local, and whether domestic or foreign.

                  "Holders" mean the Persons who shall from time to time own any Warrant. The term "Holder" means one of the Holders.

                  "Independent Appraiser" means a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Issuer) that is regularly engaged in the business of appraising the Capital Stock or assets of corporations or other entities as going concerns, and which is not affiliated with either the Issuer or the Holder of any Warrant.

                  "Issuer" means Medical Media Television, Inc., a Florida corporation, and its successors.

                  "Majority Holders" means at any time the Holders of Warrants exercisable for a majority of the shares of Warrant Stock issuable under the Warrants at the time outstanding.

                  "Original Issue Date" means July 26, 2006.

                  "OTC Bulletin Board" means the over-the-counter electronic bulletin board.

                  "Other Common" means any other Capital Stock of the Issuer of any class which shall be authorized at any time after the date of this Warrant (other than Common Stock) and which shall have the right to participate in the distribution of earnings and assets of the Issuer without limitation as to amount.

                  "Outstanding Common Stock" means, at any given time, the aggregate amount of outstanding shares of Common Stock, assuming full exercise, conversion or exchange (as applicable) of all options, warrants and other Securities which are convertible into or exercisable or exchangeable for, and any right to subscribe for, shares of Common Stock that are outstanding at such time.

                  "Person" means an individual, corporation, limited liability company, partnership, joint stock company, trust, unincorporated organization, joint venture, Governmental Authority or other entity of whatever nature.

                  "Per Share Market Value" means on any particular date (a) the closing bid price for a share of Common Stock in the over-the-counter market, as reported by the OTC Bulletin Board or in the National Quotation Bureau Incorporated or similar organization or agency succeeding to its functions of reporting prices) at the close of business on such date, or (b) if the Common Stock is not then reported by the OTC Bulletin Board or the National Quotation Bureau Incorporated (or similar organization or agency succeeding to its functions of reporting prices), then the average of the "Pink Sheet" quotes for the relevant conversion period, as determined in good faith by the holder, or (c) if the Common Stock is not then publicly traded the fair market value of a share of Common Stock as determined by the Board in good faith; provided, however, that the Majority Holders, after receipt of the determination by the Board, shall have the right to select, jointly with the Issuer, an Independent Appraiser, in which case, the fair market value shall be the determination by such Independent Appraiser; and provided, further that all determinations of the Per Share Market Value shall be appropriately adjusted for any stock dividends, stock splits or other similar transactions during such period. The determination of fair market value shall be based upon the fair market value of the Issuer determined on a going concern basis as between a willing buyer and a willing seller and taking into account all relevant factors determinative of value, and shall be final and binding on all parties. In determining the fair market value of any shares of Common Stock, no consideration shall be given to any restrictions on transfer of the Common Stock imposed by agreement or by federal or state securities laws, or to the existence or absence of, or any limitations on, voting rights.

                  "Securities" means any debt or equity securities of the Issuer, whether now or hereafter authorized, any instrument convertible into or exchangeable for Securities or a Security, and any option, warrant or other right to purchase or acquire any Security. "Security" means one of the Securities.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar federal statute then in effect.

                  "Subsidiary" means any corporation at least 50% of whose outstanding Voting Stock shall at the time be owned directly or indirectly by the Issuer or by one or more of its Subsidiaries, or by the Issuer and one or more of its Subsidiaries.

                  "Term" has the meaning specified in Section 1 hereof.

                  "Trading Day" means (a) a day on which the Common Stock is traded on the OTC Bulletin Board, or (b) if the Common Stock is not traded on the OTC Bulletin Board, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a) or (b) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Voting Stock" means, as applied to the Capital Stock of any corporation, Capital Stock of any class or classes (however designated) having ordinary voting power for the election of a majority of the members of the Board of Directors (or other governing body) of such corporation, other than Capital Stock having such power only by reason of the happening of a contingency.

                  "Warrants" means this Warrant, and any other warrants of like tenor issued in substitution or exchange for any thereof pursuant to the provisions of Section 2(c), 2(d) or 2(e) hereof or of any of such other Warrants.

                  "Warrant Price" initially means U.S. $0.75; as such Warrant Price may be adjusted from time to time as shall result from the adjustments specified in this Warrant, including Section 4 hereto.

                  "Warrant Share Number" means at any time the aggregate number of shares of Warrant Stock which may at such time be purchased upon exercise of this Warrant, after giving effect to all prior adjustments and increases to such number made or required to be made under the terms hereof.

                  "Warrant Stock" means Common Stock issuable upon exercise of any Warrant or Warrants or otherwise issuable pursuant to any Warrant or Warrants.

         10. Other Notices. In case at any time:

                           (A) the Issuer shall make any distributions to the holders of Common Stock; or

                           (B) the Issuer shall authorize the granting to all holders of its Common Stock of rights to subscribe for or purchase any shares of Capital Stock of any class or other rights; or

                           (C) there shall be any reclassification of the Capital Stock of the Issuer; or

                           (D) there shall be any capital reorganization by the Issuer; or

                           (E) there shall be any (i) consolidation or merger involving the Issuer or (ii) sale, transfer or other disposition of all or substantially all of the Issuer's property, assets or business (except a merger or other reorganization in which the Issuer shall be the surviving corporation and its shares of Capital Stock shall continue to be outstanding and unchanged and except a consolidation, merger, sale, transfer or other disposition involving a wholly-owned Subsidiary); or

                           (F) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Issuer or any partial liquidation of the Issuer or distribution to holders of Common Stock;

then, in each of such cases, the Issuer shall give written notice to the Holder of the date on which (i) the books of the Issuer shall close or a record shall be taken for such dividend, distribution or subscription rights or (ii) such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be, shall take place. Such notice also shall specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their certificates for Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding-up, as the case may be. Such notice shall be given at least twenty
(20) days prior to the record date or effective date for the event specified in such notice.

         11. Amendment and Waiver. Any term, covenant, agreement or condition in this Warrant may be amended, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by a written instrument or written instruments executed by the Issuer and the Majority Holders; provided, however, that no such amendment or waiver shall reduce the Warrant Share Number, increase the Warrant Price, shorten the period during which this Warrant may be exercised or modify any provision of this Section 11 without the consent of the Holder of this Warrant.

         12. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF FLORIDA, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

         13. Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., eastern time, on a Trading Day, (ii) the Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., eastern time, on any date and earlier than 11:59 p.m., eastern time, on such date, (iii) the Trading Day following the date of mailing, if sent by overnight delivery by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be with respect to the Holder of this Warrant or of Warrant Stock issued pursuant hereto, addressed to such Holder at its last known address or facsimile number appearing on the books of the Issuer maintained for such purposes, or with respect to the Issuer, addressed to:

                            Medical Media Television, Inc.
                            8406 Benjamin Road, Suite C
                            Tampa, Florida 33634
                            Attention: Philip M. Cohen, President and CEO Tel. No.: (813) 888-7330
                            Fax No.:  (813) 888-7375

Copies of notices to the Issuer shall be sent to Bush Ross Gardner Warren & Rudy, P.A., Attn: John N. Giordano, 220 S. Franklin Street, Tampa, FL 33601, Tel No. (813) 224-9255, Fax. No. (813) 224-9230. Copies of notices to the Holder shall be sent to William H. Quiros, 1112 League Line Rd., Conroe, Texas 77303, Tel No. (818) 284-0496, Fax No. (708) 575-7985. Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

         14. Warrant Agent. The Issuer may, by written notice to each Holder of this Warrant, appoint an agent having an office in Tampa, Florida for the purpose of issuing shares of Warrant Stock on the exercise of this Warrant pursuant to subsection (b) of Section 2 hereof, exchanging this Warrant pursuant to subsection (d) of Section 2 hereof or replacing this Warrant pursuant to subsection (d) of Section 3 hereof, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         15. Remedies. The Issuer stipulates that the remedies at law of the Holder of this Warrant in the event of any default or threatened default by the Issuer in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

         16. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors and assigns of the Issuer, the Holder hereof and (to the extent provided herein) the Holders of Warrant Stock issued pursuant hereto, and shall be enforceable by any such Holder or Holder of Warrant Stock.

         17. Modification and Severability. If, in any action before any court or agency legally empowered to enforce any provision contained herein, any provision hereof is found to be unenforceable, then such provision shall be deemed modified to the extent necessary to make it enforceable by such court or agency. If any such provision is not enforceable as set forth in the preceding sentence, the unenforceability of such provision shall not affect the other provisions of this Warrant, but this Warrant shall be construed as if such unenforceable provision had never been contained herein.

         18. Headings. The headings of the Sections of this Warrant are for convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

         IN WITNESS WHEREOF, the Issuer has executed this Warrant on the 26th day of July, 2006 with an effective date as of the day and year first above written.



                             MEDICAL MEDIA TELEVISION, INC.



                             By: /s/ Philip M. Cohen
                                 -----------------------------------------------
                                     Philip M. Cohen
                                     President and Chief Executive Officer

                                  EXERCISE FORM

                         MEDICAL MEDIA TELEVISION, INC.

The undersigned _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase _____ shares of Common Stock of Medical Media Television, Inc. covered by the within Warrant.

Dated:                              Signature
       -----------------                      ----------------------------------

                                    Address
                                              ----------------------------------
                                              ----------------------------------

Number of shares of Common Stock beneficially owned or deemed beneficially owned by the Holder on the date of Exercise: _________________________


                                   ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint _____________, attorney, to transfer the said Warrant on the books of the within named corporation.

Dated:                              Signature
       -----------------                      ----------------------------------

                                    Address
                                              ----------------------------------
                                              ----------------------------------


                               PARTIAL ASSIGNMENT

FOR VALUE RECEIVED, _________________ hereby sells, assigns and transfers unto __________________ the right to purchase _________ shares of Warrant Stock evidenced by the within Warrant together with all rights therein, and does irrevocably constitute and appoint ___________________, attorney, to transfer that part of the said Warrant on the books of the within named corporation.

Dated:                              Signature
       -----------------                      ----------------------------------

                                    Address
                                              ----------------------------------
                                              ----------------------------------


                           FOR USE BY THE ISSUER ONLY:

This Warrant No. W-___ canceled (or transferred or exchanged) this _____ day of ___________, _____, shares of Common Stock issued therefor in the name of
_______________, Warrant No. W-_____ issued for ____ shares of Common Stock in the name of _______________.

Exhibit 23.1 - Consent of Accountant

                         BAUMANN, RAYMONDO & COMPANY PA
                          CERTIFIED PUBLIC ACCOUNTANTS
                              405 NORTH REO STREET
                                    SUITE 200
                              TAMPA, FLORIDA 33609

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Re:   Medical Media Television, Inc.
      Form 10-QSB for period ended June 30, 2006

Gentlemen:

With respect to the subject Form 10QSB, we acknowledge our awareness of the use of our report dated August 21, 2006 related to our review of the interim financial information.

Very truly yours,

/s/Baumann, Raymondo & Company P A

Baumann, Raymondo & Company P A
Certified Public Accountants
Tampa, Florida
August 21, 2006

EXHIBIT 31.1
                            CERTIFICATION PURSUANT TO
                                 SECTION 302 OF
                         THE SARBANES-OXLEY ACT OF 2002

I, Philip M. Cohen, certify that:

(1) I have reviewed this quarterly report on Form 10-QSB of Medical Media Television, Inc.;

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4) The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

      (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

      (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

(5) The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

      (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

      (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

August 21, 2006                          /s/ Philip M. Cohen
                                         -------------------
                                         Philip M. Cohen
                                         President and Chief Executive Officer

EXHIBIT 31.2
                            CERTIFICATION PURSUANT TO
                                 SECTION 302 OF
                         THE SARBANES-OXLEY ACT OF 2002

 I, Donald R. Mastropietro, certify that:

(1) I have reviewed this quarterly report on Form 10-QSB of Medical Media Television, Inc.;

(2) Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3) Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4) The registrant's other certifying officer(s) and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

      (a) Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

      (b) Evaluated the effectiveness of the registrant's disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

      (c) Disclosed in this report any change in the registrant's internal control over financial reporting that occurred during the registrant's most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant's internal control over financial reporting; and

(5) The registrant's other certifying officer(s) and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

      (a) All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant's ability to record, process, summarize and report financial information; and

      (b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal control over financial reporting.

August 21, 2006                        /s/ Donald R. Mastropietro
                                       --------------------------
                                       Donald R. Mastropietro
                                       Sr. Vice President Finance and Chief
                                       Financial Officer
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EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the quarterly report of Medical Media Television, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2006, as filed with the Securities and Exchange Commission on August 21, 2006 (the "Report"), I, Philip M. Cohen, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Philip M. Cohen
Philip M. Cohen
Chief Executive Officer
August 21, 2006

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2
                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

            In connection with the quarterly report of Medical Media Television, Inc. (the "Company") on Form 10-QSB for the period ending June 30, 2006 as filed with the Securities and Exchange Commission on August 21, 2006 (the "Report"), I, Donald R. Mastropietro, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

            (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

            (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Donald R. Mastropietro
Donald R. Mastropietro
Chief Financial Officer
August 21, 2006

A signed original of this certification has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.